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2024

PROXY STATEMENT

Annual Meeting of Shareholders

May 7, 2024, at 10:00 a.m.
Eastern Daylight Time

Flywheel Digital
1801 Porter Street, Suite 300
Baltimore, MD 21230

A Letter from Omnicom’s Lead Independent Director

To My Fellow Shareholders:

It is a great honor to be writing my first letter to you as Omnicom’s Lead Independent Director, a role I assumed on January 1, 2024. I want to thank my predecessor and colleague on the Board, Len Coleman, for his tremendous leadership in the position over the past eight years, and for his continued support and guidance during our transition of responsibilities. As I reflect on Omnicom’s accomplishments throughout 2023, I am incredibly proud of our successful execution of strategic business priorities, our commitment to growing and supporting Omnicom’s best-in-class talent, and our Board’s continued growth as a diverse, skilled, and engaged group of directors.

In my new independent leadership position, I am committed to ongoing collaboration with my fellow Board members and Omnicom’s management team to realize our core objective of generating long-term value for our shareholders. Direct shareholder engagement and the feedback we receive from those engagements remain critical components of the process our Board and management undertake to achieve that objective, and I have enjoyed engaging and look forward to continuing to engage in constructive dialogue with shareholders in my new role. I also look forward to continuing our long-standing practice of actively obtaining feedback on key focus areas for the Board and management, including those discussed below, in the coming year.

Execution on Strategic Initiatives. Our leadership team delivered strong operational and financial performance in 2023, while navigating a complex economic environment, by continuing to expand our capabilities and drive areas of growth through investment. For example, on January 2, 2024, we closed the acquisition of Flywheel Digital, which significantly broadens our capabilities in e-commerce, retail media and high-growth digital areas, as we continue to deliver superior results for our clients and outpace our competition. In addition to executing key strategic acquisitions during the year, we established first-mover technology partnerships with leading generative artificial intelligence (AI) companies, such as Microsoft, Adobe, AWS, and Getty Images. We are also thoughtfully integrating AI into our market-leading technology platform, Omni, and leveraging AI to enhance user experiences as we build, expand, and improve our client offerings, all while carefully considering and evaluating the associated risks.

Ongoing Board Refreshment. We have evolved our Board in recent years through a deliberate and ongoing refreshment process, which incorporates fresh perspectives and prioritizes a mix of skills, experience, and diversity to provide effective oversight of the Company’s strategy. Seven of our 11 nominees this year are women, four are Black, and two are Hispanic/Latinx. Additionally, all independent Board leadership positions are currently held by gender or ethnically diverse directors. On January 1, 2024, Cassandra Santos joined our Board, bringing significant expertise in technology, cybersecurity, digital transformation, and AI to the Board and strengthening our collective skillset.

Promoting a Diverse, Equitable, and Inclusive Workplace. Talent remains a core differentiator for Omnicom, and we seek to cultivate a diverse workforce at all levels that drives creativity and innovation for our clients. We consistently ground our work in data-driven results, and in 2023 we saw meaningful progress against our five workforce Key Performance Indicators (KPIs). We also raised the bar for ourselves and for our industry by introducing two new goals to advance DE&I, aimed at expanding BIPOC representation across our workforce and increasing the number of women in leadership positions. In 2024, we are launching our OPEN 3.0 Initiative, which will further guide and strengthen our efforts to operationalize DE&I across our business. As part of this broader vision, Omnicom launched our first-ever Global Steering Committee to develop globally inclusive and culturally relevant strategies for our clients and communities. Additional information can be found in our second annual standalone DE&I report.

Advancing Environmental Sustainability and Responsible Practices. We continue to make significant progress against our environmental sustainability priorities, which are overseen by the Governance Committee. We recently set ambitious goals to reduce our Scope 1, 2, and 3 global emissions by 46.2% by 2030, which is aligned with our corporate strategy to consolidate offices and optimize the use and efficiency of our spaces. Our near-term emissions-reduction target was validated by the Science Based Targets initiative (SBTi) in early 2023. In addition, through our work as a founding member of Global Ad Net Zero, we play a leading role in efforts to reduce carbon emissions from advertising operations and find innovative ways to strengthen our sustainability initiatives. Our environmental sustainability initiatives and progress against key goals are reflected in our most recent Corporate Responsibility report.

On behalf of the full Board of Directors, thank you for your investment in Omnicom and consideration of the important matters set forth in our Proxy Statement. It was a successful 2023 for our Company, and I look forward to working with the Board and management this year in my new role, as Omnicom continues to provide world-class services to our clients and deliver value for our shareholders, people, and communities.

Mary C. Choksi

Lead Independent Director

2 2024 Proxy Statement

NOTICE OF 2024 ANNUAL MEETING OF
SHAREHOLDERS

Subject:

1.   Elect the directors named in the Proxy Statement accompanying this notice to Omnicom Group Inc.’s (the “Company,” “we,” “us” or “our”) Board of Directors (the “Board”) to serve until the Company’s 2025 Annual Meeting of Shareholders or until the election and qualification of their respective successors.

2.   Vote on an advisory resolution to approve executive compensation.

3.   Ratify the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2024.

The Board unanimously recommends that you vote:

■    FOR each of the director nominees;

■    FOR the advisory resolution to approve executive compensation; and

■    FOR the ratification of the appointment of KPMG LLP as our independent auditors.

Shareholders will also transact any other business that is properly presented at the meeting. At this time, we know of no other matters that will be presented.

In accordance with the rules promulgated by the U.S. Securities and Exchange Commission, we sent a Notice of Internet Availability of Proxy Materials on or about March 28, 2024, and provided access to our proxy materials on the Internet, beginning on March 28, 2024, to the holders of record and beneficial owners of shares of our common stock as of the close of business on the record date.

Please sign and return your proxy card or vote by telephone or Internet (instructions are on your proxy card), so that your shares will be represented at the 2024 Annual Meeting of Shareholders, whether or not you plan to attend. If you do attend, you will be asked to present valid photo identification, such as a driver’s license or passport, before being admitted. Cameras, recording devices and other electronic devices will not be permitted.

Additional information about the meeting is included below in the Proxy Statement in the section entitled “Information About Voting and the Meeting.”

Meeting Date: Tuesday, May 7, 2024 Time: 10:00 a.m. Eastern Daylight Time Place: Flywheel Digital 1801 Porter Street Suite 300 Baltimore, MD 21230 Record Date: March 18, 2024
Louis F. Januzzi Secretary New York, New York March 28, 2024
www.omnicomgroup.com	3

PROXY SUMMARY

This summary highlights selected information about the items to be voted on at the 2024 Annual Meeting of Shareholders (or “2024 Annual Meeting”). This summary does not contain all of the information that you should consider in deciding how to vote. You should read the entire Proxy Statement carefully before voting.

Meeting Agenda and Voting Recommendations

ITEM 1: Election of Directors

The Board recommends a vote FOR each of the director nominees.

■    We have conducted a comprehensive evaluation of director skill sets to enable each director’s unique qualifications and attributes to collectively support the oversight of Omnicom’s management.

■    Each of our directors is elected annually by a majority of votes cast.

■    10 of Omnicom’s 11 director nominees are independent, and each of the Audit, Compensation, Governance and Finance Committees is comprised solely of independent directors.

■    Diversity is a core value across our organization. A majority of our director nominees are women, four are Black and two are Hispanic/Latinx. The Audit, Compensation and Finance Committees are all Chaired by directors who are women, and the Chair of the Governance Committee is Black.

See page 13 for further information

DIRECTOR NOMINEES

Name and Age	Principal Occupation	Director Since	Omnicom Committees	Other Current Public Company Boards
Mary C. Choksi, (I), 73 Lead Independent Director	Former Founding Partner and Senior Managing Director, Strategic Investment Group	2011	A (Chair) C	■ White Mountains Insurance Group, Ltd.
Leonard S. Coleman, Jr. (I), 75	Former President, National League of Professional Baseball Clubs	1993	C G (Chair)	■ Hess Corporation
Mark D. Gerstein, (I), 64	Former Partner, Latham & Watkins LLP	2022	A F
Ronnie S. Hawkins, (I), 55	Partner, Global Infrastructure Partners	2018	C G
Deborah J. Kissire, (I), 66	Former Vice Chair and Regional Managing Partner, EY	2016	A F (Chair)	■ Cable One, Inc. ■ Axalta Coating Systems Ltd. ■ Celanese Corporation
Gracia C. Martore, (I), 72	Former President and Chief Executive Officer, TEGNA Inc.	2017	A C (Chair)	■ WestRock Company ■ United Rentals, Inc.
Patricia Salas Pineda, (I), 72	Former Group Vice President of Hispanic Business Strategy, Toyota Motor North America	2022	G F	■ Frontier Group Holdings, Inc. ■ Portland General Electric
Linda Johnson Rice, (I), 66	Chief Executive Officer, Johnson Publishing Company	2000	C G	■ Enova International, Inc.
Cassandra Santos, (I), 54	Former Chief Information Officer, Asurion	2024	F
Valerie M. Williams, (I), 67	Former Southwest Assurance Managing Partner, EY	2016	A F	■ Devon Energy Corporation ■ DTE Energy Co.
John D. Wren, 71	Chairman and Chief Executive Officer, Omnicom	1993
(I): Independent	A: Audit	C: Compensation	F: Finance	G: Governance
4 2024 Proxy Statement

PROXY SUMMARY

Board Nominees Snapshot

Independence	Gender Diversity

Committee Chair Diversity	Ethnic Diversity

New Director Refreshment
Experience and Skills
Our director nominees are accomplished leaders who bring a mix of experiences and skills to the Board.

Our Board has identified skill categories fundamental to its ability to effectively oversee Omnicom’s strategy and management, and undertakes a comprehensive evaluation so that these skills are well represented on the Board.

One new director joined the Board on January 1, 2024 as part of our continued refreshment process to bring fresh perspectives to the Board. Our new director also brings relevant technology, cybersecurity, digital transformation and AI expertise, which strengthens our Board’s ability to effectively oversee management’s execution against business strategy.

See pages 14 and 15 for further information.
www.omnicomgroup.com	5

PROXY SUMMARY

GOVERNANCE HIGHLIGHTS

The Board has adopted, and periodically reviews, policies and procedures to guide it in its oversight responsibilities. These policies and procedures provide a framework for the proper operation of our Company and align with shareholders’ interests.

Shareholder Rights	Independent Oversight	Good Governance

  Annual election of all directors

  Majority voting standard in uncontested elections

  Proxy access rights consistent with overwhelming market practice

  Right to call a special meeting of the Board with 10% ownership threshold

  Longstanding shareholder engagement program and history of responsiveness to shareholder feedback

  Engaged Lead Independent Director with clear and robust responsibilities, which were further expanded in 2023

  New Lead Independent Director appointed effective January 1, 2024

  All directors are independent except the Chairman, who also serves as CEO

  Executive sessions of our independent non-management directors are conducted on a regular basis

  All Board committees are comprised solely of independent directors

  Comprehensive oversight of strategy and risk, including oversight of environmental, social and governance (“ESG”) strategy and risk

  Annual Board and committee evaluations and skill set assessment

  Strong equity ownership requirement for executives and directors (3x to 6x base salary for executives; 5x annual cash retainer for directors)

  Robust processes for confidential and anonymous submission by employees of concerns regarding accounting or auditing matters, as well as potential violations of our Code of Business Conduct or Code of Ethics for Senior Financial Officers

  Direct and ongoing engagement with auditors, counsel and advisors

SHAREHOLDER ENGAGEMENT

Ongoing shareholder engagement is a priority for our Board and management team. In the fall of 2023, we reached out to shareholders holding 70% of our outstanding shares with an invitation to engage. We spoke to every shareholder that accepted our invitation, which represented an aggregate of 22% of our outstanding shares. As in prior years, our Lead Independent Director was an active participant in select shareholder meetings. Broad topics discussed included:

■    Company strategy and performance

■    Board composition, refreshment and leadership

■    Lead Independent Director succession process

■    Management succession planning

■    Executive compensation program

■    Diversity, Equity and Inclusion (“DE&I”) efforts across the organization

■    Environmental sustainability initiatives

■    Human capital management initiatives

■    Governance practices

6 2024 Proxy Statement

PROXY SUMMARY

We have made a number of changes in recent years in response to the feedback we have received from our ongoing shareholder engagement efforts, which management regularly reviews with the Board, including:

Topics discussed with shareholders	Board and management actions in response to feedback

Board Leadership – A large majority of our shareholders indicated they are supportive of the Board’s thoughtful approach to its leadership structure given our strong Lead Independent Director role, the critical nature of our Chairman’s relationships with clients and key management around the world in our professional services business, and the complex nature of our rapidly changing industry.

■    The role and responsibilities of our Lead Independent Director are robust and clearly defined, and the Board further strengthened the Lead Independent Director role in 2023 by enhancing existing responsibilities and codifying additional responsibilities.

■    Mr. Coleman stepped down from the Lead Independent Director role at the end of 2023, and the Board appointed Ms. Choksi as our new Lead Independent Director effective January 1, 2024.

■    Our Lead Independent Director is elected by the independent directors annually.

■    The Board continues to evaluate its leadership structure on an ongoing basis to enable its structure to be in the best interest of shareholders.

Board Refreshment – Shareholders are pleased with the level of progress we have shown to meaningfully refresh and further diversify our Board.

■    The Board has implemented a thoughtful approach to ongoing refreshment, bringing fresh perspectives and relevant skill sets to the Board.

■    Seven of our 10 independent director nominees have been appointed since 2016, including one appointed effective January 1, 2024 and two appointed in 2022.

■    The Board anticipates continued Board refreshment on an ongoing basis.

Director Skill Sets – Shareholders support the diverse aggregation of skills represented by the members of our Board and appreciate the deliberate director skill set analysis undertaken by the Board to inform the director recruitment process.

■    The Board continues its search for qualified director candidates, with periodic assistance from a third-party search firm.

■    The current mix of director skills provides effective oversight of management, with those skill categories aligning with the Company’s top priorities and critical areas of oversight that shareholders expect to see represented on the Board, namely Technology, Talent Management, Finance & Accounting, and Risk Management & Controls being highly represented.

■    The appointment of Cassandra Santos, effective January 1, 2024, brings fresh perspectives and complementary skills to the Board’s overall mix, including the highest level of technology, cybersecurity, digital transformation and AI expertise.

■    The Board periodically conducts a deliberate director skill set analysis and identifies certain director skill categories that it intends to prioritize with respect to prospective director candidates, taking into account input received from shareholders.

www.omnicomgroup.com	7

PROXY SUMMARY

Topics discussed with shareholders	Board and management actions in response to feedback

Executive Compensation – Shareholder response to our executive compensation program, which aims to achieve optimal pay and performance alignment and motivate executives in key focus areas, has been overwhelmingly positive.

■    The Compensation Committee weighs (i) internal Omnicom performance metrics at 40%, (ii) peer metrics at 40% and (iii) qualitative metrics at 20% to achieve alignment between Company performance and pay outcomes. The Compensation Committee realigned qualitative factors to align with our strategic priorities as a business, including adding factors that focus on human capital management and employee training initiatives and removing the COVID-19 response related measures. These actions took into account feedback received during our shareholder outreach process.

DE&I and Corporate Responsibility – Shareholders appreciate the importance we place on DE&I and corporate responsibility, including steps taken to move towards achieving systemic equity throughout Omnicom, and enhancements made to our diversity and corporate responsibility disclosures.

■    We provided diversity disclosures for our U.S. workforce in 2023, publishing our second annual standalone DE&I Report, and plan to continue providing relevant disclosure going forward.

■    We are progressing against key performance indicators (KPIs) measuring advancement under OPEN 2.0, a plan comprised of eight Action Items that builds on the DE&I progress that we have made thus far to achieve our ultimate goal: systemic equity throughout Omnicom.

■    We publish our Equal Employment Opportunity Employer Information Report (“EEO-1 Report”) on our website, and plan to continue providing relevant disclosure going forward.

■    We incorporated reporting informed by the Sustainability Accounting Standards Board’s guidance for the Advertising and Marketing industry into our reporting efforts in 2023, and plan to continue providing relevant disclosure on our reporting efforts going forward.

■    After committing to establish goals using the Science Based Targets Initiative (SBTi) methodology in 2021, Omnicom’s near-term Scope 1, 2 and 3 emissions reduction target was validated by the SBTi in 2023, which reviews participating companies on their emissions goals and evaluates whether they are in line with the goals of the Paris Agreement (as interpreted by the particular SBTi methodology).

■    Omnicom does not make political contributions at the holding company level, and we disclosed that Omnicom and its agencies made no U.S. political contributions in 2021, 2022, and 2023.

■    We annually disclose payments to U.S. trade associations that received more than $50,000 in Omnicom dues or contributions, and the amount of such dues or contributions that those trade associations used for lobbying or political activity payments.

8 2024 Proxy Statement

PROXY SUMMARY

We appreciate the insights and perspectives of our shareholders, which were discussed among the full Board.

ITEM 2: Advisory Resolution to Approve Executive Compensation

The Board recommends a vote FOR this voting item.

■    We closely tie pay to current and long-term Company performance;

■    We maintain a high degree of variable “at-risk” compensation;

■    We establish challenging quantitative performance metrics that align with our business strategy, which determine 80% of our 2023 Annual Incentive Award;

■    We determine 20% of our 2023 Annual Incentive Award by assessing certain qualitative performance metrics, including DE&I, environmental sustainability, human capital management and employee training initiatives, and corporate responsibility and integrity; and

■    We sustain competitive compensation levels.

See page 42 for further information

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PROXY SUMMARY

EXECUTIVE COMPENSATION HIGHLIGHTS

2023 Performance Overview and Highlights

Omnicom finished 2023 on a strong note. Our full year revenue was $14,692.2 million, with organic growth of 4.1%; operating income was $2,104.7 million and adjusted operating income was $2,231.9 million; operating margin was 14.3% and adjusted operating margin was 15.2%; and diluted EPS was $6.91 and adjusted diluted EPS was $7.41. We generated approximately $1.4 billion in net cash provided by operating activities, an increase of 53.4% compared to the full year 2022, and approximately $1.9 billion in free cash flow, an increase of 6.5% compared to the full year 2022. We returned $1.1 billion to shareholders through dividends and share repurchases and ended the year with $4.4 billion in cash and cash equivalents. See Annex A for the definitions of adjusted operating income, adjusted operating margin, adjusted diluted EPS and free cash flow, which are non-GAAP measures, and a reconciliation of each non-GAAP measure to the most directly comparable GAAP measure. Our return on equity was 40.5% in 2023, while our return on invested capital was 25.8%. As we move into 2024, Omnicom’s liquidity and balance sheet remain strong and continue to support our primary uses of cash — dividends, acquisitions and share repurchases. Throughout the year, we continued to invest in areas that will shape the future of our industry through acquisitions and internal investments and partnerships.

In determining the Annual Incentive Award for performance in 2023, the Compensation Committee considered Company (i.e., internal) financial performance (weighted at 40%), our performance as compared with the performance of our peer group (weighted at 40%) and certain qualitative metrics (weighted at 20%) in order to increase alignment between Company performance and pay outcome. In assessing qualitative metrics, the Compensation Committee’s intent is to promote accountability for progress on our DE&I initiatives, environmental sustainability, human capital management and employee training initiatives, and corporate responsibility and integrity.

The chart below outlines the metrics used in determining our Annual Incentive Award for 2023, which were the same as those metrics to determine the 2022 Annual Incentive Award, with the exception of the removal of the response to COVID-19 challenges from the qualitative performance metric. The program is discussed in greater detail below in the section entitled “Calculation of Annual Incentive Award” on page 57.

Metrics to calculate 2023 Annual Incentive Award

40% Peer Metrics (performance vs. peers):

■    Return on equity, organic growth, adjusted operating margin, organic growth plus adjusted operating margin

40% Performance Metrics (performance vs. internal OMC targets):

■    Adjusted diluted EPS growth, adjusted EBITA margin, organic growth

20% Qualitative Metrics:

■    DE&I; environmental sustainability; human capital management and employee training; and corporate responsibility and integrity

10 2024 Proxy Statement

PROXY SUMMARY

Compensation Best Practices

  Emphasis on performance-based compensation

  Executive and director stock ownership guidelines (6x base salary for Chairman and CEO and for President and COO; 3x base salary for CFO; 5x annual cash retainer for directors)

  Policy adopting equity grant best practices

  New compensation recovery (i.e., clawback) policy in compliance with U.S. Securities and Exchange Commission (“SEC”) and New York Stock Exchange (“NYSE”) rules

  Policy prohibiting hedging of Company equity securities

  Policy prohibiting pledging and margin transactions

ITEM 3: Ratify the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2024

The Board recommends a vote FOR this voting item.	See page 77 for further information

www.omnicomgroup.com	11

12 2024 Proxy Statement

PROXY STATEMENT

ITEM 1 — ELECTION OF DIRECTORS

Omnicom Board of Directors

The Board of Directors (the “Board”) of Omnicom Group Inc., a New York corporation (“Omnicom,” the “Company,” “we,” “us” or “our”), currently consists of 11 directors: 10 independent directors and John D. Wren, our Chairman and Chief Executive Officer. Each director stands for election annually and is elected by a majority of votes cast (in an uncontested election). Our Board values the views of our investors regarding board composition and, in response to investor input, has made board refreshment a priority.

■    Our Board succession planning process has resulted in seven of our 10 independent director nominees joining the Board since 2016, bringing important and complementary skills to the Board’s overall composition.

   Cassandra Santos, the former Chief Information Officer at Asurion, joined our Board and Finance Committee on January 1, 2024.

   Patricia Salas Pineda, the former Group Vice President of Hispanic Business Strategy for Toyota Motor North America, Inc., joined our Board and Governance Committee in February 2022 and was appointed to the Finance Committee in May 2023.

   Mark D. Gerstein, a former Partner at Latham & Watkins LLP, joined our Board and Finance Committee in May 2022 and was appointed to the Audit Committee in May 2023.

   Four additional independent directors have joined our Board since 2016, reflecting robust Board refreshment and contributing new director skills and perspectives to our Board.

■    The Board anticipates appointing additional independent directors on an ongoing basis.

As we continue our ongoing Board refreshment, we remain focused on ensuring a smooth transition and onboarding process for new directors.

DIRECTOR TENURE

A balanced mix of fresh perspectives and institutional knowledge enables strong Board oversight of management. The 2024 director tenure chart below illustrates this balance and reflects the meaningful board refreshment that has been underway over the last several years.

Current Tenure of 2024 Nominees

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ITEM 1 — ELECTION OF DIRECTORS

QUALIFICATIONS OF THE MEMBERS OF THE BOARD

In determining the nominees for the Board, our Governance Committee considers the criteria outlined in our Corporate Governance Guidelines, including a nominee’s independence, his or her background, skills and experience in relation to other members of the Board, and his or her ability to commit the time and focus required to discharge Board duties. In addition, our Governance Committee considers the composition of the Board as a whole and diversity in its broadest sense, including diversity of gender, race/ethnicity, viewpoints, ages, and professional and life experiences. The Governance Committee considers a broad spectrum of skills and experience to promote a strong and effective Board and nominees are neither chosen nor excluded solely or largely based on any one factor.

Our Board seeks to align our directors’ collective expertise with those areas most important to strong oversight of management at Omnicom. Accordingly, we periodically evaluate Board composition to help inform Board succession planning efforts, maintain close alignment between Board skills and Omnicom’s long-term strategy, and promote Board effectiveness. We have implemented a rigorous skills analysis for each of our directors and have found that those skill categories with the highest aggregate level of director experience, namely Technology, Talent Management, Finance & Accounting, and Risk Management & Controls, align with the areas most critical to Board oversight at Omnicom. The chart below outlines the skill and experience categories our Board periodically evaluates, as well as the importance of each category to overall Board effectiveness.

Strategic Planning

Our Board’s ability to effectively review and assess the long-term strategic priorities developed by management, as well as management’s execution against those priorities, is fundamental to our capacity to grow, innovate and create shareholder value.

Finance & Accounting

Financial and accounting expertise is essential to promoting the integrity of our internal controls, critically evaluating our performance, and providing insight and counsel with respect to our financial reporting, capital structure and approach to capital allocation.

Industry Experience

Directors with experience relevant to our industry are well-suited to help guide the Company in key areas of our business such as advertising, customer relationship management, media buying, public relations and healthcare, and to assess growth opportunities, whether organic or through acquisitions.

Risk Management & Controls

Robust risk management is a foundational component of strong Board oversight, and we believe that the Board must include directors who possess a sophisticated ability to understand, measure and mitigate risk.

Talent Management

Our ability to attract and retain the most talented professionals is fundamental to the success of a professional services business such as ours, and the Board’s oversight function is particularly critical with respect to succession planning for our senior leadership team, and human capital management and DE&I.

Technology

Technological experience enables our directors to provide important insight regarding cybersecurity, data privacy and other matters related to our information security and technology systems, as we navigate a time of rapid technological advancement industry wide.

CEO Experience

We believe that experience serving as a CEO enables directors to contribute deep insight into business strategy and operations, positioning the Board to serve as a valuable thought leader and challenge key assumptions while overseeing management.

Legal / Regulatory

Our Board must be able to effectively evaluate Omnicom’s legal risks and obligations, as well as the complex, multinational regulatory environments in which our businesses operate, to help protect Omnicom’s reputational integrity and promote long-term success.

International Business

Because of Omnicom’s global scale, it is key for our directors to bring experience in international markets and business operations, so that our Board is well-positioned to oversee global strategies and evaluate opportunities for growth outside of the U.S.

Public Company Board Experience	Through their experience serving on the boards of other large publicly traded companies, directors bring a valuable understanding of board functions and effective independent oversight.
14 2024 Proxy Statement

ITEM 1 — ELECTION OF DIRECTORS

In addition to possessing the skills discussed above, each of our directors must also demonstrate sound judgment, integrity of thought, ethical behavior, critical insight into Omnicom’s businesses, the ability to ask challenging questions of management, and a healthy respect for their fellow Board members.

2024 DIRECTOR NOMINEES: 11 TOTAL

Independence: 10 of our director nominees are independent 91% Director Independence	Diversity: seven of our director nominees are women, four are Black and two are Hispanic/Latinx 82% Women & Diverse Directors
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ITEM 1 — ELECTION OF DIRECTORS

2024 DIRECTOR NOMINEES

The current 11 members of the Board have been nominated to continue to serve as directors for another year. All of the director nominees have been recommended for election to the Board by our Governance Committee and approved and nominated for election by the Board. We periodically engage a third-party search firm to assist with the evaluation of director candidates.

The Board has no reason to believe that any of the nominees would be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, the Board may, prior to the meeting, select a substitute nominee or undertake to locate another director after the meeting. If you have submitted a proxy and a substitute nominee is selected, your shares will be voted for the substitute nominee.

The Board UNANIMOUSLY recommends that shareholders vote FOR all nominees.
John D. Wren Age 71 Director since 1993

PROFESSIONAL EXPERIENCE:

Mr. Wren is Chairman and Chief Executive Officer of Omnicom. He was named Chief Executive Officer in 1997 and elected Chairman in 2018. Mr. Wren also served as President of Omnicom for twenty-two years, having been appointed to that role in 1996. Under his direction, Omnicom has become a premier global provider of marketing communications services and has achieved status as a world-class company with one of the best corporate and divisional management leadership teams in our industry. Mr. Wren was part of the team that created Omnicom in 1986, and was appointed Chief Executive Officer of Omnicom’s DAS Group of Companies division in 1990.

KEY SKILLS AND QUALIFICATIONS:

Through the positions he has held at Omnicom and its networks, Mr. Wren possesses a combination of broad strategic vision and extensive industry knowledge that is fundamental to the Board’s oversight role and uniquely positions him to serve as Chairman. Mr. Wren’s comprehension of Omnicom, its businesses, its clients and its people is invaluable to the Board’s mix of skills and enables him to provide critical insights to the Board. Mr. Wren has designed and implemented a significant organizational realignment of Omnicom’s businesses and management, and his leadership in the boardroom greatly enhances the Board’s ability to oversee the development of strategy and guide Omnicom’s future success in an industry that is experiencing rapid change, disruption and market-wide technological advancements. As the former Chief Executive Officer of Omnicom’s DAS Group of Companies division, Mr. Wren has tremendous advertising, marketing and corporate communications experience. Under his leadership, the DAS Group of Companies grew to become Omnicom’s largest operating group, comprised of companies in a wide array of communication disciplines ranging from public relations to branding. Mr. Wren’s deep understanding of our industry gained through his extensive experience, long-term relationships he has developed with key clients, and his relationships with key management around the world contribute to robust Board discussions on a variety of topics central to Omnicom’s success, including identifying competitive advantages, retaining top talent and navigating relationships with our most important clients. Mr. Wren is also a member of the International Business Council of the World Economic Forum, and as such, he has direct exposure to the dynamic issues facing a myriad of international companies. This exposure is a valuable asset to Omnicom and enhances the Board’s ability to judiciously oversee management of Omnicom’s own complex global businesses.

16 2024 Proxy Statement

ITEM 1 — ELECTION OF DIRECTORS

Mary C. Choksi Age 73 Director since 2011 Lead Independent Director, Chair of the Audit Committee and Member of the Compensation Committee

PROFESSIONAL EXPERIENCE:

From 1987 to 2017, Ms. Choksi was a founding partner and Senior Managing Director of Strategic Investment Group, an investment management enterprise that designs and implements global investment strategies for large institutional and individual investors. In addition, Ms. Choksi is a Trustee of a number of funds in the Franklin Templeton Funds family. Ms. Choksi was also a founder and, until May 2011, a Managing Director of Emerging Markets Management LLC, which manages portfolios of emerging market equity securities, primarily for institutional investors. Prior to 1987, Ms. Choksi worked in the Pension Investment Division of the World Bank.

OTHER PUBLIC COMPANY BOARDS:

Ms. Choksi is a director and Chair of the Finance Committee of White Mountains Insurance Group, Ltd., a company whose principal businesses are conducted through its insurance subsidiaries and other affiliates. Ms. Choksi also served as a director of Avis Budget Group during the last five years.

KEY SKILLS AND QUALIFICATIONS:

With her extensive investment management experience, Ms. Choksi brings to the Board a sophisticated comprehension of the financial matters inherent to running a global business enterprise. It is central to Omnicom’s growth and successful financial performance that the Board’s knowledge base includes Ms. Choksi’s understanding of the utilization of assets to generate growth. Ms. Choksi was a founding partner and Senior Managing Director of the investment management enterprise Strategic Investment Group and a founder, and, until May 2011, a Managing Director of Emerging Markets Management, which manages portfolios of emerging markets securities, primarily for institutional investors. As such, Ms. Choksi has the highest level of experience managing assets, evaluating investment risk, developing investment strategies and determining the optimal use of corporate assets. Ms. Choksi also has considerable experience as a member of the board, and finance and audit committees of other public companies. The breadth of Ms. Choksi’s professional experience and her extensive board experience are valuable components of our overall mix of director skills. Together with Ms. Choksi’s Omnicom board tenure and Audit Committee leadership, this experience significantly contributes to her Lead Independent Director role and enhances Omnicom’s shareholder engagement initiative in which Ms. Choksi directly participates. In addition, Ms. Choksi’s career includes 10 years of experience at the World Bank, primarily working in the Bank’s development arm focusing on projects in South and Southeast Asia. Through this role, Ms. Choksi acquired a keen appreciation of the many challenges facing a multinational institution as it navigates foreign markets and hones its global investment strategies. Collectively, Ms. Choksi’s experience and learning also greatly enhance the function of Omnicom’s Audit Committee on which Ms. Choksi serves as Chair.

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ITEM 1 — ELECTION OF DIRECTORS

Leonard S. Coleman, Jr. Age 75 Director since 1993 Chair of the Governance Committee and Member of the Compensation Committee

PROFESSIONAL EXPERIENCE:

Mr. Coleman was Senior Advisor, Major League Baseball, from 1999 through 2005. Previously, he was Chairman of Arena Co., a subsidiary of Yankees/Nets, until September 2002. Before that, he was President of The National League of Professional Baseball Clubs from 1994 to 1999, having previously served since 1992 as Executive Director, Market Development of Major League Baseball. Additionally, Mr. Coleman was previously a municipal finance banker for Kidder, Peabody & Company. Prior to joining Kidder, Mr. Coleman served as Commissioner of both the New Jersey Department of Community Affairs and Department of Energy, and Chairman of the Hackensack Meadowlands Development Commission and the New Jersey Housing and Mortgage Finance Agency. Mr. Coleman was also the Vice Chairman of the State Commission on Ethical Standards and a member of the Economic Development Authority, Urban Enterprise Zone Authority, Urban Development Authority, State Planning Commission and New Jersey Public Television Commission. He has also served as President of the Greater Newark Urban Coalition and worked in a management consulting capacity throughout Africa.

OTHER PUBLIC COMPANY BOARDS:

Mr. Coleman is a director and member of the Corporate Governance and Nominating and Environmental Health and Safety Committees of Hess Corporation, an energy company engaged in the exploration and production of crude oil and natural gas. Mr. Coleman also served as a director of Electronic Arts Inc., Santander Consumer USA Holdings Inc. and Avis Budget Group during the last five years.

KEY SKILLS AND QUALIFICATIONS:

Mr. Coleman brings a diverse array of senior-level business experience to the Board, enhancing the effectiveness of its independent oversight of management. The experience acquired throughout Mr. Coleman’s career includes more than a decade of senior management experience in Major League Baseball, including as President of the National League. Mr. Coleman’s qualifications also include service on the boards of several large public companies, providing him with a sophisticated understanding of the operational and financial aspects of businesses, both domestic and international. The breadth of Mr. Coleman’s leadership experience, coupled with his extensive public company board experience, provides him with the skills and judgment that make him an effective Chair of the Governance Committee. Further, Mr. Coleman has extensive government and finance experience, having served as Commissioner of the New Jersey Department of Community Affairs where his responsibilities included overseeing all local and county budgets. As Commissioner of New Jersey’s Department of Energy, he developed the energy policy for the state. In addition, Mr. Coleman was Chairman of the Hackensack Meadowlands Development Commission developing zoning regulations for the area and also lived overseas for several years serving as a management consultant. Collectively, these roles have imbued Mr. Coleman with a keen sense of managing risks in a variety of capacities and sectors, which is a critical skill for service as a director.

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Mark D. Gerstein Age 64 Director since 2022 Member of the Audit and Finance Committees

PROFESSIONAL EXPERIENCE:

Mr. Gerstein served as a partner at Latham & Watkins LLP from 1996 until December 31, 2022, holding leadership positions, including global chair of the Mergers & Acquisitions group, where he helped build the Latham & Watkins M&A Practice into a U.S. and global leader for public company transactions. He has counselled the directors and officers of Fortune 500 companies and other public companies on corporate governance (including ESG matters), investor relations, crises management, domestic and cross-border mergers and acquisitions, and other strategic and capital markets matters. From 1984 to 1996, Mr. Gerstein was a corporate partner at Katten Muchin Rosenman, an AmLaw 100 law firm, advising directors and owners of private and public companies on a variety of corporate matters. Since April 2023, Mr. Gerstein has served as a Senior Advisor to PJT Partners, a global, advisory-focused, investment bank. In addition, Mr. Gerstein was Chair and is currently a Board member of Youth Guidance, which works with children in urban public schools in Chicago and nationally. Mr. Gerstein also serves as Co-Chair of the University of Michigan’s Dean’s Advisory Council at the School of Literature, Science and the Arts.

KEY SKILLS AND QUALIFICATIONS:

Having served as a partner in the Mergers & Acquisitions group at Latham & Watkins, a leading global law firm, from 1996 until 2022, Mr. Gerstein brings the highest level of legal expertise and judgment to the Board. Mr. Gerstein possesses a deep understanding of the intricacies of corporate law and a tremendous knowledge of corporate governance best practices, both of which are key components of the Board’s overall mix of skill sets. Through his many years of experience advising public companies on a wide array of domestic and cross-border mergers and acquisitions, Mr. Gerstein has developed a formidable ability to support and oversee management’s execution on transactional opportunities for driving strategic growth. While serving more than a decade as a global Chair of Latham’s M&A practice, Mr. Gerstein played a key role in building the firm’s M&A practice into a U.S. and global leader, evidencing the value of his contribution to the Board’s collective oversight of management’s strategies for amplifying Omnicom’s business. In his role as a senior law firm partner, Mr. Gerstein has provided critical guidance to many company boards regarding crisis management situations, an important facet of the Board’s aggregation of skills. Mr. Gerstein also has extensive experience advising clients on investor relations and engagement, including on capital allocation and ESG matters, which contributes significantly to the Board’s support and oversight of management’s robust shareholder engagement efforts. With these many years of experience counselling the directors and officers of Fortune 500 companies and other public companies on a broad spectrum of legal and regulatory matters, Mr. Gerstein also possesses a sophisticated ability to gauge the legal and regulatory risks navigated by senior leadership of public companies such as Omnicom. Mr. Gerstein’s extensive mergers and acquisitions and capital allocation experience is not only a tremendous asset for the Board, but is also particularly valuable to his service as a member of the Company’s Finance Committee.

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ITEM 1 — ELECTION OF DIRECTORS

Ronnie S. Hawkins Age 55 Director since 2018 Member of the Compensation and Governance Committees

PROFESSIONAL EXPERIENCE:

Mr. Hawkins is a Partner of Global Infrastructure Partners, and has been with such company since April 2018. Global Infrastructure Partners is an infrastructure-focused private equity firm with over $100 billion of assets under management. In this role, Mr. Hawkins focuses on international investments. Until April 2018, Mr. Hawkins was a Managing Director, Head of International Investments and member of the Investment Committee of EIG Global Energy Partners, which he joined in 2014. From 2009 to 2013, Mr. Hawkins was an Executive Vice President of General Electric where he led GE Energy’s Global Business Development activities and served as Chair of the GE Energy Investment Committee. Prior to that, Mr. Hawkins spent 19 years as a senior member of the investment banking departments at Citigroup and Credit Suisse, completing corporate advisory assignments in over 50 countries, including mergers, acquisitions, divestitures and restructurings. Mr. Hawkins has also led numerous corporate financings for large companies including equity, debt and structured financings.

KEY SKILLS AND QUALIFICATIONS:

Mr. Hawkins has extensive strategic planning and corporate advisory experience developed over many years as an investment banker, corporate executive and most recently as a Partner of Global Infrastructure Partners. With a focus on investments outside of the U.S., Mr. Hawkins possesses an in-depth understanding of the complex regulations governing international business operations and contributes the highest level of international experience to the Board’s mix of skill sets. Mr. Hawkins also served as a senior executive at General Electric for several years where he managed acquisitions, divestitures and joint ventures while leading GE Energy’s Global Business Development activities. Having structured and overseen a great number of business transactions encompassing varied and complex business strategies, Mr. Hawkins has honed an acute understanding of strategic planning, business operations and the role of management. This background and knowledge serves as a key component of the Board’s effective oversight of Omnicom and its management. Having held several senior positions at Citigroup and Credit Suisse leading corporate financings and advising public companies on large transactions, Mr. Hawkins brings valuable investment banking expertise to the Board. Through his considerable experience advising corporate clients, Mr. Hawkins has developed an expert knowledge of corporate compliance best practices which is additive to his service on the Governance Committee and strengthens its oversight of related risks. The experience gained through advising clients on mergers, acquisitions and other strategic corporate transactions provides Mr. Hawkins with a sophisticated ability to evaluate businesses and discern opportunities for growth that greatly enhances the collective skills of the Board.

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ITEM 1 — ELECTION OF DIRECTORS

Deborah J. Kissire Age 66 Director since 2016 Chair of the Finance Committee and Member of the Audit Committee

PROFESSIONAL EXPERIENCE:

Ms. Kissire held multiple senior leadership positions at EY during her career from 1979 to 2015, serving most recently as Vice Chair and Regional Managing Partner, member of the Americas Executive Board and member of the Global Practice Group. Other positions held include the U.S. Vice Chair of Sales and Business Development and National Director of Retail and Consumer Products Tax Services. Throughout her career at EY, Ms. Kissire’s leadership skills and vision were leveraged for strategic firm initiatives and programs.

OTHER PUBLIC COMPANY BOARDS:

Ms. Kissire is a director and Chair of the Audit Committee of Cable One, Inc., a company that provides customers with cable television, high-speed Internet and telephone services, and a director, Chair of the Nominating and Corporate Governance Committee and member of the Compensation Committee of Axalta Coating Systems Ltd., a manufacturer of liquid and powder coatings. Ms. Kissire also serves as a director, Chair of the Audit Committee and member of the Environmental, Health, Safety, Quality and Public Policy Committee of Celanese Corporation, a global chemical and specialty materials company that engineers and manufactures a wide variety of products.

KEY SKILLS AND QUALIFICATIONS:

Ms. Kissire brings several key skills to the Board’s overall mix of knowledge and experience. Throughout a career of 36 years at EY, an internationally recognized accounting firm, Ms. Kissire distinguished herself in a variety of roles. She gained extensive experience serving in senior positions at EY and developed a sophisticated ability to gauge risk in financial, accounting and tax matters. Under Ms. Kissire’s leadership, the size of EY’s Mid-Atlantic practice more than doubled. Through her experience and leadership capabilities, Ms. Kissire has proven herself to possess not only an in-depth understanding of the global financial and taxation regulations facing a business such as Omnicom, but also a keen understanding of how to effectively grow a complex business. Ms. Kissire’s strategic vision and significant financial expertise are a tremendous asset to Omnicom’s Finance Committee, of which she is the Chair. Among her leadership roles at EY, Ms. Kissire served as an executive advisor for the firm’s offering in Cyber Economic Security, giving her a unique perspective on digital vulnerabilities and methods of preventing and mitigating cyber-attacks. Taken together, these skills comprise an important component of the Board’s aggregation of skill sets and make Ms. Kissire an extremely effective member of the Board and Audit Committee and Chair of the Finance Committee. Further, Ms. Kissire also serves as a director of other public company boards, including serving as Chair of audit and nominating and corporate governance committees.

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ITEM 1 — ELECTION OF DIRECTORS

Gracia C. Martore Age 72 Director since 2017 Chair of the Compensation Committee and Member of the Audit Committee

PROFESSIONAL EXPERIENCE:

Ms. Martore is the former President and Chief Executive Officer of TEGNA Inc., one of the nation’s largest local media companies formerly known as Gannett Co., Inc., a position she held from October 2011 to June 2017. Ms. Martore held various leadership roles over her 32-year career at TEGNA, including as President and Chief Operating Officer from 2010 to 2011, Executive Vice President and Chief Financial Officer from 2005 to 2010 and Senior Vice President and Chief Financial Officer from 2003 to 2005. Prior to TEGNA, Ms. Martore worked for 12 years in the banking industry. Ms. Martore is also a member of the board of directors of FM Global and is Chair of The Associated Press.

OTHER PUBLIC COMPANY BOARDS:

Ms. Martore is a director and member of the Audit and Finance Committees of WestRock Company, a multinational provider of paper and packaging solutions for the consumer and corrugated packaging markets, and a director, Chair of the Compensation Committee and member of the Audit Committee of United Rentals, Inc., the world’s largest equipment rental company.

KEY SKILLS AND QUALIFICATIONS:

Having served as President and Chief Executive Officer of TEGNA, Ms. Martore brings strong leadership skills, broad strategic vision, financial expertise and proven business acumen to the Board. Ms. Martore’s successful navigation of TEGNA’s strategy through a period of significant technological disruption within its industry strengthens the collective oversight function of the Board as it assesses risk and evaluates strategies regarding technological advances implemented by our agencies. Under her leadership, TEGNA doubled its broadcast portfolio and acquired full ownership of Cars.com. Ms. Martore’s experience running TEGNA adds to the Board the highest level of industry experience and a keen understanding of the media buying perspective, which is a crucial component of Omnicom’s businesses. Ms. Martore also led the separation of TEGNA into two separate publicly traded companies. The strategic vision evidenced by Ms. Martore’s successes in transforming TEGNA and generating value for shareholders is a critical skill for the Board’s overall mix of skill sets. Prior to serving as President and Chief Executive Officer, Ms. Martore served in a variety of leadership roles at TEGNA, including Treasurer, Executive Vice President, Chief Operating Officer and Chief Financial Officer. Ms. Martore’s experience in these varied roles brings significant operational, financial, accounting, and risk management skills to the Board that are directly leveraged through her service as Chair of the Compensation Committee and a member of the Audit Committee. In addition, Ms. Martore’s extensive business and financial expertise enhance the Board’s overall ability to guide business development strategy and oversee management of financial and operational matters. Ms. Martore’s leadership positions at TEGNA, coupled with her service as Chair and member of other public company compensation committees, contributes significantly to her role as Chair of Omnicom’s Compensation Committee and better enables the Board to perform its function of overseeing executive compensation and retention. Ms. Martore also brings to the Board considerable experience serving on the boards and committees of other public companies.

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Patricia Salas Pineda Age 72 Director since 2022 Member of the Governance and Finance Committees

PROFESSIONAL EXPERIENCE:

Ms. Pineda served as Group Vice President of Hispanic Business Strategy for Toyota Motor North America, Inc. from 2013 to October 2016. Prior to that, Ms. Pineda was Group Vice President of National Philanthropy for nine years. During her time at Toyota Motor North America, which she joined in 2004, Ms. Pineda also served as General Counsel and Group Vice President of Administration, Corporate Advertising, Corporate Communications and Diversity. Before that, Ms. Pineda was General Counsel, Vice President of Human Resources, Government and Environmental Affairs, and Corporate Secretary of New United Motor Manufacturing, Inc., where she had worked since 1984. Ms. Pineda is also currently a member of the board of directors of the Latino Corporate Directors Association and a member of the Board of Trustees of Earthjustice.

OTHER PUBLIC COMPANY BOARDS:

Ms. Pineda is a director and member of the Compensation and Nominating and Governance Committees of Frontier Group Holdings, Inc., the parent company of Frontier Airlines, and a director and member of the Compensation, Culture and Talent, and Finance Committees of Portland General Electric, a utility company. Ms. Pineda also served as a director of Levi Strauss & Company during the last five years.

KEY SKILLS AND QUALIFICATIONS:

With many years of executive leadership experience working in C-Suite roles at Toyota Motor North America, including that of Group Vice President of Hispanic Business Strategy, Ms. Pineda contributes broad strategic vision, sophisticated leadership ability and strong business development acuity to the Board, strengthening its collective oversight of Omnicom’s management. During her distinguished career at Toyota Motor North America, Ms. Pineda also served as Group Vice President of Administration, Corporate Advertising, Corporate Communications and Diversity, roles through which she honed many relevant skills, including a deep understanding of operational matters, valuable industry knowledge and a keen sense of the DE&I landscape, each of which is an important aspect of the Board’s oversight mandate. In addition, Ms. Pineda served as Toyota Motor North America’s General Counsel, in which role she developed the highest level of legal and regulatory expertise. This legal and regulatory expertise is fundamental to the Board’s mix of skills, and greatly contributes to the Board’s ability to oversee management of Omnicom’s legal and regulatory risks. Prior to joining Toyota Motor North America, Ms. Pineda served as General Counsel, Vice President of Human Resources, Government and Environmental Affairs, and Corporate Secretary of New United Motor Manufacturing, experience which brings significant corporate governance, environmental sustainability and human capital management know-how to Omnicom’s Board. The strength of judgment derived from having served in her General Counsel roles, coupled with Ms. Pineda’s facility for understanding complex legal, regulatory and compliance issues, considerably adds to her service as a member of Omnicom’s Governance Committee. In the aggregate, Ms. Pineda’s professional experience enhances the Board’s ability to oversee management’s execution against strategic priorities for long-term shareholder value creation. In addition, Ms. Pineda has extensive experience serving on the boards of other public companies.

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ITEM 1 — ELECTION OF DIRECTORS

Linda Johnson Rice Age 66 Director since 2000 Member of the Compensation and Governance Committees

PROFESSIONAL EXPERIENCE:

Ms. Rice is Chief Executive Officer of Johnson Publishing Company, formerly the parent company for EBONY and Jet magazines and Fashion Fair Cosmetics. Ms. Rice is the former Chairman Emeritus of Ebony Media Holdings, the parent company for the Ebony and Jet brands, and the former Chairman Emeritus of Ebony Media Operations, for which she also served as Chief Executive Officer from 2017 until 2019. Ms. Rice joined Johnson Publishing Company in 1980, was elected President and Chief Operating Officer in 1987 and served as Chairman and Chief Executive Officer from 2008 to 2019. Johnson Publishing Company filed a voluntary petition for bankruptcy under Chapter 7 of the U.S. Bankruptcy Code on April 9, 2019.

OTHER PUBLIC COMPANY BOARDS:

Ms. Rice is a director and Chair of the Nominating and Corporate Governance Committee of Enova International, Inc., a provider of online financial services to non-prime consumers and small businesses. Ms. Rice also served as a director of Grubhub Inc. and Tesla, Inc. during the last five years.

KEY SKILLS AND QUALIFICATIONS:

Ms. Rice’s deep understanding of media, advertising and brand management and substantial knowledge of consumer businesses developed during her tenure as President and Chief Operating Officer of Johnson Publishing Company brings to the Board valuable insight into Omnicom’s businesses and the concerns of its clients, a matter of paramount importance to Omnicom’s global business growth. Ms. Rice’s industry expertise is a key Board skill that allows her to contribute a sophisticated oversight capability with respect to the complex business strategies driving Omnicom’s success and underpinning its commitment to long-term shareholder value creation. The experience and knowledge base Ms. Rice developed through her leadership role as Chief Executive Officer of Johnson Publishing Company, in which she oversaw the organization’s largest and most critical business relationships, serves as a valuable component of the Board’s overall mix of business expertise, particularly in light of the importance of client relationships to Omnicom’s continued success. Ms. Rice also has very broad experience through having served for more than 25 years on the boards, audit committees, compensation committees and nominating and governance committees of several other large public companies in a variety of industries. The breadth of this board experience adds to the strength of Omnicom’s Board and contributes to the oversight function of its Compensation and Governance Committees on which Ms. Rice serves.

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Cassandra Santos Age 54 Director since 2024 Member of the Finance Committee

PROFESSIONAL EXPERIENCE:

Ms. Santos served as the Chief Information Officer of Asurion from 2021 to February 2024, where she led a division driving global tech and procurement strategy to develop and support innovative tech products for business growth. Prior to Asurion, Ms. Santos held various technology leadership roles in the finance industry, including, from 2019 to 2021, serving as the Head of Business Process Innovation at AllianceBernstein, and, from 2014 to 2019, as the Chief Information Officer of General Atlantic. Prior to that, Ms. Santos served as a strategic consultant at McKinsey & Company and its private investment subsidiary MIO Partners, advising world class companies on technology innovation and strategy. Ms. Santos serves as the Board Chair of the Greater Nashville Technology Council, as a director of Horizon Blue Cross Blue Shield of New Jersey, and as a member of the Nashville Electric Service Board. In addition, Ms. Santos serves or has served on the advisory boards of Zoom, Amazon Web Services, Moveworks, Box, Agio, Masergy, Appirio and Computer Design and Integration. Ms. Santos started her career at NASA, supporting over 20 space shuttle missions, including the first MIR docking and the Hubble Telescope repair missions.

KEY SKILLS AND QUALIFICATIONS:

Having served in various technology leadership positions and on the advisory boards of several leading technology companies, Ms. Santos contributes the highest level of technology expertise to our Board’s collective mix of skill sets. Through her senior technology positions, including her most recent role as Chief Information Officer at Asurion, Ms. Santos has developed and continues to hone a deep understanding of the shifting technology landscape and rapidly evolving challenges, risks and opportunities central to a company’s technology business strategy. Under her leadership, Asurion significantly reduced supply chain losses, increased tech cost efficiency, and pioneered the use of AI, including implementation of a new AI-powered call center platform. The breadth of Ms. Santos’s professional experience as a strategic leader in technology innovation and information technology enables her to bring to the Board a broad strategic vision encompassing a wide technology spectrum. Her significant technology background and proven business acumen serve as important components of our Board’s collective function of overseeing management’s strategic priorities, particularly in the areas of technology, data privacy and cybersecurity. With extensive private equity and M&A experience derived from having developed M&A strategy for the AllianceBernstein executive team and having led the global technology team at General Atlantic, Ms. Santos brings a sophisticated understanding of M&A strategy and technology businesses to the Board. This technology-focused M&A experience is particularly valuable to her service on the Finance Committee as it oversees executive management’s execution against strategic acquisition priorities in key high-growth areas such as e-commerce and digital technologies.

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ITEM 1 — ELECTION OF DIRECTORS

Valerie M. Williams Age 67 Director since 2016 Member of the Audit and Finance Committees

PROFESSIONAL EXPERIENCE:

Ms. Williams is a former Southwest Assurance Managing Partner for EY, a position she held from 2006 to 2016. She joined EY in 1981 and has over 35 years of audit and public accounting experience, serving numerous global and multi-location companies in various industries. Ms. Williams held several senior leadership positions at EY and served on multiple strategic committees, including the firm’s Partner Advisory Council, Inclusiveness Council, Audit Innovation Taskforce and the Diversity Taskforce. In addition, Ms. Williams serves as Trustee of a number of funds in the Franklin Templeton Funds family.

OTHER PUBLIC COMPANY BOARDS:

Ms. Williams is a director, Chair of the Audit Committee and member of the Reserves Committee of Devon Energy Corporation, a leading oil and gas producer in the U.S., and a director, Chair of the Audit Committee and member of the Corporate Governance Committee of DTE Energy Co., a diversified energy company involved in the development and management of energy-related businesses and services. In addition, Ms. Williams served as a director of WPX Energy, Inc., from 2018 until its merger with Devon Energy Corporation in January 2021.

KEY SKILLS AND QUALIFICATIONS:

Ms. Williams has extensive audit practice experience gained over the course of her career and through this experience has developed risk management skills that are a key component of the Board’s oversight role. The significant financial reporting expertise developed by Ms. Williams through 35 years of audit and public accounting experience serving numerous global and multi-location companies in various industries is a valuable contribution to the Board’s overall mix of skill sets and is particularly additive to Ms. Williams’s service as a member of the Audit Committee. Ms. Williams distinguished herself in various senior roles throughout her career at EY, and successfully grew a large audit practice group through expert oversight of operations and strategy development. These achievements underscore the business expertise and leadership skills that Ms. Williams possesses and that better enable the Board to effectively oversee the growth of Omnicom’s businesses. Omnicom is a global business, and through her experience representing international businesses, Ms. Williams contributes significantly to the Board’s oversight of Omnicom’s multinational strategies for growth. Ms. Williams also served on several important committees at EY, including the Inclusiveness Council and the Diversity Taskforce, and brings to the Board strategic DE&I knowledge. Further, Ms. Williams has significant experience serving on other public company boards and audit committees.

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DIRECTOR INDEPENDENCE

Our non-management directors are Mary C. Choksi, Leonard S. Coleman, Jr., Mark D. Gerstein, Ronnie S. Hawkins, Deborah J. Kissire, Gracia C. Martore, Patricia Salas Pineda, Linda Johnson Rice, Cassandra Santos and Valerie M. Williams. Our Board has determined that all of our non-management directors are “independent” within the meaning of the NYSE rules, as well as under our Corporate Governance Guidelines. Our Corporate Governance Guidelines are posted on our website at http://www.omnicomgroup.com. In determining that each of our non-management directors is independent, the Board took into consideration the answers to annual questionnaires completed by each of the directors, which covered any transactions with director-affiliated entities. The Board also considered that Omnicom and its subsidiaries occasionally and in the ordinary course of business, sell products and services to, and/or purchase products and services from, entities (including charitable foundations) with which certain directors are affiliated. The Board determined that these transactions were not material to Omnicom or the entity and that none of our directors had a material interest in the transactions with these entities. The Board therefore determined that none of these relationships impaired the independence of any non-management director. John D. Wren, our Chairman and Chief Executive Officer, is not independent due to his position as an executive officer.

SHAREHOLDER NOMINATION PROCESS

Nominations for directors at our 2025 Annual Meeting of Shareholders may be made only by the Board, or by a shareholder entitled to do so pursuant to the Amended and Restated By-laws of the Company (“By-laws”), not later than the deadlines set forth on page 86 in the section entitled “Shareholder Proposals and Director Nominations for the 2025 Annual Meeting.”

Our By-laws provide that shareholders may present director nominations directly at the annual meeting (and not for inclusion in our proxy statement) by satisfying certain advance notice requirements, and providing information as to such nominee and submitting shareholder as specified in our By-laws. Our By-laws also permit a shareholder or group of up to 20 shareholders owning 3% or more of the Company’s common stock continuously for at least three years to nominate and include in the Company’s proxy statement director candidates constituting up to 20% of the Board, but no less than two, to be considered for election by the holders of the Company’s common stock; provided that the shareholder (or group) and each nominee satisfy the requirements and provide information as to such nominee and submitting shareholder as specified in our By-laws.

You can obtain a copy of the full text of the By-law provisions noted above by writing to our Corporate Secretary at our address listed below in the section entitled “Availability of Certain Documents,” or on our website at http://www.omnicomgroup.com. Our By-laws have also been filed with the SEC.

The Governance Committee will consider all candidates recommended by our shareholders in accordance with the procedures included in our By-laws and this Proxy Statement. We did not receive any nominee recommendations from shareholders for the 2024 Annual Meeting. Any director candidate recommendations made by shareholders in connection with future meetings that are properly submitted will be considered by the Governance Committee in the same manner as those submitted by the Board or the Governance Committee itself.

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MAJORITY VOTING STANDARD FOR ELECTION OF DIRECTORS

In accordance with our By-laws, directors are elected by a majority of the votes cast. That means the nominees will be elected if the number of votes cast “for” a director’s election exceeds the number of votes cast “against” such nominee. For this purpose, abstentions and broker non-votes will not count as votes cast and will have no effect on the elections of directors. Our form of proxy permits you to abstain from voting “for” or “against” a particular nominee. However, shares represented by proxies so designated will count as being present for purposes of determining a quorum but will not count as a vote cast and will have no effect on the election of directors. Such proxies may also be voted on other matters, if any, that may be properly presented at the meeting.

If an incumbent nominee is not re-elected, New York law provides that the director would continue to serve on the Board as a “holdover director.” Under our By-laws and a policy adopted by the Board, such a director is required to promptly tender his or her resignation to the Board. The Governance Committee of the Board must then consider whether to accept the director’s resignation and make a recommendation to the Board. The Board will then consider the resignation, and within 90 days after the date of certification of the election results, publicly disclose its decision and the reasons for its decision.

A director whose resignation is under consideration may not participate in any deliberation regarding his or her resignation unless none of the directors received a majority of the votes cast. If the Board accepts a director’s resignation, the Board will then elect a replacement in accordance with the By-laws.

Board’s Role and Responsibilities

STRATEGIC OVERSIGHT

The Board oversees Omnicom’s strategy setting and review process, which is led by the Company’s management team and is focused on execution of a long-term strategy to deliver value to our shareholders. The Board reviews and assesses the strategic priorities developed and implemented by management under the direction of Omnicom’s Chairman and CEO, John Wren. The Board reviews Omnicom’s financial performance throughout the year and evaluates strategy in light of results, with an industry focus that includes peer comparisons and our competitive ability to attract and retain the most talented workforce. At least annually, the Board has a more detailed discussion, generally over two days, which is informed by reports from management on a variety of strategic matters and input regarding strategic goals of Omnicom’s networks and practice areas. At this meeting, the Board receives a comprehensive analysis of the strategies with respect to the multiple business components integral to Omnicom’s comprehensive long-term strategic direction. This meeting also includes management presentations on various important topics such as top clients, M&A strategy, risk management, DE&I, human capital management, information technology, cybersecurity and our data breach incident plan, and investor relations. The Board also receives timely updates throughout the year on other developing topics relevant to our business such as emerging technology risk and generative AI. Our Board believes this comprehensive process greatly strengthens its ability to effectively oversee management as Mr. Wren and senior leadership drive the future success of our Company.

RISK OVERSIGHT

Our Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value. The principal oversight function of the Board and its committees includes understanding the material risks the Company confronts and methods to mitigate or manage those risks. Management is responsible for identifying and assessing the related risks and establishing appropriate risk management practices. Our Board reviews management’s assessment of the related risk, and discusses with management the appropriate level of risk for the Company.

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OUR BOARD OF DIRECTORS

Administers its risk oversight function with respect to our operating risk as a whole, and the Board and its committees meet with management at least quarterly to receive updates with respect to our business operations and strategies, financial results and the monitoring of related risks. The Board also delegates oversight of selected elements of risk to the Audit, Governance, Compensation and Finance Committees:

OUR AUDIT COMMITTEE

Oversees financial risk exposures, including monitoring the integrity of the financial statements, internal control over financial reporting, and the independence of the independent auditors of the Company. The Audit Committee inquires of management and the independent auditors about significant financial risks or exposures and assesses management’s actions in light of any such risks, and also discusses guidelines and policies governing the process by which management of the Company assesses and manages the Company’s exposure to risk. The Audit Committee receives an assessment report from the Company’s internal auditors on at least an annual basis and more frequently as appropriate. The Audit Committee assists the Board with oversight of the Company’s cybersecurity risk management programs and receives periodic updates from management regarding cybersecurity, data privacy and other risks relevant to the Company’s information technology systems. The Audit Committee also assists the Board in fulfilling its oversight responsibility with respect to compliance with legal and regulatory matters related to the Company’s financial statements and meets at least quarterly with our financial management, independent auditors and legal advisors for updates on risks related to our financial reporting function.

OUR GOVERNANCE COMMITTEE

Oversees governance-related risk by working with management to establish Corporate Governance Guidelines and policies applicable to the Company and our management, including recommendations regarding director nominees, the determination of director independence, Board leadership structure and membership on Board committees. The Company’s Governance Committee also oversees risk by working with management to adopt codes of conduct and business ethics designed to encourage the highest standards of business conduct and ethics. The Governance Committee also oversees the Company’s climate change initiatives and processes, and receives periodic reports from management on progress against goals and targets.

OUR COMPENSATION COMMITTEE

Oversees compensation-related risk by working with management in the creation of compensation structures that create incentives to encourage a level of risk-taking behavior consistent with the Company’s business strategy.

OUR FINANCE COMMITTEE

Oversees financial, credit and liquidity risk by overseeing our Treasury function to evaluate elements of financial and credit risk and advise on our financial strategy, capital structure, capital allocation and long-term liquidity needs, and the implementation of risk mitigating strategies. The Finance Committee also oversees risk related to acquisitions and divestitures.

THE COMPANY’S MANAGEMENT

Responsible for day-to-day risk management. The CEO, CFO and General Counsel periodically report on the Company’s risk management policies and practices to relevant Board committees and to the full Board. Our Treasury, Legal, Controller, Information Technology, and Internal Audit functions work with management at the agency level, serving as the primary monitoring and testing function for company-wide policies and procedures, and managing the day-to-day oversight of risk management strategy for the ongoing business of the Company. We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing the Company and that our Board leadership structure supports our approach.

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Diversity, Equity and Inclusion

Fostering a culture that is inclusive, diverse and equitable across our organization has been a longstanding priority at Omnicom. We believe that workplace diversity, inclusivity, and equity creates value for the Company, enhances the quality of work we create for clients and is a cornerstone of our positive corporate culture. Omnicom’s commitment to diversity is overseen by and reflected within the boardroom. Our 11 Board nominees include seven women (including Mary C. Choksi, our Lead Independent Director), four directors who are Black and two who are Hispanic/Latinx. Our Audit, Compensation and Finance Committees are Chaired by directors who are women, and the Chair of our Governance Committee is Black.

During 2023, we have taken additional steps to more fully embrace DE&I within our Company culture and advance the plan outlined in OPEN 2.0. Through the eight Action Items outlined in OPEN 2.0, we are building on the progress that we have made thus far to achieve our ultimate goal: systemic equity throughout Omnicom. With executive support, the involvement of Omnicom agencies, and the leadership of our expanded DE&I team, we have been able to advance our DE&I initiatives globally.

Across the Company, we are committed to recruiting and retaining the best talent from a diverse range of backgrounds, experiences and perspectives and have implemented key programs and initiatives to help us deliver on this commitment. These efforts include:

■    Internal focus and accountability – Omnicom has a Chief Equity and Impact Officer, reporting directly to the CEO, who oversees the broad spectrum of DE&I matters and manages DE&I initiatives throughout our Company. Our individual networks employ their own Chief Diversity & Inclusion Officers or Directors of DE&I, and throughout Omnicom and its networks, 60+ professionals are dedicated full-time to overseeing and advancing DE&I efforts across our organization.

■    Omnicom People Engagement Network (OPEN) – is our umbrella group for Omnicom’s network employee engagement groups and activities. Led by the OPEN Leadership Team of senior-level Chief DE&I Champions across the Company, OPEN meets regularly to share best practices and develop tools to efficiently and effectively incorporate DE&I initiatives across Omnicom’s offices.

■    Global OPEN ERGs – Omnicom has six OPEN Employee Resource Groups (“ERGs”), which are global employee groups open to all employees created to foster an inclusive and engaging work environment and increase networking and business opportunities. Our ERGs work together to leverage their collective networks and accelerate progress towards our goals.

■    Black Together – is committed to fostering engagement, sponsorship, mentorship and professional development that aids in the retention and advancement of Black talent within Omnicom. Black Together creates alliances with other OPEN diversity groups and provides opportunities to enlighten and elevate Omnicom’s Black community and its allies.

■    Asian Leaders Circle – is dedicated to progressing and empowering all Asian employees. Its mission is to elevate and connect Asian employees to create a professional community to support and celebrate one another.

■    AccentO – (for our Hispanic/Latinx community) — is a network that brings together the diverse cultures of Omnicom’s Hispanic/Latinx employees to connect and support each other. By building a community and exchanging ideas, AccentO promotes an environment that supports the recruitment, retention, and professional growth and development of Hispanic/Latinx employees.

■    OPEN Pride – with multiple chapters around the globe, OPEN Pride specifically strives to identify and develop LGBTQ talent and promote awareness, acceptance and advocacy by creating opportunities for leadership, visibility, community involvement, networking and business throughout our networks.

■    OPEN DisAbility – OPEN DisAbility seeks to drive disability representation, raise awareness of those who have a visible or invisible disability, and build a community approach towards helping our agencies become truly inclusive of persons with disabilities.

■    Omniwomen – is a global initiative with multiple chapters around the world intended to serve as a catalyst to increase the influence and number of women leaders across the Omnicom networks. Leading this initiative are the most senior women executives across Omnicom and its agencies.

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■    OPEN 2.0 – is our current DE&I plan, comprised of the below eight Action Items, which builds on the progress that we have made thus far to achieve our ultimate goal: systemic equity throughout Omnicom. As we go into year three of OPEN 2.0, the focus for each Action Item will be as follows:

1.  Expand and Empower OPEN Leadership Team – Further expand, support, and empower the team (led by our Chief Equity and Impact Officer); provide training and development for our DE&I leaders.

2.  Attracting and Recruiting Talent – Together with the OPEN Leadership Team and talent leaders across the network, agencies will promote our DE&I programs and initiatives.

3.  Talent Development – Establish a program and workshops to nurture a culture of advocacy and create a path for success and advancement of individuals across Omnicom.

4.  Talent Retention – Build on the career advancement and mobility programs/platforms that help our workforce grow and thrive at Omnicom. Leverage our OPEN ERGs to create a stronger connection with and among our talent.

5.  Clients – Equip our client-facing leaders with the insights, tools and resources they need to create more inclusive work. Strengthen relationships between our OPEN Leaders and their DE&I client counterparts and incorporate best practices for integrating DE&I into the client experience.

6.  Community – We will continue to partner with organizations that support underrepresented talent in our industry and offer our professional services on a pro bono basis to advance the goals of non-profit organizations that serve the community.

7.  Mandatory Training – Building on our global foundational DE&I training, we plan to develop a DE&I Training Center of Excellence that will include mandatory and elective courses, as well as market-specific training as needed. We plan to have a consistent and compelling communication on DE&I efforts to our key stakeholders, beginning with employees.

8.  Accountability – Our progress and effectiveness are measured by five KPIs listed below that are part of our operations and a factor in executive compensation.

  Hiring

  Promotion/Career Advancement

  Retention

  Training

  ERG Participation

■    Industry Programs – We are committed to strengthening our existing support of organizations and programs that are dedicated to increasing diversity and access across Omnicom’s various industries. These programs include AAF Most Promising Multicultural Students, ADCOLOR, GLAAD, Institute for Public Relations, The Valuable 500 and HBCUs. We will continue to invest in partnerships that help us advance OPEN 2.0 and provide opportunities for recruiting, talent development and platforms for thought leadership.

■    Supplier diversity – Through a strategic partnership with the National Minority Supplier Development Council (NMSDC), Omnicom is innovating and supporting supplier diversity in the advertising industry. Our collaboration is expected to lead to the certification, exposure and increased investment for more diverse suppliers within our own network and beyond.

We have been publicly recognized for our DE&I efforts and initiatives. Forbes named us to its 2023 lists for Best Employers for Women and Best Employers for New Grads. Diversity First ranked us #23 out of all Fortune 500 companies in its list of Top 50 Companies for Diversity after assessing the racial and gender diversity of our executive and board membership.

In addition, we achieved a perfect score of 100% for the seventh consecutive year on the Corporate Equality Index (CEI) administered by the Human Rights Campaign Foundation. This index is a nationally recognized benchmarking tool for corporate inclusivity policies, benefits and practices pertinent to LGBTQ employees. Due to our high score, we were designated as a 2023 “Best Place to Work for LGBTQ Equality.”

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Omnicom’s U.S. Equal Employment Opportunity Commission (EEOC) Data

as of November 30, 2022 and 2023

	Black		Asian		Hispanic		White		Female
	2022	2023	2022	2023	2022	2023	2022	2023	2022	2023
Executive Managers	3.6%	3.7%	8.2%	7.8%	6.4%	7.0%	79.5%	79.3%	52.6%	52.6%
Mid Managers	5.3%	5.4%	9.3%	9.6%	9.9%	10.7%	72.5%	71.1%	58.3%	59.5%
Professionals	7.6%	7.9%	12.0%	12.4%	12.8%	12.8%	63.8%	62.9%	62.3%	62.4%

We believe that these statistics and the diversity of our Board clearly reflect the value Omnicom places on workplace diversity and our efforts to promote professional opportunities for women and diverse individuals.

Learn more at https://www.omnicomgroup.com/wp-content/uploads/2023/06/OMC_22_DEI_Report-2.pdf. However, for the avoidance of doubt, neither this report nor the content of our website and documents accessible thereby are incorporated herein by reference, absent express language to the contrary.

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Shareholder Engagement and Responsiveness

SHAREHOLDER ENGAGEMENT

We are strongly committed to shareholder outreach, supported and overseen by the Board, and believe regular, transparent communication with our shareholders is important to our long-term success. Mr. Coleman, our former Lead Independent Director, and Ms. Choksi, our newly-appointed Lead Independent Director, actively participate in select investor meetings. To enable us to fully address any shareholder concerns, shareholder feedback is shared with the Governance and Compensation Committees, as appropriate, as well as with the full Board.

In the fall of 2023, we reached out to shareholders holding 70% of our outstanding shares with an invitation to engage. We spoke to every shareholder that accepted our invitation, which represented an aggregate of 22% of our outstanding shares, in a continued effort to foster a successful shareholder outreach program, establishing and deepening the relationships with the governance teams at many of our largest investors. As our former Lead Independent Director did in prior years, Ms. Choksi was a participant in select shareholder engagement in 2024. Feedback received during all investor engagements continued to be shared with the full Board.

Based on feedback we received from shareholders, the Board has taken significant steps to be responsive to their concerns. Significant shareholder input over a number of years has informed the Board’s decision-making process with respect to its refreshment, composition and leadership, resulting in nine of our former Board members stepping down from the Board since May of 2016. More recently, conversations with many of our shareholders contributed to the Board’s Lead Independent Director succession process, which resulted in Ms. Choksi being appointed as our new Lead Independent Director effective January 1, 2024.

For a more complete summary of the feedback we heard from shareholders and actions taken by the Board, please refer to pages 7 and 8 of our Proxy Summary. We value our investors’ views regarding our Company, as well as their opinions on corporate governance best practices, and have enhanced our corporate responsibility and diversity disclosure in response to input received. Our Board and management found this engagement constructive and informative, and we will continue our engagement efforts. In addition to the direct input of our shareholders, we also consider the Investor Stewardship Group’s six corporate governance principles for U.S.-listed companies.

SHAREHOLDER COMMUNICATIONS WITH BOARD MEMBERS

Interested parties, including shareholders, may communicate (if they wish on a confidential, anonymous basis) with the non-management directors, the Chairs of our Audit, Compensation, Finance and Governance Committees or any individual director (including our Lead Independent Director who presides over the executive sessions of our independent non-management directors) on Board-related issues by writing to such director, the applicable committee chair or to the non-management directors as a group c/o Corporate Secretary at Omnicom Group Inc., 280 Park Avenue, New York, New York 10017. The envelope should clearly indicate the person or persons to whom the Corporate Secretary should forward the communication. Communications will be distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications.

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Board Leadership Structure

LEAD INDEPENDENT DIRECTOR, CHAIRMAN AND CEO ROLES

Our Governance Committee, as well as the full Board when appropriate, regularly evaluates the leadership structure of our Board to determine what governance arrangements are most appropriate for the Company and shareholders. The Executive Chairman structure supported an optimal leadership transition in our last CEO succession, and the Board believes that it is important to maintain flexibility to determine the appropriate leadership structure based on Company circumstances at the time, and that our directors are best positioned to lead this evaluation given their unique insight into Omnicom’s business, leadership team, culture, opportunities and challenges. Our Board is currently led by a Lead Independent Director, our Chairman and CEO, and four independent committee chairs. The Board believes this to be the optimal Board leadership structure for Omnicom at present, combining strong independent leadership with the benefits of having our CEO chair Board meetings in which strategic business matters are routinely discussed.

The Board strongly believes that it is critical to the success of our Company that our CEO, Mr. Wren, serve as Chairman at this time. The Board evaluates a range of factors in determining its leadership structure, including the complexity of our business, our ongoing organizational realignment, our robust Lead Independent Director role, and feedback from our shareholders regarding Omnicom’s leadership structure:

■    Business Complexity: The Board considers the complex nature of our Company and our business, and that the success of a professional services business such as ours is based on retaining the most talented individuals to best serve our clients. Ensuring executive-level continuity in the CEO and Chairman roles is integral to supporting the transition of hundreds of client relationships, which have been built on trust and support over many years.

■    Organizational Realignment: The Board takes into consideration our Company’s organizational realignment, which Mr. Wren designed and implemented to successfully guide Omnicom through a time of rapid change and disruption within our industry. Market-wide acceleration of technological advances and a shifting competitive landscape that affect Omnicom’s businesses underscore the importance of the changes to Omnicom’s networks and practice areas and the reconstituted reporting structure that Mr. Wren has spearheaded. Mr. Wren’s focus is on leveraging the Company’s existing network and client service matrix organizational structures to build a best-in-class leadership team and continue to position Omnicom for sustainable long-term growth in an increasingly complex global landscape. As we undergo further strategic realignment, Mr. Wren’s guidance and leadership will continue to be critical. Further, the Board believes that the combined role, balanced by a strong Lead Independent Director position, will facilitate close coordination between management and the Board and help accelerate the ongoing progress of Omnicom’s realignment initiatives.

■    Robust Lead Independent Director Role: Our Lead Independent Director role at Omnicom has evolved to include significant responsibilities, similar to those typically overseen by an independent Chairman (see page 35 for a full list of these responsibilities). The Board annually reviews the responsibilities assigned to the Lead Independent Director role, and in February 2023, the Board enhanced the already robust responsibilities assigned to this role to include:

■    leading director recruitment, mentoring and development;

■    collaborating with the Board Chairman and committee chairs to oversee coordinated coverage of responsibilities across committees and the effective functioning of committees; and

■    coordinating feedback to the CEO on behalf of independent directors.

■    Shareholder Feedback: The Board carefully considers shareholder perspectives on Omnicom’s leadership structure through extensive engagement conducted annually. Omnicom reached out to shareholders representing 70% of our outstanding shares in the fall of 2023 and engaged with every shareholder who accepted our invitation, which represented an aggregate of 22% of our outstanding shares. During discussions with our shareholders, the vast majority expressed support for our combined Chairman and CEO positions at this time – particularly in light of our strong Lead Independent Director role.

While the Board is confident that this leadership structure is best suited to the current needs of the business, the Board remains committed to rigorously evaluating Omnicom’s leadership structure each year and to gathering shareholder feedback on this matter through ongoing engagement.

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LEAD INDEPENDENT DIRECTOR

Our Board is committed to improving the Company’s corporate governance practices, and we have significantly enhanced the responsibilities of our Lead Independent Director to strengthen the Board’s independent oversight of management, most recently enhancing and adding to the list of responsibilities in February 2023. Currently, our Lead Independent Director also serves as Chair of the Audit Committee. In addition to the responsibilities common to all directors, our Lead Independent Director’s other duties, which the Board continues to evaluate through engagement with shareholders, include:

■    Preside at executive sessions of the independent directors;

■    Preside at all meetings of the Board at which the Chairman is not present;

■    Serve as principal liaison between the independent directors and the Chairman and CEO;

■    Lead director recruitment, mentoring and development;

■    Collaborate with the Board Chairman and committee chairs to oversee coordinated coverage of responsibilities across committees and the effective functioning of committees;

■    Coordinate feedback to the CEO on behalf of independent directors;

■    Oversee the annual Board and committee evaluations;

■    Participate in developing agendas for Board meetings, with the authority to add agenda items;

■    Approve the schedule of Board meetings, with the authority to call meetings of independent directors;

■    Oversee conflicts of interest process for all directors, including the Chairman and CEO;

■    Advise the Chairman, including providing input as to the quality, quantity and timeliness of information provided to the Board;

■    Engage and consult with shareholders as part of our shareholder engagement process; and

■    Perform such other duties as the Board may from time to time delegate.

We believe that this leadership structure enhances the accountability of the Chairman and CEO to the Board and strengthens the Board’s independence from management.

LEAD INDEPENDENT DIRECTOR SUCCESSION

On the recommendation of the Governance Committee, the independent members of our Board designate the Lead Independent Director annually. In December 2023, the independent members of our Board elected Mary C. Choksi to serve as the Company’s new Lead Independent Director in light of Leonard Coleman’s decision to step down from the role at the end of 2023.

Our Board conducted the Lead Independent Director succession planning process, and Mr. Coleman was largely responsible for leading that process and for Ms. Choksi’s transition into the Lead Independent Director role. Mr. Coleman will remain on our Board and continue to support and advise Ms. Choksi in the initial period of her service as Omnicom’s Lead Independent Director.

During his tenure in the Lead Independent Director role, Mr. Coleman consistently demonstrated thoughtful leadership, including encouraging healthy debate and discussion in the boardroom. Each year in which he served as the Lead Independent Director, Mr. Coleman also committed to being personally involved in our shareholder engagement efforts and engaged directly with our investors.

Ms. Choksi has unfailingly proven herself to be a strong and dedicated Board leader throughout her tenure on our Board, and she has been an extremely effective Chair of our Audit Committee since assuming that role in 2018. Ms. Choksi possesses extensive public company board experience, and is an intelligent decision-maker whose integrity and values align perfectly with the important role of Lead Independent Director. Ms. Choksi has also already participated in shareholder engagement since assuming the Lead Independent Director role on January 1, 2024.

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BOARD OPERATIONS AND COMMITTEE STRUCTURE

Our Board met eight times during 2023. The Board generally conducts specific oversight tasks through committees so that the Board as a whole can focus on strategic matters and those particular tasks that by law or custom require the attention of the full Board. Our Board has established four standing committees, functioning in these areas, as explained more fully below:

■    audit and financial reporting

■    management/compensation

■    corporate governance

■    finance and acquisitions/divestitures

Each of the committees operates under a written charter recommended by the Governance Committee and approved by the Board. The Board operates pursuant to our Corporate Governance Guidelines. Each Board committee is authorized to retain its own outside advisors. Our Corporate Governance Guidelines and committee charters, which have been approved by the Board, are posted on our website at http://www.omnicomgroup.com. The table below provides current membership for each Board committee.

Director	Audit	Compensation	Governance	Finance
Mary C. Choksi
Leonard S. Coleman, Jr.
Mark D. Gerstein
Ronnie S. Hawkins
Deborah J. Kissire
Gracia C. Martore
Patricia Salas Pineda
Linda Johnson Rice
Cassandra Santos
Valerie M. Williams
John D. Wren
Number of Meetings in 2023	12	9	6	9

    Member

     Chair

AUDIT COMMITTEE

The Audit Committee’s purpose is to assist the Board in carrying out its financial reporting and oversight responsibilities, including oversight of risk as described in “Risk Oversight” beginning on page 28 above. In this regard, the Audit Committee assists the Board in its oversight of (a) the integrity of our financial statements, (b) compliance with legal and regulatory requirements, (c) the qualifications and independence of our independent auditors, and (d) the performance of our internal audit function and independent auditors. Furthermore, the Audit Committee prepares the report included below in the section entitled “Audit Committee Report.” The Audit Committee also has the power to retain or dismiss our independent auditors and to approve their compensation.

The Board has determined that each member of our Audit Committee is “independent” within the meaning of both the rules of the NYSE and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has also determined that each member of our Audit Committee is “financially literate,” has “accounting or related financial management expertise,” and, other than Mark D. Gerstein, is an “audit committee financial expert,” as such qualifications are defined by SEC regulations and the rules of the NYSE, respectively.

Meetings in 2023: 12

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COMPENSATION COMMITTEE

The Compensation Committee’s purpose is to (a) assist the Board in carrying out its oversight responsibilities relating to compensation matters, including oversight of risk as described in “Risk Oversight” beginning on page 28 above, (b) prepare a report on executive compensation for inclusion in our annual Proxy Statement and (c) administer and approve awards under our equity and other compensation plans. The report of the Compensation Committee is included below in the section entitled “Compensation Committee Report.”

The Board has determined that each member of our Compensation Committee is “independent” within the meaning of the rules of the NYSE and a “non-employee director” within the meaning of the rules of the SEC.

Meetings in 2023: 9

GOVERNANCE COMMITTEE

The Governance Committee’s purpose is to assist the Board in carrying out its oversight responsibilities, including oversight of risk as described in “Risk Oversight” beginning on page 28 above, relating to (a) the composition of the Board and (b) certain corporate governance matters. As part of its responsibilities, the Governance Committee considers and makes recommendations to the full Board with respect to the following matters:

Meetings in 2023: 6

■    director nominees and underlying criteria for election to the Board and its committees;

■    the structure, responsibilities and composition of the Board committees;

■    standards and procedures for review of the performance of the Board and its committees, as well as any actions to be taken in response to the performance evaluation results;

■    the election of the Chief Executive Officer and other officers required to be elected by the Board;

■    our Certificate of Incorporation and By-laws;

■    our Corporate Governance Guidelines generally, including with respect to director qualification standards, responsibilities, access to management and independent advisors, orientation and continuing education, and management succession;

■    shareholder proposals made under SEC rules;

■    the Code of Business Conduct applicable to our directors, officers and employees;

■    the Code of Ethics applicable to our senior financial officers;

■    the Political Contributions Policy;

■    the charters of the Board committees; and

■    the Governance Committee’s performance of its own responsibilities and, in coordination with the Company’s Lead Independent Director, the annual performance evaluation of the Board and its other committees.

The Governance Committee also oversees our shareholder engagement efforts and periodically receives reports from management on shareholder feedback. In addition, the Governance Committee oversees the Company’s climate change initiatives and processes, and periodically receives reports from management on progress against goals and targets. The Board has determined that each member of our Governance Committee is “independent” within the meaning of the rules of the NYSE.

FINANCE COMMITTEE

The Finance Committee’s purpose is to assist the Board in carrying out its oversight responsibilities relating to certain financial matters affecting Omnicom, including in respect of acquisitions, divestitures and financings and the oversight of risk as described in “Risk Oversight” beginning on page 28 above.

Meetings in 2023: 9
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EXECUTIVE SESSIONS

As a matter of policy, the independent, non-management directors regularly meet in executive session, without management present. The independent directors met six times in 2023. Mr. Coleman, our former Lead Independent Director, presided over executive sessions of the Board in 2023.

DIRECTOR ATTENDANCE

Attendance at Board and committee meetings during 2023 was 99% for the directors as a group. With the exception of two absences, each of our directors attended every meeting of the Board and the committees of the Board on which he or she served during 2023. We encourage our directors to attend our annual meetings of shareholders, and all of our directors attended the 2023 Annual Meeting of Shareholders.

Board Policies and Processes

BOARD AND COMMITTEE EVALUATION PROCESS

Every year, the Board and its committees each conduct a self-evaluation to help promote Board and committee effectiveness. The Governance Committee leads the evaluation process, which is overseen by our Lead Independent Director. The process allows directors to evaluate the Board as a whole and the standing committees of the Board on which each director serves through questionnaires covering topics such as:

■    the effectiveness of the Board’s leadership structure and the composition and responsibilities of its committees;

■    the adequacy of the number and length of Board and committee meetings and the appropriateness of topics discussed; and

■    the dynamic between the Board and management, and the quality of management’s presentations and information provided to the Board and its committees.

Our Governance Committee recommends to the full Board a plan for any changes to the functions of our Board or its committees including on structure, responsibilities, performance and composition.

BOARD COMPOSITION AND REFRESHMENT

The Governance Committee reviews the composition of the Board and recommends to the full Board nominees for election. The Governance Committee periodically conducts a deliberate director skill set analysis to identify the skills and experience needed on the Board, including to replace any departing director. The Governance Committee also performs research, either itself or by engaging third parties to do so on its behalf, to identify and evaluate director candidates. Directors must receive approval from the Chair of the Governance Committee prior to joining the board of another public company.

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DIRECTOR RETIREMENT POLICY

Our mandatory retirement age policy for directors provides that no director shall be nominated for election or re-election to the Board if the director has reached 75 years of age on or before December 31st of the year preceding election or re-election. The Board, upon the recommendation of the Governance Committee, may waive this limitation for any director if the Board determines that it is in the best interests of the Company and its shareholders to extend the director’s service. The Board has not previously waived the policy, and in the event of a waiver, the Board will provide shareholders with a rationale for its decision.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The following directors served as members of our Compensation Committee during all or a portion of 2023: Mary C. Choksi, Leonard S. Coleman, Jr., Gracia C. Martore and Linda Johnson Rice. None of the Compensation Committee members who served during 2023 is a current or former employee or officer of Omnicom or its subsidiaries. None of the Compensation Committee members who served during 2023 has ever had any relationship requiring disclosure by Omnicom under Item 404 of Regulation S-K. During 2023, none of our executive officers served as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any other company that had an executive officer serving as a member of our Board or its Compensation Committee.

TRANSACTIONS WITH RELATED PERSONS

We review all relationships and transactions between Omnicom or its subsidiaries and related persons to determine whether such persons have a direct or indirect material interest. Related persons include any director, nominee for director, executive officer or their immediate family members. Although we do not have a written policy governing such transactions, Omnicom’s legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. As part of this process, and pursuant to our Audit Committee’s charter, the Audit Committee reviews our policies and procedures with respect to related person transactions. These policies and procedures have been communicated to, and are periodically reviewed with, our directors and executive officers, and the Audit Committee documents in its minutes any actions that it takes with respect to such matters. Under SEC rules, transactions that are determined to be directly or indirectly material to Omnicom, its subsidiaries or a related person are required to be disclosed in Omnicom’s Proxy Statement. In the course of reviewing a related party transaction, Omnicom considers (a) the nature of the related person’s interest in the transaction, (b) the material terms of the transaction, (c) the importance of the transaction to the related person and Omnicom or its subsidiaries, (d) whether the transaction would impair the judgment of a director or executive officer to act in the best interest of Omnicom, and (e) any other matters deemed appropriate.

Based on the information available to us and provided to us by our directors and executive officers, we do not believe that there were any such material transactions in effect since January 1, 2023, or any such material transactions proposed to be entered into during 2024, with the following exception: Mr. Wren’s brother, Christopher Wren, is employed as the Financial Systems Director for RAPP, a subsidiary of Omnicom. In 2023, his total compensation was $269,411, including salary, bonus and other benefits.

ETHICAL BUSINESS CONDUCT

We have a Code of Business Conduct designed to inform actions so that our business is carried out in an honest and ethical way. The Code of Business Conduct applies to all of our directors, officers and employees, as well as all of the directors, officers and employees of our majority-owned subsidiaries, and requires that they avoid conflicts of interest, comply with all laws and other legal requirements and otherwise act with integrity. In addition, we have adopted a Code of Ethics for Senior Financial Officers regarding ethical action and integrity relating to financial matters applicable to our senior financial officers. Our Code of Business Conduct and Code of Ethics for Senior Financial Officers are available on our website at http://www.omnicomgroup.com, and are also available in print, without charge, to any shareholder that requests them. We will disclose any future amendments to, or waivers from, certain provisions of these ethical policies and standards for senior financial officers, executive officers and directors on our website within the time period required by the SEC and the NYSE.

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We also have procedures to receive, retain and address complaints regarding accounting, financial reporting and disclosure, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters, as well as possible violations of our Code of Business Conduct or Code of Ethics for Senior Financial Officers. The procedures are posted on our website at http://www.omnicomgroup.com and the websites of our various global networks.

Directors’ Compensation for Fiscal Year 2023

Directors who are also current or former employees of Omnicom or its subsidiaries receive no compensation for serving as directors. The compensation program for directors who are not current or former employees of Omnicom or its subsidiaries is designed to compensate directors in a manner that reflects the work required for a company of Omnicom’s size and composition and to align directors’ interests with the long-term interests of shareholders. The table below includes the following compensation elements with respect to non-employee directors:

Annual Compensation. For 2023, non-employee directors were paid an annual cash retainer of $90,000 and $2,000 for attendance at each Board and Committee meeting. Non-employee directors are also paid $10,000 for attendance in person at a Board meeting held outside of the U.S. that requires international travel from his or her residence, but no such international meetings were held in 2023, and, therefore, this additional fee was not paid. In addition, directors receive reimbursement for customary travel expenses.

In accordance with our 2021 Incentive Award Plan (the “2021 Plan”), and our Director Compensation and Deferred Stock Program initially adopted by our Board on December 4, 2008 (as amended), non-employee directors also receive fully vested common stock each fiscal quarter. For each of the four quarters in 2023, such directors received common stock with a grant date fair value of $43,750 based on the per share closing price of our common stock on the first trading day immediately prior to grant.

Our Director Compensation and Deferred Stock Program and 2021 Plan provide that each director may elect to receive all or a portion of his or her annual cash retainer for the following year’s service in common stock. Mr. Gerstein elected to receive all of his 2023 annual cash retainer in common stock.

Directors may also elect to defer any shares of common stock payable to them, which will be credited to a bookkeeping account in the directors’ names. These elections must be made prior to the start of the calendar year for which the common stock would be payable to them. The number of shares of common stock delivered or credited to a director’s account is based on the fair market value of our common stock on the first trading day immediately preceding the date the shares would have been paid to the director. Each director other than Ms. Rice elected to defer all of the shares of common stock payable to them in 2023.

Lead Independent Director and Committee Chair Fees. The Chairs of our committees and our Lead Independent Director receive additional annual fees in cash due to the workload and the additional responsibilities of their positions. Our Lead Independent Director receives an additional fee of $35,000. The Chairs of our Audit, Compensation, Governance and Finance Committees receive an additional fee of $20,000 each year, as long as such Chair is not also an executive officer of Omnicom.

40 2024 Proxy Statement

ITEM 1 — ELECTION OF DIRECTORS

Name of Director	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Mary C. Choksi	$166,000	$175,000	$341,000
Leonard S. Coleman, Jr.	$191,000	$175,000	$366,000
Mark D. Gerstein	$136,000	$175,000	$311,000
Ronnie S. Hawkins	$136,000	$175,000	$311,000
Deborah J. Kissire	$168,000	$175,000	$343,000
Gracia C. Martore	$168,000	$175,000	$343,000
Patricia Salas Pineda	$130,000	$175,000	$305,000
Linda Johnson Rice	$134,000	$175,000	$309,000
Valerie M. Williams	$148,000	$175,000	$323,000

(1)        This column reports the amount of cash compensation earned in 2023 for Board and Committee service. The amounts shown include $90,000 in cash compensation, which Mr. Gerstein elected to receive in common stock.

(2)        The amount reported in the “Stock Awards” column for each director reflects the aggregate grant date fair value of the stock granted in 2023, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”). For a discussion of the assumptions used to calculate the fair value of stock awards, refer to Notes 2 and 10 to the consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 10-K”). The grant date fair market value for each quarterly stock award was $43,750 for each individual reported in the table above. All stock awards held by directors were fully vested as of December 31, 2023.

No Other Compensation. Directors received no compensation in 2023 other than that described above. We do not have a retirement plan for directors, and they receive no pension benefits.

Stock Ownership Requirement. The Board encourages stock ownership by directors and has adopted stock ownership guidelines for our directors. The director guidelines provide, in general, that our directors must own Omnicom stock equal to or greater than five times their annual cash retainer within five years of their joining the Board. As of December 31, 2023, each member of our Board that has served on the Board five years or more was in compliance with these guidelines.

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ITEM 2 — ADVISORY RESOLUTION TO
APPROVE EXECUTIVE COMPENSATION

____________________

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, we are asking shareholders to approve an advisory resolution on the compensation of the Company’s named executive officers (“NEOs”) as reported in this Proxy Statement. In 2023, the Board recommended that this advisory vote to approve NEO compensation be conducted annually, and shareholders voted in favor of this recommendation by a substantial majority. Accordingly, the Board has determined that it will hold an advisory vote to approve NEO compensation annually until the next vote to determine the frequency of such an advisory vote. Subsequent to the advisory vote reflected in this proposal, the next advisory vote to approve NEO compensation is expected to occur at the 2025 Annual Meeting of Shareholders.

Our executive compensation programs are designed to support the Company’s long-term success. As described below in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Compensation Committee has structured our executive compensation program to achieve the following key objectives:

■    attract, motivate and retain the talented executives who are a critical component of Omnicom’s long-term success by providing each with a competitive total rewards package;

■    support talent development in a rapidly evolving and competitive industry;

■    maintain a balanced approach to building long-term shareholder value that does not overemphasize a single metric; and

■    ensure that executive compensation is aligned with both the short- and long-term interests of shareholders.

The majority of each NEO’s total compensation was variable and based on performance. With respect to our Chief Executive Officer, 94% of his 2023 compensation was variable and based on performance.

We urge shareholders to read the “Compensation Discussion and Analysis” below, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and related compensation tables and narrative below, which provide detailed information on the compensation of our NEOs. The Compensation Committee and the Board believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our NEOs reported in this Proxy Statement has supported and contributed to our success.

We are asking shareholders to approve the following advisory resolution at the 2024 Annual Meeting.

RESOLVED, that the shareholders of Omnicom Group Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2024 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table for 2023 and the other related tables and narrative discussion.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board. Although non-binding, the Board and the Compensation Committee will carefully review and consider the voting results when evaluating our executive compensation program.

The Board UNANIMOUSLY recommends that shareholders vote FOR the advisory resolution to approve executive compensation.

Approval of this item requires the favorable vote of the holders of a majority of the shares voting on the item. Abstentions and broker non-votes will have no effect on the outcome of this item.

42 2024 Proxy Statement

EXECUTIVE COMPENSATION

____________________

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EXECUTIVE COMPENSATION

Executive Summary

OVERALL COMPENSATION OBJECTIVES AND PRINCIPLES

The Compensation Committee is responsible for establishing, implementing and monitoring Omnicom’s executive compensation policies and program. The overarching goals of our compensation program are to:

Attract, motivate and retain	Support talent development	Maintain a balanced approach	Ensure that executive compensation is aligned
the talented executives who are a critical component of Omnicom’s long-term success by providing each with a competitive total rewards package;	in a rapidly evolving and competitive industry;	to building long-term shareholder value that does not overemphasize a single metric; and	with both the short- and long-term interests of shareholders.

We accomplish this by:

■    closely tying pay to current and long-term Company performance;

■    maintaining a high degree of variable “at-risk” compensation;

■    establishing challenging quantitative performance metrics that align with our business strategy, which determine 80% of our 2023 Annual Incentive Award;

■    determining 20% of our 2023 Annual Incentive Award by assessing certain qualitative performance metrics, including DE&I; environmental sustainability and lessening the impact of our operations on the environment; human capital management and employee training initiatives; and maintaining the highest standards of corporate responsibility and integrity; and

■    sustaining competitive compensation levels.

ABOUT OUR BUSINESS

Omnicom, a strategic holding company formed in 1986, provides advertising, marketing and corporate communications services to many of the largest global companies. We operate in a highly competitive industry and compete against other global, national and regional advertising and marketing services companies, as well as technology, social media and professional services companies.

Our business model was built and continues to evolve around our clients. We use our client-centric approach to grow our business by expanding our service offerings to existing clients, moving into new markets and obtaining new clients. In addition, we pursue selective acquisitions of complementary companies with strong entrepreneurial management teams that currently serve or could serve our existing clients. In addition to collaborating through our client service models, our agencies, practice areas and networks collaborate across internally developed technology platforms.

Our key client matrix organization structure facilitates superior client management and allows for greater integration across our service platforms. Our overarching strategy is to continue to use our virtual client networks to grow our business relationships with our largest clients by serving them across our networks, disciplines and geographies.

44 2024 Proxy Statement

EXECUTIVE COMPENSATION

OVERVIEW OF 2023 COMPANY PERFORMANCE

As described in greater detail below, Omnicom finished 2023 on a strong note. Our full year revenue was $14,692.2 million, with organic growth of 4.1%; operating income was $2,104.7 million and adjusted operating income was $2,231.9 million; operating margin was 14.3% and adjusted operating margin was 15.2%; and diluted EPS was $6.91 and adjusted diluted EPS was $7.41. We generated approximately $1.4 billion in net cash provided by operating activities, an increase of 53.4% compared to the full year 2022, and approximately $1.9 billion in free cash flow, an increase of 6.5% compared to the full year 2022. We returned $1.1 billion to shareholders through dividends and share repurchases and ended the year with $4.4 billion in cash and cash equivalents. See Annex A for the definitions of adjusted operating income, adjusted operating margin, adjusted diluted EPS and free cash flow, which are non-GAAP measures, and a reconciliation of each non-GAAP measure to the most directly comparable GAAP measure. Our return on equity was 40.5% in 2023, while our return on invested capital was 25.8%. As we move into 2024, Omnicom’s liquidity and balance sheet remain strong and continue to support our primary uses of cash — dividends, acquisitions and share repurchases.

In 2023, we continued to invest in areas that will shape the future of our industry, through acquisitions and internal investments and partnerships. On January 2, 2024, we closed the biggest acquisition in Omnicom’s history with the purchase of Flywheel Digital, the digital commerce business of Ascential. Flywheel’s best-in-class solutions are a game changer for our clients whose demand for digital commerce and retail media solutions continues to grow. When combined with our well-established offerings in commerce, media and precision marketing, we now have end-to-end services that we believe can outpace the competition. The addition of Flywheel uniquely positions Omnicom to seamlessly integrate offerings across retail and brand media, digital and in-store commerce, as well as precision marketing. Omnicom will connect the audience and behavioral data in its open operating system, Omni, to the product and transaction data in Flywheel Commerce Cloud to provide its clients unmatched insights and analytics. Flywheel will operate as a Practice Area within Omnicom and will be led by Duncan Painter, previously the CEO of Ascential.

We continually evaluate the use of AI in our business processes, and in 2023, we entered into strategic partnerships and collaborations with leading AI technology companies, enabling us to continue to develop enhanced product and service capabilities in generative AI. As described below, we have also taken a strong stance on responsible AI practices and seek opportunities to ensure that technical innovations are safe and built on ethical foundations.

■    In June, Omnicom unveiled Omni Assist, the inaugural generative AI capability enabled by a first-mover partnership with Microsoft. Omnicom was the first agency holding company to have enterprise access to the latest Open AI GPT models. In addition to accelerating campaign time-to-market, Omni Assist delivers on the initial promise of generative AI as outlined by our CEO: improving workflow in a way that enables Omnicom’s knowledge workers to be more productive — and its agencies to add more value — in the marketplace.

■    We entered into a first-mover collaboration with Getty Images, which will provide us early access to generative AI by Getty Images. The new tool pairs Getty Images’ best-in-class creative content with the latest AI technology.

■    Omnicom entered into a first-mover collaboration with Amazon Web Services (AWS) to reimagine creativity and accelerate innovation with generative AI foundational models for advertising. As part of the collaboration, Omnicom will use AWS generative AI and machine learning (ML) services to help accelerate the transformation of advertising campaign development.

■    We strengthened our partnership with Adobe through a joint initiative intended to bring enterprise generative AI capabilities to our shared clients. As the first holding company to have access to Adobe Firefly models, Omnicom will use Adobe Firefly creative generative AI models with Omni data to create on-brand content that helps marketers orchestrate better outcomes.

■    Omnicom is part of the Coalition for Content Provenance and Authenticity (C2PA) that seeks to build and standardize a future framework of content verification and protects the authenticity of AI assets for creators, brands, and consumers. With the latest tool from Getty Images, users can be confident that the content that they generate is safe to use in commercial settings and will not include any trademarked brands, products, characters or identifiable people. Omnicom was also the first advertising and marketing holding company to join the Content Authenticity Initiative (CAI). Launched in 2019, the CAI is an Adobe-led cross-industry initiative comprised of media and tech companies, NGOs, academics and others focused on increasing trust and transparency in digital content. The CAI is actively partnering across its membership community with over 1,500 partners to ensure the technical innovations are built on ethical foundations.

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EXECUTIVE COMPENSATION

Our people are our greatest asset, and we are constantly looking to invest in them. As the competition for talent grows, Omnicom remains focused on maximizing opportunities for employees across our enterprise. We have strived to build a company our people will be proud to work for, and we have dedicated ourselves to focusing on the Company’s role in critical areas, such as environmental sustainability and DE&I. We continued this initiative in 2023. Forbes named us to its 2023 lists for Best Employers for Women and Best Employers for New Grads. Omnicom was also named to Newsweek’s list of America’s Most Responsible Companies and America’s Most Trustworthy Companies in 2023. Diversity First ranked us #23 out of all Fortune 500 companies in its list of Top 50 Companies for Diversity after assessing the racial and gender diversity of our executive and board membership. In addition, we achieved a perfect score of 100% for the seventh consecutive year on the Corporate Equality Index (CEI) administered by the Human Rights Campaign Foundation. This index is a nationally recognized benchmarking tool for corporate inclusivity policies, benefits and practices pertinent to LGBTQ employees. Due to our high score, we were designated as a 2023 “Best Place to Work for LGBTQ Equality.”

We reaffirm the Company’s commitment to these ideals and believe the strategic decisions made during 2023 have aptly positioned us for continued success.

Omnicom 2023 Financial Results

4.1% Organic Growth	$14.7 billion Revenue	$1.4 billion Net Income

$1.4 billion Net Cash Provided by Operating Activities	$1.9 billion Free Cash Flow	$2.1 billion Operating Income	$2.2 billion Adjusted Operating Income	40.5% Return on Equity (ROE)	25.8% Return on Invested Capital (ROIC)	8.6% Diluted EPS Growth	6.9% Adjusted Diluted EPS Growth

Though the business environment continued to be uncertain in 2023, we finished the year on a strong note with respect to revenue growth and profitability. Worldwide revenue in 2023 increased to $14,692.2 million compared to $14,289.1 million in 2022. Worldwide organic growth increased revenue by $584.5 million, or 4.1%. Changes in foreign exchange rates reduced revenue by $28.3 million, or 0.2%, and acquisition revenue, net of disposition revenue, reduced revenue by $153.1 million, or 1.1%. The negative impact on revenue from acquisitions, net of dispositions, year-over-year was primarily due to dispositions in the Execution & Support discipline in the first and second quarters of 2023, including the sale of our research businesses, as well as the disposition of our businesses in Russia in the first quarter of 2022, partially offset by acquisitions in our Public Relations and Advertising & Media disciplines during the year.

Net income in 2023 increased $74.9 million to $1,391.4 million from $1,316.5 million in 2022. This year-over-year increase is due to the factors described in detail in our 2023 10-K. Diluted net income per share increased to $6.91 in 2023, compared to $6.36 in 2022, again due to the factors described in our 2023 10-K and the impact of the reduction in our weighted-average common shares outstanding resulting from the repurchases of our common stock, net of shares issued for stock option exercises and the employee stock purchase plan during the year.*

Operating income for 2023 compared to 2022 increased $21.4 million to $2,104.7 million, and operating margin decreased to 14.3% from 14.6% due to factors discussed in our 2023 10-K. EBITA decreased $21.4 million to $2,185.0 million, and EBITA margin decreased to 14.9% from 15.1%.*

*     In 2023, the impact of the real estate and other repositioning costs, gain on disposition of subsidiaries and acquisition transaction costs reduced both operating income and EBITA by $127.2 million, and reduced operating margin by 0.9% and EBITA margin by 0.8%. The net impact of these items reduced net income for 2023 by $102.6 million and diluted net income per share by $0.50. For 2022, operating income and EBITA included a reduction of $113.4 million related to the war in Ukraine that decreased both operating margin and EBITA margin by 0.8%. The impact of the after-tax charges arising from the effect of the war in Ukraine reduced net income for 2022 by $118.2 million and diluted net income per share by $0.57. See Notes 5, 13, 14 and 15 to the consolidated financial statements in our 2023 10-K.

46 2024 Proxy Statement

EXECUTIVE COMPENSATION

We Were Recognized for Our Accomplishments and Exceptional Creative Talents.

The ingenuity and creativity of our people resulted in numerous industry awards and recognitions. The following are just a few highlights:

Omnicom won Creative Company of the Year at the 2023 Cannes Lions International Festival of Creativity. More than 120 agencies from 40 countries contributed to the title, winning over 175 total Lions. DDB Worldwide and BBDO Worldwide were in the top three of the Creative Network of the Year category, coming in at #1 and #3, respectively.

Omnicom was named Holding Company of the Year, and Dieste was named Multicultural Agency of the Year for Ad Age’s 2023 A-List and Creativity Awards.

At the One Show 2023, Omnicom was crowned Creative Holding Company of the Year, making it the sixth time within the past decade Omnicom secured the top spot. DDB Worldwide, TBWA\Worldwide and BBDO Worldwide were all in the top five of the Network of the Year category. BBDO Canada was named Agency of the Year.

Omnicom and its agencies achieved the most coveted titles at the 2023 Gerety Awards. Omnicom took home Holding Company of the Year, DDB Worldwide was named Global Network of the Year, and DDB Chicago won Global Agency of the Year.

Omnicom was recognized as MediaPost’s 2023 Holding Company of the Year.

TBWA\Worldwide was named to Fast Company’s 2023 list of the World’s Most Innovative Companies, ranking #2 in the Advertising sector. This was the fifth year in a row the network made the list.

Omnicom Media Group (OMG) ranked #1 among global media groups for net new business in 2023, according to COMvergence. This marked the second consecutive year that OMG led its category.

FleishmanHillard was recognized as 2023 Agency of the Year and Outstanding Extra-Large Agency at PRWeek’s US Awards for the second year in a row. It also was named PR Agency of the Year at the 2023 Campaign US Agency of the Year Awards.

We Continued to Realign and Optimize Our Portfolio Agencies.

In addition to our acquisition of Flywheel Digital, discussed above, we acquired some excellent businesses in key growth areas in 2023 and continued to realign and optimize our portfolio agencies. Some of our notable acquisitions are as follows:

We acquired Coffee & TV, a UK-based creative studio that specializes in CGI and visual effects. The acquisition is part of our strategy to leverage the scale of our production operations and launch a holistic suite of global content and production services under a single unit, Omnicom Content Studios. Omnicom Content Studios creates content for brands across all consumer experiences and touch points from long- and short-form videos to social, experiential, digital and everything in between.

Omnicom acquired Grabarz & Partner to further cement its leadership position in Germany, one of the largest advertising markets in the world. Founded in 1993, Grabarz & Partner is a world-class creative agency headquartered in Hamburg. With more than 260 employees, the agency works with prominent global and local clients. It has been named to prestigious industry lists such as Cannes Lions’ “Top Ten Independent Agencies of the Decade” and Campaign UK’s “The World’s Leading Independent Agencies.”

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EXECUTIVE COMPENSATION

Our media services division, Omnicom Media Group, acquired Outpromo and Global Shopper, two of Brazil’s leading connected commerce and retail media agencies. The acquisitions create the foundation for a dedicated, end-to-end e-commerce and retail media performance agency in the Brazilian market for Omnicom Media Group. Outpromo was founded in Sao Paolo in 1999 as a shopper marketing agency. Over its two-plus decades, the agency has evolved and expanded its offerings to become a leader in building and growing brands in an omni-commerce world. Its 250 professionals deliver specialty services – including retail e-marketing, e-commerce, social commerce and retail media – to clients across the food and beverage, household products and skincare categories, among others.

TBWA\Worldwide acquired one of the UK’s leading creative agencies for the world of sport, in a deal designed to add significant new depth to the UK group’s expertise across the total brand experience. The highly acclaimed, award-winning independent agency, Dark Horses, prides itself on breaking away from the field and has an enviable roster of clients bridging sport, fitness, health and wellbeing. From brand creation and brand platforms to on-the-ground activation, strategy and social content, as well as PR, sponsorship and influencer marketing, the agency works far beyond the confines of traditional sports marketing, making them the perfect fit for TBWA.

Omnicom Media Group acquired Ptarmigan Media, a specialist agency that provides end-to-end media and marketing solutions to financial services brands. Founded in the UK, Ptarmigan delivers a range of services including fully integrated media planning and buying, market research, search and social, as well as content and creative. The company specializes in serving financial services clients in the Asset Management, Life and Pensions, Banking, Trading and Platforms, Wealth Management, Fintech, and Insurance sectors across APAC, EMEA and North America. Ptarmigan is headquartered in London and has several office locations around the world, including Hong Kong, New York, Singapore and Sydney for its 100+ media professionals.

Omnicom PR Group (OPRG), acquired PLUS Communications, a top public affairs firm, and FP1 Strategies, a leading political consultancy. The acquisitions will accelerate growth, expand existing offerings, and further solidify OPRG’s leadership position in public affairs, and corporate and political consulting. The addition of PLUS Communications and FP1 Strategies and their deep expertise in healthcare, technology and crisis communications, takes our ability to serve our clients on the global public affairs stage to a whole new level.

We Made Progress on Creating Equitable, Inclusive Workplaces for All Employees.

Over the last year, Omnicom made substantial progress on OPEN 2.0, our DE&I action plan that builds upon the progress we have made thus far to achieve our ultimate goal: systemic equity throughout Omnicom.

In addition to the four key tenets — culture, collaboration, clients and community — and the eight Action Items outlined in OPEN 2.0, our DE&I Guiding Principles express our commitment to our employees, our clients and our communities.

For our people, we strive to:

■        Create respectful environments that encourage diversity of thought and lived experiences

■        Build inclusive teams that reflect the diversity of our communities

■        Work to reduce any obstacles from paths to leadership for people based on their demographic backgrounds; we are proud to be an equal opportunity employer whose policy is to not make employment (including hiring, compensation, promotion, or termination) decisions on the basis of any legally protected class

■        Offer education and development programs to improve cultural understanding of DE&I and our priorities within OPEN 2.0

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EXECUTIVE COMPENSATION

For our clients, we strive to:

■        Build teams that reflect voices from a variety of backgrounds

■        Provide timely communications on the DE&I landscape and implications for our work

■        Implement DE&I best practices that lay the foundation for more inclusive work

■        Have thoughtful, sometimes challenging, conversations that will strengthen our relationship and the work we do together

■        Share accountability and mutual transparency on DE&I commitments and progress

For our communities, we strive to:

■        Take time to consider, better understand and be inclusive of the diverse global communities in which we operate

■        Be intentional about how we represent people of different races, ethnicities, abilities, religions, political affiliations, sexual orientations, and more in our work

■        Work with partners that help us address systemic inequities

■        Give back to and invest in underrepresented communities

It is through the focus provided by OPEN 2.0 and these efforts that we have been able to make progress on promoting equitable workplaces that foster belonging for all employees and delivering inclusive work to our clients.

In 2023, we were able to increase representation of people of color at Omnicom, which is reflected in our EEO-1 Report. This progress is in part due to our support of industry programs in 2023, such as AAF Most Promising Multicultural Students, ADCOLOR, National Black MBA and AfroAnimation, which helps us to expand the pool of qualified candidates from traditionally underrepresented backgrounds.

We also expanded our involvement with HBCUs and student organizations, such as HISPA (Hispanics Inspiring Students’ Performance and Achievement), to include mentorship and on-site engagement with our Omnicom leaders, increasing awareness of opportunities in our industry. We will continue to focus on and invest in partnerships that help us advance OPEN 2.0 and provide us with opportunities for recruiting, talent development, and platforms for thought leadership.

To harness the power of our six global OPEN ERGs, we established performance metrics that drive the development of programs and resources at the ERG-level that foster employee development, employee retention, community building and client engagement. In 2023, our OPEN ERGs also helped us execute our industry partnerships in meaningful ways. In collaboration with Black Together, our ERG dedicated to the Black community, we hosted a well-attended event at AfroTech that gave us an opportunity to connect with talent, present thought-leadership alongside clients and partners and inspire student attendees to join the industry. With guidance from our OPEN Pride ERG, we also strengthened our long-time partnership with GLAAD (the world’s largest Lesbian, Gay, Bisexual, Transgender and Queer (LGBTQ) media advocacy organization). Omnicom and GLAAD announced our LGBTQ Credentialing partnership at ADCOLOR 2023. Through this partnership, we will build a curriculum and corresponding training material that trains agency executives and teams on the importance of LGBTQ+ inclusion. The credentialing program is in development and will launch in 2024.

Throughout 2023, we continued our internal and external efforts to support and develop our LGBTQIA+ community, including the development and deployment of the Omnicom Gender Transition Toolkit for employees, managers and HR. This, along with our inclusive benefits and strong global LGBTQ+ ERG initiatives, helped Omnicom achieve a perfect score for the seventh consecutive year on the Corporate Equality Index (CEI) administered by the Human Rights Campaign Foundation. This index is a nationally recognized benchmarking tool for corporate inclusive policies, benefits and practices pertinent to LGBTQ employees. Due to our high score, we were designated as a 2023 “Best Place to Work for LGBTQ Equality.”

It is our ambition to achieve equity for all, and it is in that spirit that we also focused our efforts on addressing the needs of the disability community. In 2023, we announced OPEN Disability 2.0, a plan informed by employee insights that outlines tenets and actions that drive toward disability inclusion. We have already begun to deliver on these commitments with the launch of our Digital Accessibility Guide that helps employees know what tools are available to them and the Workplace Accessibility Guide that provides easy-to-implement ways for office managers to make the physical workplace more accessible to all.

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EXECUTIVE COMPENSATION

We established an OPEN Global Steering Committee with 20 members from four different regions: APAC, UK/Europe, Latin America and North America. In collaboration with this group, we completed a qualitative research study consisting of interviews with employees from diverse backgrounds across all the regions mentioned above. The research revealed important insights that highlight regional nuances and expectations. These insights will be leveraged in an upcoming quantitative study that will inform how we further refine our global strategy.

Clients are a core tenet of OPEN 2.0. In 2023, our DE&I leaders worked closely with their agency colleagues on developing inclusive work and winning new business. Throughout Omnicom’s network, our agencies offer a variety of inclusive marketing tools, such as BBDO’s Compass and TBWA’s Inclusive by Design Toolkit, which was featured on the mainstage at the 2023 Cannes Lions Festival of Creativity.

Additional information on our DE&I efforts is set forth on page 30 above in the section entitled “Diversity, Equity and Inclusion.”

COMPENSATION DECISIONS REFLECT PERFORMANCE

These and other 2023 achievements were a direct result of the leadership of our NEOs and other senior executives and provide important context for the Compensation Committee’s pay-for-performance approach and key 2023 compensation decisions. Our NEOs for fiscal year 2023 were:

■    John D. Wren, Chairman and Chief Executive Officer

■    Daryl D. Simm, President and Chief Operating Officer

■    Philip J. Angelastro, Executive Vice President and Chief Financial Officer

■    Jonathan B. Nelson, Chief Executive Officer, Omnicom Digital

■    Louis F. Januzzi, Senior Vice President, General Counsel and Secretary

Omnicom strives to closely link executive compensation to performance by making a significant portion of potential compensation variable, as well as long-term performance driven. The more senior the executive, the lower his or her base pay will be as a proportion of his or her entire compensation package and the higher the executive’s short- and long-term incentive components will be as a proportion of his or her entire compensation package. We believe this approach is aligned with shareholder interest and the long-term interests of the Company. For all NEOs, the majority of their total compensation was variable and based on performance. With respect to our CEO, 94% of his 2023 compensation was variable and based on performance.

LAST YEAR’S SAY-ON-PAY VOTE AND SHAREHOLDER ENGAGEMENT

The Compensation Committee believes that our executive compensation program aligns with performance, reflects our business philosophy and utilizes competitive practices regarding executive compensation in a highly competitive industry. At our 2023 Annual Meeting of Shareholders, over 93% of the votes cast on the say-on-pay proposal at that meeting were voted in favor of our 2022 executive compensation program. The Compensation Committee believes this vote, in combination with direct feedback from our shareholders, affirms our shareholders’ support of the Company’s approach to executive compensation. The Compensation Committee will continue to consider the outcome of the Company’s say-on-pay votes and feedback received directly from our shareholders when making future compensation decisions for the NEOs.

In the fall of 2023, we reached out to shareholders holding 70% of our outstanding shares with an invitation to engage. We spoke to every shareholder that accepted our invitation, which represented an aggregate of 22% of our outstanding shares, in a continued effort to foster a successful shareholder outreach program. Executive compensation was one of many topics included in our discussion with shareholders, and shareholder feedback is shared with the Compensation Committee, as appropriate, as well as with the full Board. As a whole, our shareholders were overwhelmingly supportive of our compensation structure.

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Compensation Committee Report

The Compensation Committee, which is comprised solely of independent members of the Board, has reviewed the “Compensation Discussion and Analysis” and discussed the analysis with management. Based on its review and discussions with management, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in this Proxy Statement and incorporated by reference in Omnicom’s 2023 10-K filed with the SEC on February 7, 2024.

Members of the Compensation Committee
Gracia C. Martore, Chair
Mary C. Choksi
Leonard S. Coleman, Jr.
Ronnie S. Hawkins
Linda Johnson Rice

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Compensation Discussion & Analysis

OBJECTIVES

Compensation Decision Process

The Compensation Committee annually reviews and approves the compensation of the NEOs. To aid the Compensation Committee in making its compensation determinations, the Chief Executive Officer annually reviews the performance of each other NEO by evaluating the performance factors described in this Compensation Discussion and Analysis and presents his conclusions and recommendations to the Compensation Committee. The Compensation Committee considers the Chief Executive Officer’s recommendations, but ultimately makes the final decision as to compensation determinations. With respect to 2023 compensation, the Compensation Committee did not deviate materially from our Chief Executive Officer’s recommendations.

Process for Determination of our Executive Compensation: Step-By-Step

STEP 1	Base Salary The Compensation Committee sets base salaries. Mr. Wren’s salary last increased 21 years ago

STEP 2	Setting Performance Measures for 2023 The Compensation Committee sets metrics and quantitative and qualitative performance measures for earning an Annual Incentive Award

STEP 3

Determining Multipliers Based on Performance Range
The Compensation Committee ascribes a range of predetermined multipliers based on the range of Omnicom performance outcomes with respect to each quantitative performance measure

STEP 4	Setting Target and Maximum Annual Incentive Award Dollar Amounts The Compensation Committee sets target and maximum Annual Incentive Award dollar amounts

STEP 5

Calculation of Annual Incentive Award
The Compensation Committee reviews the performance of Omnicom and its peer group and calculates weighted scores for each metric and final earned Annual Incentive Award dollar amounts

STEP 6

Adjustments Determined
The Compensation Committee considers factors it deems appropriate in order to determine whether to make adjustments to the calculated Annual Incentive Award dollar amounts and approves final Annual Incentive Awards

STEP 7

Long-Term Incentive Compensation: Three-Year Performance Restricted Stock Unit (“PRSU”) Awards
The Compensation Committee granted Messrs. Wren, Simm and Angelastro PRSUs that are subject to performance conditions measured over a three-year period

STEP 8	Long-Term Incentive Compensation: Time-Based Restricted Stock Units (“RSUs”) The Compensation Committee granted Messrs. Nelson and Januzzi RSUs that vest ratably over a five-year period

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ELEMENTS OF OMNICOM COMPENSATION AND

FISCAL YEAR 2023 DECISIONS

For Messrs. Wren, Simm and Angelastro, our principal components of pay for performance in 2023 were a base salary, an Annual Incentive Award based on 2023 performance and an award of PRSUs that is contingent upon the long-term performance of the Company.

For Messrs. Nelson and Januzzi, our principal components of pay for performance in 2023 were a base salary, an Annual Incentive Award based on 2023 performance and an award of RSUs that vests ratably over a five-year period.

Although NEOs are eligible to receive an Annual Incentive Award if their achievements so merit, the granting of an Annual Incentive Award to any NEO is entirely at the discretion of the Compensation Committee. The Compensation Committee may choose not to award an Annual Incentive Award to a NEO or to adjust the amount of the award that results from the application of the measures described in this Compensation Discussion & Analysis, in each case, in light of all factors deemed relevant by the Compensation Committee. In addition, to the extent achievement of the performance criteria may be impacted by changes in accounting principles and extraordinary, unusual or infrequently occurring events reported in Omnicom’s public filings, the Compensation Committee exercises its judgment whether to reflect or exclude their impact.

Each of these components and the manner in which decisions for 2023 were made for each NEO are more fully discussed in the sections that follow.

STEP 1	Base Salary The Compensation Committee sets base salaries. Mr. Wren’s salary last increased 21 years ago

NEO Base Salaries:
John Wren Chairman and Chief Executive Officer	$ 1,000,000
Daryl Simm President and Chief Operating Officer	$ 1,000,000
Philip Angelastro Executive Vice President and Chief Financial Officer	$ 950,000
Jonathan Nelson Chief Executive Officer, Omnicom Digital	$ 850,000
Louis Januzzi Senior Vice President, General Counsel and Secretary	$ 500,000

The objective of base salary is to provide a portion of compensation to the NEO that is not “at risk,” such as incentive bonuses or equity awards, and is generally unaffected by fluctuations in company performance or the market in general. The base salaries for the NEOs are determined by the Compensation Committee.

Adjustments in base salary for NEOs are not automatic or formulaic, and are ultimately made by the Compensation Committee in the exercise of its business judgment. Normally, base salary adjustments are generally considered no more frequently than every 24 months. Effective November 16, 2023, Mr. Nelson’s annual base salary was reduced to $510,000 to reflect the transition of certain of his responsibilities to other experienced executives of the Company. Effective March 1, 2024, Mr. Januzzi’s base salary was increased to $650,000 to reflect his outstanding performance in his role after completing his first year as General Counsel of the Company.

Omnicom considers a number of factors when determining whether to make base salary adjustments, which factors may include advice from our compensation consultant, the general knowledge of our Chief Executive Officer and Compensation Committee of base salaries paid to similarly positioned executives, salaries paid historically, tax and accounting changes that may affect the Company, as well as personal performance as assessed by the Compensation Committee and the Chief Executive Officer. No formulaic base salary adjustments are provided to the NEOs.

Based on our Chief Executive Officer’s and the Compensation Committee’s general knowledge of base salaries paid to similarly positioned executives at companies of comparable size and profitability, and the Compensation Committee’s emphasis on performance-based compensation, no NEO’s base salary, other than Mr. Nelson’s as described above, was adjusted in 2023.

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EXECUTIVE COMPENSATION

Performance-Based Compensation Awards

Under Omnicom’s Senior Management Incentive Plan, eligible executive officers may receive an Annual Incentive Award, except as the Compensation Committee may otherwise determine in the exercise of its business judgment. The Annual Incentive Award earned by each eligible NEO is payable at the election of the Compensation Committee in cash and/or equity-based awards. The following table summarizes the combination of quantitative and qualitative performance measures the Compensation Committee considered for the Annual Incentive Awards awarded for performance in fiscal year 2023, each of which is discussed in greater detail below.

Determination of Annual Incentive Award:

STEP 2	Setting Performance Measures for 2023 The Compensation Committee sets metrics and quantitative and qualitative performance measures for earning an Annual Incentive Award

Component	Weighting	Performance Measures	Rationale for Selection of Performance Metric
Peer Metric (Performance Relative to Peers)	40%	■ Return on equity (40%) ■ Organic growth (20%) ■ Adjusted operating margin (20%) ■ Organic growth plus adjusted operating margin (20%)

■    Comprehensively evaluates various financial metrics directly tied to the return to our common shareholders over time

■    Measures ability to drive revenue growth from existing operations, exclusive of the impact of acquisitions, dispositions and foreign currency translation

■    Focuses the Company on operating at sustainable, profitable levels

■    Balances the contribution of each of these important metrics

Performance Metric (OMC Internal Targets)	40%	■ Adjusted diluted EPS growth (33 1/3%) ■ Adjusted EBITA margin (33 1/3%) ■ Organic growth (33 1/3%)

■    Measures Company’s profitability

■    Focuses the Company on operating at sustainable, profitable levels

■    Measures ability to drive revenue growth from existing operations, exclusive of the impact of acquisitions, dispositions and foreign currency translation

Qualitative Metric	20%

■    DE&I

■    Environmental sustainability, and lessening the impact of our operations on the environment

■    Human capital management and employee training initiatives

■    Maintaining the highest standards of corporate responsibility and integrity

			■ Reflects priority focus on DE&I, environmental sustainability, commitment to employee training and human capital management and corporate responsibility and integrity

We believe our goals are meaningful and challenging, the achievement of which is designed to drive shareholder value.

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STEP 3

Determining Multipliers Based on Performance Range
The Compensation Committee ascribes a range of predetermined multipliers based on the range of Omnicom performance outcomes with respect to each quantitative performance measure

PEER METRIC (FINANCIAL PERFORMANCE VS. INDUSTRY PEER GROUP) – 40% OF TARGET ANNUAL INCENTIVE AWARD

Performance Measure	Weight	Rank	Peer Multiplier
Return On Equity	40%	1 – 4	0.4 – 2.0
Organic Growth	20%	1 – 4	0.4 – 2.0
Adjusted Operating Margin	20%	1 – 4	0.4 – 2.0
Organic Growth + Adjusted Operating Margin	20%	1 – 4	0.4 – 2.0

The “Peer Metric” is based on Omnicom’s financial performance as compared to an industry peer group. The Compensation Committee considered the following performance measures for fiscal year 2023 as compared to that of an industry peer group, which included WPP plc, Publicis Groupe SA and The Interpublic Group of Companies, Inc. (the “Peer Metric Group”), with each measure weighted as indicated:

■    return on equity (ROE) (40%)

■    organic growth (20%)

■    adjusted operating margin (20%)

■    organic growth plus adjusted operating margin (20%)

Peer Metric
(40% of Target Incentive Award)

A predetermined multiplier of between 0.4 and 2.0 (the “Peer Multiplier”) was ascribed based on Omnicom’s ranking relative to the Peer Metric Group for each metric. The Peer Multiplier was applied to each metric’s weighting within the category based on the results achieved to arrive at a weighted score (the “Peer Weighted Score”).

PERFORMANCE METRIC (FINANCIAL PERFORMANCE VS. ANNUAL COMPANY TARGET) – 40% OF TARGET ANNUAL INCENTIVE AWARD

Performance Measure	Weight	Performance Range	Performance Multiplier
Adjusted Diluted EPS Growth	33 1/3%	1.0% – 6.0%	0.0 – 2.0
Adjusted EBITA Margin	33 1/3%	15.1% – 15.9%	0.0 – 2.0
Organic Growth	33 1/3%	1.0% – 5.0%	0.0 – 2.0
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The “Performance Metric” is based on Omnicom’s financial performance as compared to annual Company targets. The Compensation Committee considered the following performance measures for fiscal year 2023, with each measure weighted as indicated:

■    Adjusted diluted earnings per share growth (Adjusted Diluted EPS Growth) (33 1/3%)

■    Adjusted earnings before interest, taxes and amortization (Adjusted EBITA) margin (33 1/3%)

■    Organic growth (33 1/3%)

Performance Metric
(40% of Target Incentive Award)

Organic growth is total revenue growth less the change in revenue attributable to foreign currency translation and the impact of revenue from businesses acquired net of the revenue from businesses that were disposed. A predetermined multiplier of between 0.0 and 2.0 (the “Performance Multiplier”) was ascribed based on the range of Omnicom performance with respect to each performance measure as shown above. The Performance Multiplier was applied to each metric’s weighting within the category based on the results achieved to arrive at a weighted score (the “Performance Weighted Score”).

STEP 4	Setting Target and Maximum Annual Incentive Award Dollar Amounts The Compensation Committee sets target and maximum Annual Incentive Award dollar amounts

Name of Executive	Threshold	Target	Maximum
John Wren	$ 0	$7,900,000	$15,800,000
Daryl Simm	$ 0	$3,500,000	$ 7,000,000
Philip Angelastro	$ 0	$3,250,000	$ 6,500,000
Jonathan Nelson	$ 0	$1,300,000	$ 2,600,000
Louis Januzzi	$ 0	$ 500,000	$ 1,000,000

For performance in fiscal year 2023, we established a maximum incentive compensation level and a target incentive compensation level set at a percentage of the maximum incentive compensation level, which are shown above and in the “Grants of Plan-Based Awards in 2023” table. As described below, the Compensation Committee periodically consults with its compensation consultant to determine the range of total compensation for similarly positioned executives at peer group companies. The Compensation Committee takes the information provided by its compensation consultant into consideration when determining the Incentive Award target for our NEOs.

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STEP 5

Calculation of Annual Incentive Award
The Compensation Committee reviews the performance of Omnicom and its peer group and calculates weighted scores for each metric and final earned Annual Incentive Award dollar amounts

CALCULATION OF METRICS RESULTS – COMPANY PERFORMANCE VS. INDUSTRY PEER GROUP

When calculating the Adjusted Operating Margin for our performance metric, we made adjustments to Operating Income to (i) add back real estate and other repositioning costs, (ii) add back acquisition transaction costs and (iii) exclude a gain on a disposition of a subsidiary. To the extent achievement of the performance criteria may be impacted by changes in accounting principles and extraordinary, unusual or infrequently occurring events reported in Omnicom’s public filings, the Compensation Committee exercises its judgment whether to reflect or exclude their impact. The tables in Annex A show the adjustments made to Omnicom Group Inc.’s Operating Income.

	2023 Performance	Peer Metric Group Rank	Weight	Peer Multiplier	Weighted Score
Return On Equity	40.5%	1	40%	2.00	0.800
Organic Growth	4.1%	2	20%	1.50	0.300
Adjusted Operating Margin	15.2%	1	20%	2.00	0.400
Organic Growth + Adjusted Operating Margin	19.3%	2	20%	1.50	0.300
Total					1.800
Peer Weighted Score of 1.800 x metric weighting of 40%					72.0%

CALCULATION OF METRICS RESULTS – COMPANY TARGETS

When calculating our Adjusted EBITA Margin for our performance metric, we made adjustments to EBITA to (i) add back real estate and other repositioning costs, (ii) add back acquisition transaction costs and (iii) exclude a gain on a disposition of a subsidiary. When calculating our Adjusted Diluted EPS Growth for our performance metric, we made adjustments to Net Income – Omnicom Group Inc. to (i) add back charges arising from the effects of the war in Ukraine and additional increase in income tax expense related to the disposition of our businesses in Russia in 2022, (ii) add back after-tax real estate and other repositioning costs in 2023, (iii) add back after-tax acquisition transaction costs incurred in the fourth quarter of 2023 and (iv) exclude an after-tax gain on a disposition of a subsidiary in the second quarter of 2023. To the extent achievement of the performance criteria may be impacted by changes in accounting principles and extraordinary, unusual or infrequently occurring events reported in Omnicom’s public filings, the Compensation Committee exercises its judgment whether to reflect or exclude their impact. The tables in Annex A show these adjustments to EBITA and Net Income – Omnicom Group Inc.

	Target Range and 2023 Performance	Performance Multiplier	Relative Weight	Weighted Score
Adjusted Diluted EPS growth		2.00	33 1/3%	0.667
Adjusted EBITA margin		1.50	33 1/3%	0.500
Organic growth		1.55	33 1/3%	0.517
Total				1.683
Performance Weighted Score of 1.683 x metric weighting of 40%				67.3%
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CALCULATION OF METRICS RESULTS – QUALITATIVE METRIC DETERMINATIONS

The Qualitative Metric was implemented to further align pay with the achievement of criteria relating to further promotion of accountability for progress on our DE&I initiatives; environmental sustainability and lessening the impact of our operations on the environment; human capital management and employee training initiatives; and maintaining the highest standards of corporate responsibility and integrity. Key actions taken with respect to each are further described below.

Qualitative Metric Fiscal Year 2023 Determinations

DIVERSITY, EQUITY AND INCLUSION

Omnicom is a people business, and it has long been our mission to foster diverse and inclusive workplaces where all our people feel comfortable, confident and supported. Over the last year, we have demonstrated our attention to DE&I by advancing the “Action Items” outlined in OPEN 2.0, our framework for achieving systemic equity.

Our mission is to attain equitable representation, development, support and retention of historically underrepresented groups, and, in particular in the United States, for our Black, Hispanic/latinx, Asian and Indigenous professionals.

OPEN 2.0 specifies eight Action Items that will help us move toward achieving systemic equity faster and more effectively. These Action Items drive our DE&I efforts, and their highlights are provided below:

Action Items	Commentary
Expand & Empower OPEN Leadership Team	Further expand, support, and empower the leadership team (led by our Chief Equity and Impact Officer)
Attracting and Recruiting Talent	Together with the OPEN Leadership Team, our agencies will promote our DE&I programs and initiatives
Development	Establish an advocacy program to nurture talent and create a path for success and advancement of individuals across the Company
Retention	Establish a networking system that will allow talent to be sourced from across the firm globally to more efficiently and effectively provide career advancement
Clients	Establish a program to regularly update clients on our DE&I initiatives, and expand our current supplier diversity programs
Community	On an annual basis, identify additional organizations that our agencies enthusiastically support and offer our professional services on a pro bono basis to advance their goals
Mandatory Training	Further expand our training programs designed to create awareness and sensitivity to issues regarding DE&I
Accountability	Establish Omnicom-wide KPIs that will become part of our operations and an important factor in executive compensation

We made substantial progress under OPEN 2.0 in 2023. As shown in the table reflecting our EEOC data on page 32, we achieved progress in increasing our workforce diversity during the year. We also harnessed the power of our ERGs and collaborated with cross-disciplinary stakeholders to propel the momentum and progress towards systemic equity at Omnicom.

ENVIRONMENTAL SUSTAINABILITY

■    Our Chief Environmental Sustainability Officer, Karen van Bergen, is responsible for overseeing Omnicom’s climate change initiatives and processes, which include setting measurable goals, policies and partnerships that will reduce our carbon footprint.

■    Omnicom has achieved its environmental goals of reducing energy use by 20% per employee using a 2015 baseline and increasing our use of electricity generated from renewable sources ahead of the 2023 target date.

■    Omnicom remains a signatory to the United Nations (UN) Global Compact, which commits to undertaking initiatives to promote greater environmental responsibility and encourage the implementation of environmentally friendly technologies.

■    In May 2023, Omnicom received formal validation for its near-term Scope 1, 2 and 3 emission reduction goal with the SBTi, which reviews participating companies on their emissions goals and evaluates whether they are in line with the goals of the Paris Agreement (as interpreted by the particular SBTi methodology).

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■    Omnicom is a founding member of the Global AdNetZero initiative to reduce carbon emissions from advertising operations. Omnicom sits on various working groups to establish plans for roll-out in major advertising markets beyond its initial launch in the UK, with which Omnicom has been involved since its inception.

human capital management and training initiatives

Our employees are our most important assets. We believe a critical component of our success depends on the ability to attract, develop and retain key personnel. The skill sets of our workforce across our agencies and within each discipline share many similarities. Common to all is the ability to understand a client’s brand or product and its selling proposition and to develop a unique message to communicate the value of the brand or product to the client’s target audience, whether through traditional channels or digital platforms. Recognizing the importance of this core competency, we work to support and develop our employees through training and development programs that build and strengthen employees’ leadership and professional skills.

Human capital management strategies are developed collectively by senior management, including the management teams of our networks, practice areas, and agencies, and are overseen by the Board. We work to promote efforts to help the workplace be equitable and ethical, foster an inclusive work environment across our global workforce and respect human rights. Our social and human capital management priorities include, among other things, adopting codes of conduct and business ethics, providing competitive wages and benefits, comprehensive training programs, succession planning, promoting diversity and inclusion and implementing programs that foster the achievement of systemic equity throughout our organization. Omnicom continues its deep attention to human capital management and training initiatives, which includes both supporting our communities and creating a dynamic and diverse workforce, including:

■    We continued to support the UN Sustainable Development Goals (SDGs) through client, pro bono and volunteer work by our agencies across the globe.

■    We promoted equal access to education and vaccines (SDG No. 4) through our pro bono work with Theirworld and our partnership with Gavi.

■    We received a perfect score on the Corporate Equality Index conducted by Human Rights Campaign for seven consecutive years.

■    Our team of dedicated DE&I leaders throughout Omnicom continues to grow. We now have more than 60 leaders executing our DE&I vision and strategy at the network and agency levels.

■    We provided our six global ERGs with new tools and platforms to mentor and serve communities within the Omnicom workforce.

■    In addition to the new mandatory global, online “Foundations of Diversity, Equity and Belonging” training course that launched in 2023, we developed a bespoke learning series called “The How” that features leaders across Omnicom discussing the various ways that DE&I comes to life at Omnicom.

CORPORATE RESPONSIBILITY AND INTEGRITY

Omnicom continues its deep commitment to corporate responsibility and integrity. Key actions taken are further described below:

■    Our Code of Business Conduct, which spells out what we value, what we believe and the policies that all employees at every level around the world must uphold, underscores our commitment to upholding the highest ethical standards.

■    As a signatory to the UN Global Compact, we maintain a Human Rights Policy for our customers and clients.

■    Our Supplier Code of Conduct outlines our expectations for the businesses with which we work.

■    We continued offering mandatory business ethics, security awareness and cybersecurity training to all Omnicom employees.

■    Our Global Privacy Office (GPO) is responsible for implementing best-in-class privacy policies across Omnicom. The GPO ensures we are taking a consistent approach to data privacy across groups, agencies and regions to best protect employee and client data.

■    Omnicom maintained one of the most diverse boards within the Fortune 500. Now at 11 members, our Board has seven members who are women and six who are ethnically diverse.

■    Omnicom published its EEO-1 Report on our website in 2024, reflecting demographic data for 2023, and we are committed to continuing this level of disclosure going forward.

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■    Omnicom is committed to disclosure of U.S. political contributions, of which there were $0 in 2021, 2022 and 2023. Please see our Political Contributions Policy, which is available on our website at https://www.omnicomgroup.com/about/corporate-governance. We also disclose payments to U.S. trade associations that receive more than $50,000 in annual Omnicom dues, and the amount of such dues or contributions that those trade associations use for lobbying or political activity payments.

■    Omnicom’s reporting is informed by various standards, including the Sustainability Accounting Standards Board’s guidance for the Advertising and Marketing Industry.

Due in part to this work, we were ranked on Newsweek’s lists of America’s Most Responsible Companies and America’s Most Trustworthy Companies in 2023.

Fiscal Year 2023 Calculation of Annual Incentive Award

Name	Target Incentive Compensation	Peer Weighted Score	Performance Weighted Score	Qualitative Score	Combined Score	Total Annual Incentive Award Earned
John Wren	$7,900,000	72.0%	67.3%	20.0%	159.3%	$12,587,000
Daryl Simm	$3,500,000	72.0%	67.3%	20.0%	159.3%	$ 5,577,000
Philip Angelastro	$3,250,000	72.0%	67.3%	20.0%	159.3%	$ 5,178,000
Jonathan Nelson	$1,300,000	72.0%	67.3%	20.0%	159.3%	$ 2,071,000
Louis Januzzi	$ 500,000	72.0%	67.3%	20.0%	159.3%	$ 797,000
STEP 6

Adjustments Determined
The Compensation Committee considers factors it deems appropriate in order to determine whether to make adjustments to the calculated Annual Incentive Award dollar amounts and approves final Annual Incentive Awards

Adjustments to Calculated Annual Incentive Award

While the Compensation Committee recognizes the contribution of each eligible NEO, the Compensation Committee, pursuant to Mr. Wren’s recommendation, agreed that it was prudent to reduce the amount of the Annual Incentive Awards to Messrs. Wren, Simm, Angelastro and Nelson, as shown below, in order to reallocate the funds to the general incentive compensation pool to be reallocated to other employees. In light of Mr. Januzzi’s outstanding performance in his role after completing his first year as General Counsel of the Company, the Committee and management agreed to adjust his Annual Incentive Award as shown below.

Name	Total Annual Incentive Award Earned	Adjustment	Total Final Annual Incentive Award
John Wren	$12,587,000	$(587,000)	$12,000,000
Daryl Simm	$ 5,577,000	$(577,000)	$ 5,000,000
Philip Angelastro	$ 5,178,000	$(678,000)	$ 4,500,000
Jonathan Nelson	$ 2,071,000	$(171,000)	$ 1,900,000
Louis Januzzi	$ 797,000	$ 203,000	$ 1,000,000

In lieu of cash, and in order to preserve cash for the general incentive compensation pool to be reallocated to other employees, a portion of Messrs. Wren, Simm, Angelastro and Januzzi’s 2023 Annual Incentive Award will be granted in the form of RSUs. Each RSU will vest over a three-year service period and represents the right to receive one share of our common stock upon vesting. The Compensation Committee believes that service-based vesting of the RSUs is an important motivator to reward continued performance. Information related to these awards is presented below in the Summary Compensation Table for 2023 on page 66.

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STEP 7

Long-Term Incentive Compensation: Three-Year Performance Restricted Stock Unit Awards

The Compensation Committee granted to Messrs. Wren, Simm and Angelastro PRSUs that are subject to further performance conditions over a three-year period

On May 1, 2023, the Compensation Committee awarded Messrs. Wren, Simm and Angelastro PRSUs designed to reward individual contributions to the Company’s performance as well as motivate future contributions and decisions aimed at increasing shareholder value over time. The PRSUs awarded are subject to performance conditions over a three-year period that fit within the Compensation Committee’s “pay for performance” philosophy by closely tying pay to long-term performance. These awards are presented below in both the Summary Compensation Table for 2023 on page 66 and the Grants of Plan-Based Awards in 2023 table on page 67.

The vesting of these PRSUs depends on the results of a performance test performed three years after the year of the grant, which establishes the percentage of the award that the executive will ultimately realize. This test compares the Company’s return on equity for a three-year period (2023 to 2025) to that of our Peer Metric Group. The Compensation Committee believes return on equity provides a consistent and comprehensive measure to assess Omnicom’s relative performance. The Compensation Committee believes using return on equity as the single performance measure achieves clear and simple peer group comparison, and comprehensively evaluates various financial metrics. In addition, return on equity is a measure directly tied to the return to our common shareholders over the long term.

In 2026, our average return on equity over calendar years 2023, 2024 and 2025 will be compared to the average return on equity for each member of the Peer Metric Group for the same three-year period, and Omnicom’s rank amongst these competitors will be determined. The ultimate value received by the NEO will depend on the vesting of the awards and the value of our common stock. If Omnicom ranks 1st or 2nd amongst the Peer Metric Group, 100% of the PRSUs will vest; if we rank 3rd, 67% will vest; and if we rank 4th, 34% will vest.

In the event Messrs. Wren, Simm or Angelastro terminates employment on or prior to December 31, 2025, he will remain eligible to vest in one-third of the maximum number of PRSUs for each December 31st he is employed between the grant date and December 31, 2025 and such shares will be distributed in 2026 based on Omnicom’s relative return on equity performance. Dividend equivalents will be reserved on the maximum number of PRSUs to which the executive is entitled at such times as dividends are paid to shareholders of Omnicom. At the time the PRSUs vest, the dividend equivalent payments that have accumulated will be paid in cash. Vesting of some portion of the PRSUs, and distribution of the shares underlying those PRSUs, will be accelerated in the event of death or termination due to disability. In addition, if the PRSUs are not assumed or substituted by an acquirer in a change in control, then they will become fully vested and non-forfeitable.

Messrs. Wren, Simm and Angelastro are required to retain a certain amount of Omnicom’s equity/stock as described in “Executive Compensation Related Practices, Policies and Guidelines – Executive Stock Ownership Guidelines.”

STEP 8	Long-Term Incentive Compensation: Time-Based Restricted Stock Units The Compensation Committee granted to Messrs. Nelson and Januzzi RSUs that vest ratably over a five-year period.

The Compensation Committee typically grants RSU awards annually to a relatively broad group of key executives based upon the executive’s level of responsibility and judgment of the executive’s current and future contribution to Omnicom’s performance. In general, the Compensation Committee’s judgment is based on an analysis of the executive’s past contribution to the Company and also motivated by the need to retain the talented executives who are a critical component of Omnicom’s long-term success. The Compensation Committee believes that service-based vesting of the RSUs is an important motivator to reward continued performance. Messrs. Nelson and Januzzi received an award of RSUs on May 1, 2023. Information related to these awards is presented below in the Summary Compensation Table for 2023 on page 66 and the Grants of Plan-Based Awards in 2023 table on page 67. Each award of RSUs will be eligible to vest ratably over five years and each RSU represents the right to receive one share of our common stock upon vesting. Messrs. Nelson and Januzzi are entitled to accelerated vesting of a pro-rated portion of the RSUs upon a termination of employment due to disability and accelerated vesting of all RSUs in the event of death. In addition, if the RSUs are not assumed or substituted by an acquiror in a change of control, then they will become fully vested and non-forfeitable.

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OTHER EXECUTIVE COMPENSATION ARRANGEMENTS

SERCR Plan and Executive Salary Continuation Plan Agreements. Omnicom has entered into Award Agreements with Messrs. Wren, Simm and Angelastro pursuant to the Senior Executive Restrictive Covenant and Retention Plan, which was adopted in December 2006 (the “SERCR Plan”) and Executive Salary Continuation Plan Agreements with Messrs. Nelson and Januzzi. These arrangements are discussed in greater detail in the section below entitled “Potential Payments Upon Termination of Employment or Change in Control.”

Participation in the SERCR Plan was offered by the Compensation Committee based on the value of the benefit provided to Omnicom through the restrictive covenants contained in the SERCR Plan, as a retention mechanism to secure the services of the participants by providing post-employment benefits, subject to a minimum period of employment and based on the Compensation Committee’s analysis of the future financial impact of various termination payout scenarios on each of these recipients and on Omnicom. In making the decision to extend these benefits, the Compensation Committee relied on the advice of its independent compensation consultant, FW Cook, that the program is representative of market practice, both in terms of design and cost.

Amounts payable to each of Messrs. Nelson and Januzzi under his Executive Salary Continuation Plan Agreement are based on past Company practice and are in consideration for the covenants to consult and not to compete during the service period of the agreement. The Compensation Committee believes that these benefits are essential in helping Omnicom fulfill its objectives of attracting and retaining key executive talent.

Deferred Restricted Stock and Restricted Stock Unit Plans. Each of our NEOs was previously eligible to defer, at his election, some or all of the shares of restricted stock and restricted stock units that otherwise would have vested in a given year. No NEO made such an election in 2023. Balance and payment information with respect to prior elections is reflected in the Nonqualified Deferred Compensation in 2023 table on page 69. Omnicom pays participants an amount equal to the cash dividends that would have been paid on the shares or units in the absence of a deferral election, subject to the participant’s employment with Omnicom on the record date of such dividends.

Retirement Savings Plan. Omnicom sponsors the Omnicom Group Retirement Savings Plan, which is a tax-qualified defined contribution plan. Employees who meet the Plan’s eligibility requirements may elect to participate in the 401(k) feature of the Plan and may also receive a discretionary company matching contribution after the end of the Plan year based on the Plan’s provisions.

Insurance. In 2023, Omnicom paid employer premiums for life insurance for Messrs. Wren and Simm.

Other perquisites. We procure aircraft usage from an unrelated third-party vendor. In some instances, Omnicom makes available to the NEOs personal use of corporate aircraft hours. The dollar amount reported in the Summary Compensation Table for personal use of aircraft hours reflects the aggregate incremental cost to Omnicom, based on payments we make which are equal to the vendor’s hourly charge for such use and landing fees, minus the amount Omnicom is reimbursed by the executive for his use on the aircraft. Each executive reimburses Omnicom for at least the amount calculated based on the Standard Industry Fare Level (SIFL) tables prescribed under IRS regulations promptly after the cost of the flight is incurred. Additional perquisites and benefits are set forth in the notes to the Summary Compensation Table for 2023 on page 66.

Employment Agreement. In July 2021, Omnicom Management Inc. entered into an employment agreement with Mr. Wren pursuant to which he continues to serve as the Chairman and Chief Executive Officer of the Company. The initial term of Mr. Wren’s employment agreement is through December 31, 2024, and is subject to annual automatic renewal for successive one-year terms unless either party provides timely written notice of an intent not to renew. Except for termination at the end of the then-current term, Mr. Wren’s employment agreement may only be earlier terminated by the Company for “cause” (as defined in the SERCR Plan), due to Mr. Wren’s death or pursuant to Mr. Wren’s resignation for any reason. Otherwise, the Board has the ability to relieve Mr. Wren of his duties and responsibilities for the remainder of the term while placing him on a paid leave-of-absence. Additionally, if Mr. Wren steps down as the Chief Executive Officer of the Company, he will continue to serve as Executive Chairman while he is a member of the Board. Mr. Wren’s employment agreement also provides that with respect to any PRSU award agreement entered into with Mr. Wren, in the event that he no longer serves as Chief Executive Officer of the Company, then the “Average Return on Equity” for purposes of the PRSU award agreement will be calculated based on one or more full calendar years of service while Mr. Wren served as Chief Executive Officer.

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EXECUTIVE COMPENSATION-RELATED PRACTICES, POLICIES

AND GUIDELINES

Role of the Independent Compensation Consultant. Because of the competitive nature of our business, the loss of key executives to competitors is a significant risk and Omnicom’s paramount concern is to attract and retain the highest-caliber executive team to ensure that Omnicom is managed in the most effective possible manner. The Compensation Committee directly retains the services of FW Cook, an independent third-party compensation consulting firm, for input on a range of external market factors, including evolving compensation trends, and market-standard compensation levels and elements. FW Cook reports directly and exclusively to the Compensation Committee. FW Cook only provides compensation consulting services to the Compensation Committee, and works with Omnicom’s management only on matters for which the Compensation Committee is responsible. Moreover, FW Cook does not perform any other services for, or receive any other fees from, the Company or any of its subsidiaries other than in connection with its work for the Compensation Committee. FW Cook stated that it holds no Omnicom stock, and the Compensation Committee believes the services FW Cook provides for the Company do not raise any conflicts of interest.

Market-Competitive Compensation. The Compensation Committee periodically consults with FW Cook to obtain general observations on the Company’s compensation programs from which the Compensation Committee determines the target range of total compensation for executives. Though FW Cook provides general observations on the Company’s compensation programs, it does not determine or recommend specific amounts or forms of compensation for the NEOs. Although the data provided by FW Cook influenced the Compensation Committee’s review and analysis, such data did not have a material impact on the Compensation Committee’s determination of the levels and elements of our executive compensation. The peer group the Compensation Committee reviewed consisted of companies of comparable size and operational complexity. The group was unchanged from last year, which was comprised of the following companies for 2023:

■ Accenture plc	■ DXC Technology Company	■ Thomson Reuters Corporation
■ Automatic Data Processing, Inc.	■ Interpublic Group of Companies	■ Paramount Global
■ Cognizant Technology Solutions Corporation	■ Nielsen Holdings plc	■ WPP plc
■ DISH Network Corporation

Accounting and Tax Considerations

IRC SECTION 162(m)

The Internal Revenue Service (“IRS”), pursuant to Section 162(m) of the Internal Revenue Code (the “Code”), generally disallows a tax deduction for all compensation in excess of $1,000,000 paid to our NEOs. The Compensation Committee believes that shareholder interests are best served by not restricting the Compensation Committee’s flexibility in structuring compensation for our NEOs and reserves the right to pay compensation that will not be deductible as a result of Section 162(m) of the Code.

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EXECUTIVE COMPENSATION

ACCOUNTING FOR SHARE-BASED COMPENSATION

Omnicom accounts for share-based compensation including its PRSUs and RSUs in accordance with ASC Topic 718, Compensation — Stock Compensation.

Risk Assessment in Compensation Programs

We have assessed the Company’s compensation programs and have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. FW Cook was previously retained by the Compensation Committee to assist Omnicom’s management in reviewing our executive and broad-based compensation and benefits programs on a worldwide basis to determine if the programs’ provisions and operations are likely to create undesired or unintentional risk of a material nature. This risk assessment process included a review of program policies and practices; analysis to identify risk and risk control related to the programs; determinations as to the sufficiency of risk identification; and the balance of potential risk to potential reward. Although we reviewed all compensation programs, we focused on the programs with variability of payout, with the ability of a participant to directly affect payout and the controls on participant action and payout.

Based on the foregoing and the fact that, since FW Cook assisted the Company in its review, no subsequent change in the Company’s compensation programs has created risks reasonably likely to have a material adverse effect on the Company, we believe that our compensation policies and practices do not create inappropriate or unintended significant risk to the Company as a whole. We also believe that our incentive compensation arrangements provide incentives that do not encourage risk-taking beyond the organization’s ability to effectively identify and manage significant risks; are compatible with effective internal controls and our risk management practices; and are supported by the oversight and administration of the Compensation Committee with regard to executive compensation programs.

Policies

The following table briefly summarizes the policies and guidelines Omnicom has adopted over the years to strengthen our pay practices, each of which is discussed in detail below:

Policy/Guidelines	Summary
Executive Stock Ownership Guidelines

The guidelines that require our Chairman and Chief Executive Officer, our President and Chief Operating Officer and our Chief Financial Officer to hold shares of Omnicom common stock with a value equal to the specified multiples of base salary indicated below.

Compensation Recovery/Clawback Policy

Policy required by the SEC rules and NYSE listing standards that provides for the mandatory recovery of incentive-based compensation that was erroneously received during the three years preceding the date that the Company is required to prepare an accounting restatement.

Equity Compensation Policy	Policy regarding the grant of equity awards covering topics such as approval requirements, grant date and establishing exercise price.
Policy Regarding Death Benefits

Policy provides that shareholder approval is required for any future compensation arrangements, with certain exceptions, that would require the Company to make payments or awards following the death of a NEO in the form of unearned salary or bonuses, accelerated vesting or the continuation in force of unvested equity grants, awards of ungranted equity or perquisites.

Policy Statement Regarding Hedging

Policy statement regarding hedging, which provides, in general, that no director, NEO or network CEO may purchase any financial instrument designed to hedge or offset any decrease in the market value of equity securities of the Company.

Policy Statement Prohibiting Pledging and Margin Transactions

Policy statement regarding pledging and margin transactions, which provides, in general, that no director or executive officer may engage in margin transactions with Omnicom equity securities, borrow against any account in which Omnicom equity securities are held, or pledge Omnicom equity securities as collateral for a loan.

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Executive Stock Ownership Guidelines. We have adopted Executive Stock Ownership Guidelines that require our Chairman and Chief Executive Officer, our President and Chief Operating Officer and our Chief Financial Officer to hold shares of Omnicom common stock with a value equal to the specified multiples of base salary indicated below. These guidelines ensure that they build and maintain a long-term ownership stake in Omnicom’s stock that will align their financial interests with the interests of the Company’s shareholders. The applicable guidelines for Messrs. Wren (Chairman and Chief Executive Officer), Simm (President and Chief Operating Officer) and Angelastro (Chief Financial Officer) are as follows:

Position of Executive Officer	Ownership Target
Chairman and Chief Executive Officer of Omnicom		6 x Annual Base Salary
President and Chief Operating Officer of Omnicom		6 x Annual Base Salary
Chief Financial Officer of Omnicom		3 x Annual Base Salary

The guidelines were adopted in the first quarter of 2010 and the executives have five years from the date of the adoption of the guidelines or from the date of their appointment to attain the ownership levels. For purposes of the guidelines, the value of an executive’s stock ownership includes all shares of the Company’s common stock owned by the executive outright (inclusive of unvested equity awards such as restricted shares or units and PRSUs) or held in trust for the executive and his immediate family, plus the executive’s vested deferred stock and allocated shares of the Company’s common stock in employee plans. As of December 31, 2023, each of Messrs. Wren, Simm and Angelastro was in compliance with the guidelines.

Compensation Recovery/Clawback Policy. The Company has adopted a compensation recovery policy as required by Rule 10D-1 under the Exchange Act, and the corresponding listing standards of the NYSE. This policy provides for the mandatory recovery (subject to limited exceptions) from current and former officers of the Company of incentive-based compensation that was erroneously received during the three years preceding the date that the Company is required to prepare an accounting restatement. The amount required to be recovered is the excess of the amount of incentive-based compensation received over the amount that otherwise would have been received had it been determined based on the restated financial measure.

Equity Compensation Policy. Omnicom has adopted a policy regarding grants of equity awards, which provides, among other things, that grants of equity awards to non-employee members of the Board shall be approved by the full Board and any other grants must be approved by the Compensation Committee. With limited exception, the grant date of any equity award will be the date of the Board or Committee meeting at which the award is approved and the exercise price, if applicable, will be no less than the closing price of Omnicom’s common stock on such date.

Policy Regarding Death Benefits. On February 10, 2011, our Board adopted a policy regarding death benefits, which provides, among other things, that shareholder approval is required for any future compensation arrangements that would require the Company to make payments, grants or awards following the death of a NEO in the form of unearned salary or bonuses, accelerated vesting or the continuation in force of unvested equity grants, awards of ungranted equity or perquisites. The policy would not apply to payments, grants or awards of the sort offered to other Company employees and does not apply to arrangements existing at the time the policy was adopted.

Policy Statement Regarding Hedging. In February 2013, our Board adopted a policy statement regarding hedging, which provides that no director, NEO or network chief executive officer may purchase any security whose value derives from an Omnicom equity security (including any prepaid variable forward contracts, equity swaps, collars or direct or indirect interests in any exchange fund with 10% or greater exposure to Omnicom) or any similar financial instrument that is designed to hedge or offset any decrease in the market value of Omnicom equity securities.

Policy Statement Regarding Pledging and Margin Transactions. In October 2019, our Board adopted a policy statement regarding pledging and margin transactions. The policy provides that no director or executive officer may purchase an Omnicom equity security on margin or hold Omnicom equity securities in a margin account. In addition, the policy prohibits directors and executive officers from borrowing against any account in which Omnicom equity securities are held, or pledging Omnicom equity securities as collateral for a margin loan or any other loan. The policy does not prohibit the cashless exercise of stock options under our 2021 Plan. Any transaction that may violate this policy must be pre-cleared with Omnicom’s General Counsel.

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Summary Compensation Table for 2023

Name and Principal Position of Executive	Year	Salary ($)		Stock Awards ($)		Non-Equity Incentive Plan Compensation ($)(1)			All Other Compensation ($)(2)	Total ($)
						Incentive Award
						Cash Portion	Max. Potential Value of Long-Term Equity Portion at Grant Date
							RSUs
John D. Wren	2023	$1,000,000		$6,999,965	(3)	$9,500,000	$2,500,000	(4)	$150,655	$20,150,620
Chairman and Chief	2022	$1,000,000		$7,500,003		$12,000,000	—		$179,165	$20,679,168
Executive Officer	2021	$1,000,000		$8,075,014		$10,860,000	—		$46,701	$19,981,715
Daryl D. Simm	2023	$1,000,000		$5,000,028	(3)	$3,900,000	$1,100,000	(4)	$20,845	$11,020,873
President and Chief	2022	$992,708		$4,749,999		$5,000,000	—		$24,412	$10,767,119
Operating Officer	2021	$975,000		$3,000,025		$4,750,000	—		$28,755	$8,753,780
Philip J. Angelastro	2023	$950,000		$4,500,043	(3)	$3,400,000	$1,100,000	(4)	$20,400	$9,970,443
Executive VP	2022	$920,835		$4,499,971		$4,500,000	—		$21,350	$9,942,156
and Chief	2021	$850,000		$4,350,061		$4,500,000	—		$15,900	$9,715,961
Financial Officer
Jonathan B. Nelson	2023	$807,500	(5)	$2,399,906	(7)	$1,900,000	—		$13,200	$5,120,606
Chief Executive	2022	$850,000		$2,499,898		$2,400,000	—		$9,150	$5,759,048
Officer, Omnicom	2021	$850,000		$2,599,871		$2,500,000	—		$8,700	$5,958,571
Digital
Louis F. Januzzi	2023	$500,000	(6)	$500,077	(7)	$500,000	$500,000		$—	$2,000,077
Senior VP,
General Counsel
and Secretary

(1)        All amounts reported are amounts paid or payable pursuant to Omnicom’s Senior Management Incentive Plan.

(2)        All Other Compensation consists of each of the following:

■    With respect to each NEO, All Other Compensation includes perquisites and other personal benefits, which are valued based on the aggregate incremental cost to Omnicom.

■    The total perquisites and other personal benefits include: for Mr. Wren, personal use of aircraft hours ($122,173), an auto allowance ($9,120) and a medical allowance ($4,000); for Mr. Simm, an auto allowance ($9,120) and an award pursuant to Company policy for long-term service ($5,000); and for Mr. Angelastro, an auto allowance ($7,200).

■    Employer contributions to one or more retirement savings plans: for Mr. Angelastro ($13,200) and for Mr. Nelson ($13,200).

■    Employer premium payments for life insurance: for Mr. Wren ($15,362) and Mr. Simm ($6,725).

(3)        Represents the grant date fair value of a one-time award of PRSUs, the vesting of which is subject to the attainment of relative return on equity goals for a three-year period (2023 to 2025) compared to that of our Peer Metric Group, and subject further to continued employment. See the section entitled “Compensation Discussion and Analysis,” for further details. This amount has been computed in accordance with ASC Topic 718 based on the closing price on the grant date, excluding the effect of estimated forfeitures. The ultimate value received by the NEO will depend on the number of PRSUs that are ultimately earned and vested and the share price of the underlying common stock on the date of vesting.

(4)        As further described above in the section entitled “Compensation Discussion and Analysis,” represents the portion of the Annual Incentive Award that the Compensation Committee, as permitted under the Incentive Award Plan, elected to pay in an award of RSUs in lieu of cash that vest pro-rata over three years. The ultimate value received by the NEO will depend on the number of RSUs that ultimately vest and the value of the underlying common stock on the date of vesting.

(5)        Effective November 16, 2023, Mr. Nelson’s salary was reduced to $510,000 per year.

(6)        Effective March 1, 2024, Mr. Januzzi’s salary was increased to $650,000 per year.

(7)        Represents the grant date fair value of a one-time award of RSUs that vest pro-rata over five years, subject generally to continued employment. This amount has been computed in accordance with ASC Topic 718 based on the closing price on the grant date. For a discussion of the assumptions used to calculate the fair value of stock awards, refer to Notes 2 and 10 to the consolidated financial statements contained in our 2023 10-K.

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Grants of Plan-Based Awards in 2023

The below table provides information about equity and non-equity awards granted to the NEOs with respect to 2023.

Name of Executive	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock Or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(2)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John Wren	05/01/2023	$ 0	$7,900,000	$15,800,000	25,439	50,499	75,938	0	$6,999,965
Daryl Simm	05/01/2023	$ 0	$3,500,000	$ 7,000,000	18,171	36,071	54,242	0	$5,000,028
Philip Angelastro	05/01/2023	$ 0	$3,250,000	$ 6,500,000	16,354	32,463	48,818	0	$4,500,043
Jonathan Nelson	05/01/2023	$ 0	$1,300,000	$ 2,600,000	0	0	0	26,035	$2,399,906
Louis Januzzi	05/01/2023	$ 0	$ 500,000	$ 1,000,000	0	0	0	5,425	$ 500,077

(1)    These columns show the potential value of the payout for each NEO under our Senior Management Incentive Plan at threshold, target and maximum levels. The potential payouts were performance-driven and therefore entirely at risk. The business measurements and performance criteria for determining the payout are described in the section entitled “Compensation Discussion and Analysis” on page 52. Awards paid or payable for performance in 2023 are reflected in the Summary Compensation Table for 2023 on page 66.

(2)    The reported dollar value of the PRSUs granted to Messrs. Wren, Simm and Angelastro was calculated by multiplying the maximum number of shares subject to the award by the closing price on the grant date ($92.18). The PRSUs vest based on performance as described in greater detail on page 61. The reported dollar value of the RSUs granted to Messrs. Nelson and Januzzi was calculated by multiplying the number of shares subject to the award by the closing price on the grant date ($92.18). The RSUs vest ratably over a five-year period.

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Outstanding Equity Awards at 2023 Year-End

The following table provides information on the holdings of unvested stock awards by the NEOs as of December 31, 2023. For additional information about the stock awards, see the description of equity incentive compensation in the section entitled “Compensation Discussion and Analysis” on page 52.

Name of Executive	Option Awards			Stock Awards
	Number of securities underlying unexercised options Unexercisable (#)	Option exercise price ($)	Option expiration date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(2)
John Wren	—	—	—	—	—	281,432	$24,346,682
Daryl Simm	—	—	—	49,867	$ 4,313,994	116,099	$10,043,724
Philip Angelastro	—	—	—	—	—	165,505	$14,317,838
Jonathan Nelson	—	—	—	92,146	$ 7,971,550	—	—
Louis Januzzi	11,425(4)	$ 69.23	07/21/2032	11,743	$ 1,015,887	—	—

(1)        The vesting dates of stock awards disclosed in this column are as follows:

■    Mr. Simm: 5,386 restricted stock units are scheduled to vest on August 15, 2024. 10,989 restricted stock units are scheduled to vest on each of August 15, 2024 and 2025. 7,501 restricted stock units are scheduled to vest on each of August 15, 2024, 2025 and 2026.

■    Mr. Nelson: 5,420 restricted stock units are scheduled to vest on August 15, 2024. 7,986 restricted stock units are scheduled to vest on each of May 15, 2024 and 2025. 6,225 restricted stock units are scheduled to vest on each of May 15, 2024, 2025 and 2026. 6,511 restricted stock units are scheduled to vest on each of May 15, 2024, 2025, 2026 and 2027. 5,207 restricted stock units are scheduled to vest on each of May 15, 2024, 2025, 2026, 2027 and 2028.

■    Mr. Januzzi: 479 restricted stock units are scheduled to vest on August 15, 2024. 824 restricted stock units are scheduled to vest on each of August 15, 2024 and 2025. 625 restricted stock units are scheduled to vest on each of August 15, 2024, 2025 and 2026. 579 restricted stock units are scheduled to vest on each of August 15, 2024, 2025, 2026 and 2027. 1,085 restricted stock units are scheduled to vest on each of May 15, 2024, 2025, 2026, 2027 and 2028.

(2)        The market value of stock awards was determined by multiplying the number of unvested shares by $86.51, the closing price of Omnicom common stock on December 29, 2023, the last trading day of the 2023 fiscal year.

(3)        The PRSUs are eligible to vest at the times indicated below. The actual number of PRSUs that will vest depends on our relative average return on equity for the applicable three-year periods ending December 31, 2023, December 31, 2024, and December 31, 2025, compared to a pre-established peer group.

■    Mr. Wren: A maximum of 107,825 performance restricted stock units are scheduled to vest based on performance through December 31, 2023. A maximum of 97,669 performance restricted stock units are scheduled to vest based on performance through December 31, 2024. A maximum of 75,938 performance restricted stock units are scheduled to vest based on performance through December 31, 2025.

■    Mr. Simm: A maximum of 61,857 performance restricted stock units are scheduled to vest based on performance through December 31, 2024. A maximum of 54,242 performance restricted stock units are scheduled to vest based on performance through December 31, 2025.

■    Mr. Angelastro: A maximum of 58,086 performance restricted stock units are scheduled to vest based on performance through December 31, 2023. A maximum of 58,601 performance restricted stock units are scheduled to vest based on performance through December 31, 2024. A maximum of 48,818 performance restricted stock units are scheduled to vest based on performance through December 31, 2025.

(4)        The option is scheduled to vest on July 15, 2027.

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Option Exercises and Stock Vested in 2023

The following table provides information for the NEOs on the number of shares acquired upon the vesting of stock awards in the form of restricted stock, RSUs or PRSUs, and the value realized, each before payment of any applicable withholding tax and broker commissions. No stock options were exercised by any of the NEOs during 2023.

Name of Executive	Stock Awards
	Number of Shares Acquired on PRSU Vesting (#)	Value Realized on PRSU Vesting ($)(1)	Number of Shares Acquired on RS/RSU Vesting (#)	Value Realized on RS/RSU Vesting ($)(1)
John Wren	131,601	$12,350,754	—	—
Daryl Simm	—	—	29,776	$2,383,867
Philip Angelastro	54,596	$ 5,123,835	—	—
Jonathan Nelson	—	—	31,215	$2,803,889
Louis Januzzi	—	—	2,900	$ 232,174

(1)    The reported dollar values are calculated by multiplying the number of shares subject to vesting by the closing price of Omnicom common stock on the vesting date.

Nonqualified Deferred Compensation in 2023

Certain of Omnicom’s employees were, in prior years, eligible to defer some or all of the shares of their restricted stock and RSUs that may vest in a given year. For additional information about the deferral plans pursuant to which these elections were made, see the description of deferred compensation on page 62 in the section entitled “Deferred Restricted Stock and Restricted Stock Unit Plans.”

The table below provides information on the non-qualified deferred compensation of the NEOs in 2023, which consisted only of the deferral of shares of restricted stock or RSUs under Omnicom’s Restricted Stock and Restricted Stock Unit Deferred Compensation Plans.

Name of Executive	Executive Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(1)	Aggregate Withdrawals Distribution in Last FY ($)	Aggregate Balance at Last FYE ($)
John Wren	—	$671,791	—	$11,764,495
Daryl Simm	—	—	—	—
Philip Angelastro	—	—	—	—
Jonathan Nelson	—	—	—	—
Louis Januzzi	—	—	—	—

(1)    Reflects earnings or (losses) on deferred shares. Earnings on deferred shares are calculated based on the total number of deferred shares in the account as of December 29, 2023, the last trading day of the 2023 fiscal year, multiplied by the Omnicom closing stock price as of December 29, 2023, less the total number of such deferred shares multiplied by the Omnicom closing stock price as of December 30, 2022, the last trading day of the 2022 fiscal year.

Potential Payments upon Termination of Employment or Change in Control

The NEOs may be entitled to payments upon termination of employment or in connection with a change in control of Omnicom. The table below sets forth the potential payments that each NEO may receive upon termination of employment or change in control of Omnicom under various scenarios as of December 31, 2023. Except for the arrangements described below, none of the NEOs have entered into any plans, arrangements or agreements with Omnicom providing for payments upon termination of employment or change in control of Omnicom, other than payments generally available to all salaried employees that do not discriminate in scope, terms or operation in favor of the executive officers of Omnicom.

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THE SERCR PLAN

Omnicom adopted the SERCR Plan in 2006, and Messrs. Wren, Simm and Angelastro participate. The SERCR Plan is unique in its structure and objectives. It is intended to provide security to Omnicom through the restrictive covenants described below while delivering a valuable benefit to executives in the form of post-termination compensation.

Restrictive Covenants

In consideration for annual benefits under the SERCR Plan, participating executives are subject to restrictions on competition, solicitation, disparagement, and other willful actions that may materially harm Omnicom, from the date of termination of employment through the end of the calendar year in which they receive their last annual benefits payment.

Annual Benefits

The SERCR Plan provides annual benefits to participating executives upon their termination of employment after they render seven years of service to Omnicom or its subsidiaries, unless termination is for “Cause.” “Cause” is generally defined for this purpose as the executive having been convicted of (or having entered a plea bargain or settlement admitting guilt for) any felony committed in the execution of and while performing his duties as an executive officer, an act of fraud or embezzlement against Omnicom, as a result of which continued employment would have a material adverse impact on Omnicom, or having been the subject of any order, judicial or administrative, obtained or issued by the SEC, for any securities violation involving a material and willful act of fraud. Subject to compliance with the SERCR Plan’s restrictive covenants, the annual benefit is payable for 15 years following termination, and is equal to the lesser of (a) the product of (i) the average of the executive’s three highest years of total pay (base salary plus bonus and other incentive compensation), and (ii) a percentage equal to 5% plus 2% for every year of the executive’s service as an executive officer to Omnicom, not to exceed 35% and (b) $1.5 million, subject to an annual cost-of-living adjustment of up to 2.5% per year beginning with the second annual payment. Payment of this annual benefit begins in the year following the calendar year in which the termination of employment occurred. In the event of death subsequent to satisfaction of the seven-year service requirement, beneficiaries of the executive are entitled to the annual benefit payments. No annual benefit is payable if the executive is terminated by Omnicom for Cause. Any future compensation arrangement under the SERCR Plan that would oblige Omnicom to make payments in the event of a NEO’s death would require shareholder approval.

THE EXECUTIVE SALARY CONTINUATION AGREEMENT

Omnicom has entered into an Executive Salary Continuation Agreement with each of Messrs. Nelson and Januzzi pursuant to which Omnicom agreed to make annual payments for up to a maximum of 10 years after termination of full time employment, unless termination is for “Cause,” in consideration for each agreeing to consult and subject to restrictions on competition, solicitation, disparagement, and other willful actions that may be harmful to Omnicom during the payment period. “Cause” is generally defined for this purpose as misconduct involving willful malfeasance, such as breach of trust, fraud or dishonesty. Based on Mr. Nelson’s age and years of service with Omnicom or its subsidiaries, as of December 31, 2023, his payment period was 10 years. Mr. Januzzi’s Executive Salary Continuation Agreement remains subject to vesting and, as of December 31, 2023, he was not entitled to any payments.

Consulting Obligation and Certain Restrictive Covenants

Messrs. Nelson and Januzzi have agreed to serve as advisor or consultant to Omnicom during their applicable payment period, subject to certain limitations. In addition, they will be subject to restrictions on competition, solicitation, disparagement, and other willful actions that may be harmful to Omnicom, from the date of termination through the end of the payment period, if any.

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Annual Benefits

Following termination and subject to compliance with the consulting obligation and restrictions on competition, solicitation, disparagement, and other willful actions that may be harmful to Omnicom, Mr. Nelson is entitled to receive annual payments, beginning in the year described below, for the duration of the payment period. Annual payments are equal to 50% of the highest annual base salary paid to Mr. Nelson within five years prior to termination. Annual payments are subject to there being sufficient pre-tax profits of Omnicom for the calendar year immediately prior to the year in which Mr. Nelson is entitled to payment.

Mr. Nelson is entitled to 100% of the annual payment amount in the event of disability. For a voluntary termination, including retirement, or a termination by Omnicom without Cause, Mr. Nelson is also entitled to 100% of the annual payment amount. In the event of death, Mr. Nelson’s beneficiary or beneficiaries are entitled to 75% of the annual payment amount. No annual benefits are payable if Mr. Nelson is terminated by Omnicom for Cause. Any future compensation arrangement under an Executive Salary Continuation Agreement that would oblige Omnicom to make payments in the event of a NEO’s death would require shareholder approval.

THE SENIOR MANAGEMENT INCENTIVE PLAN

Each of the NEOs participated in our Senior Management Incentive Plan in fiscal year 2023. The Senior Management Incentive Plan provides performance-based bonuses to participants, based upon specific performance criteria, discussed on page 54 above, during each performance period. If a participant in the Senior Management Incentive Plan experiences a termination of employment for any reason prior to the end of a performance period or the bonus payment date for such performance period, he is not entitled to any payment, but the Compensation Committee has the ability (a) to determine whether the participant will receive any bonus, (b) to determine whether the participant will receive a pro-rated bonus reflecting that portion of the performance period in which the participant had been employed by Omnicom, and (c) to make such other arrangements as the Compensation Committee deems appropriate in connection with the participant’s termination of employment.

EXECUTIVE LIFE INSURANCE COVERAGE

Omnicom provides life insurance coverage to its employees. Certain of the NEOs participate in a company-sponsored executive life insurance program that provides them with a higher coverage amount than they would otherwise be eligible for as employees. This coverage is in lieu of the coverage provided to employees generally. Specifically, Messrs. Wren and Simm are provided with executive life insurance policies for which Omnicom paid the premiums. As of December 31, 2023, in the event of termination of employment due to death, the beneficiaries of these two NEOs would be entitled to life insurance benefits in the amount of $1,000,000 paid by MassMutual. This amount is $250,000 higher than each would be eligible for under the program covering employees generally.

ACCELERATION OF EQUITY AWARDS

Messrs. Wren, Simm and Angelastro hold unvested PRSUs. Messrs. Simm, Nelson and Januzzi hold unvested RSUs that generally vest based on continued employment and the passage of time. Mr. Januzzi also holds stock options that generally vest based on continued employment and the passage of time. As specified below, such NEOs are entitled to accelerated vesting (a) on a pro rata basis upon termination of employment due to disability and (b) upon death. Additionally, the options held by Mr. Januzzi shall become exercisable in full upon his retirement.

No equity awards held by our NEOs have single trigger or double trigger acceleration in connection with a change in control. However, if the awards held by our NEOs or other employees are not assumed or substituted by an acquirer in connection with a change in control of Omnicom, they fully vest.

If a NEO retires, voluntarily terminates or is terminated by Omnicom, with or without cause, all RSUs and PRSUs that have not yet vested are generally forfeited or, to the extent PRSUs are partially vested based on the passage of time, they may remain subject to vesting based on the ultimate achievement of the performance goals.

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EXECUTIVE COMPENSATION

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE IN CONTROL TABLE

The following table provides the potential payments that each NEO may receive upon termination of employment or change in control of Omnicom, assuming that (a) such termination or change in control of Omnicom occurred on December 31, 2023; and (b) the price per share of Omnicom common stock equals $86.51, the closing price of Omnicom common stock on December 29, 2023, the last trading day of the 2023 fiscal year.

Name of Executive	Death	Disability	For Cause Termination	Termination without Cause	Retirement	Voluntary Termination	Change in Control(1)
John Wren
■ SERCR Plan(2)	$ 1,500,000	$ 1,500,000	—	$ 1,500,000	$ 1,500,000	$ 1,500,000	—
■ PRSU Awards(3)	$ 7,279,082	$ 5,064,029	—	—	—	—	—
Daryl Simm
■ SERCR Plan(2)	$ 1,500,000	$ 1,500,000	—	$ 1,500,000	$ 1,500,000	$ 1,500,000	—
■ PRSU/RSU Awards(3)(4)	$ 11,581,336	$ 6,892,463	—	—	—	—	—
Philip Angelastro
■ SERCR Plan(2)	$ 1,500,000	$ 1,500,000	—	$ 1,500,000	$ 1,500,000	$ 1,500,000	—
■ PRSU Awards(3)	$ 4,557,346	$ 3,133,383	—	—	—	—	—
Jonathan Nelson
■ Executive Salary Continuation Agreement	$ 318,750(5)	$ 425,000(6)	—	$ 425,000(6)	$ 425,000(6)	$ 425,000(6)	—
■ RSU Awards(4)	$ 8,063,696	$ 3,484,240	—	—	—	—	—
Louis F. Januzzi
■ RSU Awards/Options(4)(7)	$ 1,236,479	$ 562,269	—	—	$ 208,849	—	—

(1)    The change in control value of equity awards assumes that all equity awards are assumed or substituted in connection with a change in control. There are not currently any outstanding equity awards that have single trigger or double trigger acceleration in connection with a change in control. If, however, an unvested equity award is not assumed or substituted in connection with a change in control, such unvested equity award vests in full.

(2)    Except in the event of a termination for Cause, the NEO or his beneficiary, as the case may be, would be entitled to receive 15 annual payments in this amount, the first of which would be payable in 2024. In the event of termination for Cause, no payments would be made. The amount reported is the payment cap set forth in the SERCR Plan as in effect on December 31, 2023, such amount being subject to an annual cost-of-living adjustment of up to 2.5% per year beginning with the second annual payment. All payment obligations are conditioned upon compliance with the restrictive covenants described above.

(3)    The value of PRSUs was determined by taking the aggregate fair market value of the shares underlying PRSUs subject to accelerated vesting as of December 29, 2023, the last trading day of the 2023 fiscal year. The value of PRSUs assumes achievement of the highest performance target, and therefore, the actual value could be lower than the amount disclosed. Amounts shown do not include unvested PRSUs which are considered earned and non-forfeitable as of December 31, 2023 because the service requirement was met, but which are eligible to vest following the end of the applicable performance period and based on the applicable level of actual performance during such period. For additional information, please read the discussion above in our “Compensation Discussion and Analysis.”

(4)    The value of RSUs was determined by taking the aggregate fair market value of the shares underlying RSUs subject to accelerated vesting as of December 29, 2023, the last trading day of the 2023 fiscal year. For additional information, please read the discussion above in our “Compensation Discussion and Analysis.”

(5)    This reflects 75% of Mr. Nelson’s $425,000 annual payment, payable to his designated beneficiary. 10 annual payments in this amount would be paid to such beneficiary, with the first payment being made in 2024.

(6)    This reflects 50% of the highest annual rate of salary paid to Mr. Nelson in the five years preceding December 31, 2023. 10 annual payments would be made in this amount, with the first payment being made in 2025. All payment obligations are conditioned upon compliance with the restrictive covenants and, if not disabled, the consulting obligation described above.

(7)    The value of the options was determined by taking the aggregate fair market value of the shares underlying options subject to accelerated vesting as of December 29, 2023, the last trading day of the 2023 fiscal year, and subtracting the aggregate cost of the strike price for the options.

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EXECUTIVE COMPENSATION

Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information regarding the relationship of the annual total compensation of our employees and the annual total compensation of our CEO. We consider the pay ratio specified below to be a reasonable estimate, calculated in a manner intended to be consistent with Item 402(u) of Regulation S-K.

We identified the median employee by considering all individuals who were employed by us on October 31, 2023, whether employed on a full-time or part-time basis, excluding our CEO and employees located in jurisdictions with a de minimis number of employees. Our global workforce was 2% higher on October 31, 2023, than on October 31, 2022. As of October 31, 2023, we determined that our employee population consisted of a total of 79,889 U.S. and non-U.S. individuals, whether employed on a full-time or part-time basis. Pursuant to the de minimis exception allowed under Item 402(u), we excluded all 3,983 individuals who provided services to us in Argentina, Chile, Colombia, Egypt, Philippines, and Thailand.

We identified the median employee by examining all gross base salaries during the month of October 2023 for the remaining employee population, as of October 31, 2023, of 75,906 individuals. Unlike our 2023 10-K, the size of our total employee population for purposes of this pay ratio calculation includes part-time employees (who, as required by Item 402(u) of Regulation S-K, have not been converted to full-time equivalent employees), and is based on a count of individuals employed as of October 31, 2023. For employees paid other than in U.S. dollars, we converted their compensation to U.S. dollars using foreign exchange rates in effect on October 31, 2023. Using this methodology, we determined that our median employee was an employee in Canada. We believe our methodology represents a consistently applied compensation measure that appropriately identifies our median employee.

After identifying the median employee for 2023, we calculated the annual total compensation for 2023 for such employee using the same methodology we used for our NEOs as set forth in the Summary Compensation Table for 2023 on page 66. For 2023, the value of the annual total compensation of the median employee was $69,850 CAD and using an exchange rate as of December 31, 2023 of 0.75434 results in a US equivalent of $52,691.

For 2023, the annual total compensation of our CEO was $20,150,620. The resulting pay ratio of the annual total compensation of our CEO to the median of the annual total compensation of all of our employees (other than our CEO) for 2023 was approximately 382 to 1.

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EXECUTIVE COMPENSATION

Pay Versus Performance Table

The following table sets forth information concerning the compensation of our NEOs for each of the fiscal years in the four-year period ended December 31, 2023, and our financial performance for each such fiscal year:

Year	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($)(1)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)(1)	Value of Initial Fixed $100 Investment Based on:		Net Income ($)	Return on Equity(3)
					Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(2)
2023	20,150,620	24,757,884	7,028,000	7,810,003	124.27	150.97	1,391,400,000	40.5%
2022	20,679,168	24,500,414	7,771,045	8,841,167	113.42	127.21	1,316,500,000	40.4%
2021	19,981,715	28,011,719	7,294,539	8,650,622	98.01	139.44	1,407,800,000	44.3%
2020	11,147,799	14,522,809	2,569,825	3,475,738	80.42	91.93	945,400,000	31.8%

(1)        Amounts represent compensation actually paid to our PEO and the average compensation actually paid to our remaining NEOs for the relevant fiscal year, as determined under SEC rules (and described below), which includes the individuals indicated in the table below for each fiscal year:
Year	PEO	Non-PEO NEOs
2023	John Wren	Daryl Simm, Philip Angelastro, Jonathan Nelson and Louis Januzzi
2022	John Wren	Daryl Simm, Philip Angelastro, Jonathan Nelson and Michael O’Brien
2021	John Wren	Daryl Simm, Philip Angelastro, Jonathan Nelson and Michael O’Brien
2020	John Wren	Philip Angelastro, Jonathan Nelson, Michael O’Brien and Rochelle Tarlowe

       Compensation actually paid to our NEOs represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, as adjusted as set forth in the table below, and determined in accordance with SEC rules. The dollar amounts shown do not reflect the value of vested compensation actually received by our NEOs during the applicable year. Instead, the dollar amounts also include the values of unvested and vested equity awards during the applicable year based on year-end stock prices, various accounting valuation assumptions and projected performance related to our PRSUs. “Compensation actually paid,” determined in accordance with SEC rules, will generally fluctuate due to stock price achievement and varying levels of projected and actual achievement of performance goals applicable to our PRSUs. For a discussion of how our Compensation Committee assesses performance and our NEOs’ pay each year, please see the Compensation Discussion & Analysis section of the proxy statements reporting pay for the applicable fiscal years.

Adjustments	2023
	PEO	Average Non-PEO NEOs
Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	$ (6,999,965)	$ (3,100,013)
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	$ 6,569,396	$ 2,909,331

Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End

	$ 1,015,140	$ 371,537
Increase/deduction for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	$ 1,616,060	$ 219,695
Increase based on Dividends or Other Earnings Paid during Applicable FY prior to Vesting Date	$ 2,406,633	$ 381,453
TOTAL ADJUSTMENTS	$ 4,607,264	$ 782,003

(2)        Represents the cumulative TSR (the “Peer Group TSR”) for the following peer companies for each fiscal year: The Interpublic Group of Companies, Inc., WPP plc and Publicis Groupe SA.
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EXECUTIVE COMPENSATION

(3)        Return on Equity is a non-GAAP measure and is calculated by dividing our total net income for the applicable fiscal year, as reported in our consolidated financial statements contained in our Annual Report on Form 10-K for the applicable fiscal year, by our average shareholders’ equity for such fiscal year. Average shareholders’ equity for a fiscal year is determined by averaging our fiscal year-end shareholders’ equity and our prior fiscal year-end shareholders’ equity, as reported in our consolidated financial statements contained in our Annual Report on Form 10-K for the applicable fiscal year.

Narrative Disclosure to Pay Versus Performance Table

Relationship Between Financial Performance Measures

The graphs below compare the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEOs, with (i) our cumulative TSR, (ii) our Peer Group TSR, (iii) our net income and (iv) our return on equity, in each case, for the fiscal years in the four-year period ended December 31, 2023.

Pay vs. Reported Net Income(1)
Compensation (in millions)
30
25
20
15
10
5
0
1,500
1,000
500
0
Net Income (in millions)
2020
2021
2022
2023
PEO Compensation Actually Paid
Non-PEO Compensation Actually Paid
Reported Net Income

(1)        Net income for 2021 includes $50.5 million related to a gain on the disposition of a subsidiary in the second quarter of the year. Net income for 2022 includes a pre-tax charge of $113.4 million in operating expenses related to the effects of the war in Ukraine, resulting in an additional $4.8 million of income tax expense. For 2023, the net impact of real estate repositioning costs, a gain on disposition of subsidiaries and acquisition transaction costs reduced net income by $102.6 million.

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EXECUTIVE COMPENSATION

Pay Versus Performance Tabular List

We believe the following performance measures represent the most important financial performance measures used by us to determine compensation actually paid to our NEOs for the fiscal year ended December 31, 2023:

■        Return on Equity;

■        Organic Growth;

■        Adjusted Operating Margin;

■        Adjusted Diluted EPS Growth; and

■        Adjusted EBITA Margin.

For additional details regarding our most important financial performance measures, please see the section titled “Performance-Based Compensation Awards” in our Compensation Discussion and Analysis elsewhere in this Proxy Statement.
76 2024 Proxy Statement

ITEM 3 — RATIFICATION OF THE
APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. In accordance with the Audit Committee’s charter, the Audit Committee has appointed KPMG LLP as our independent auditors for our fiscal year ending December 31, 2024. We are submitting the appointment of our independent auditors for shareholder ratification at the 2024 Annual Meeting. KPMG LLP has been retained as our independent auditor continuously since June 2002. The members of the Audit Committee and the Board believe that the continued retention of KPMG LLP to serve as our independent registered public accounting firm is in the best interests of the Company and its shareholders.

Representatives of KPMG LLP are expected to be present at the 2024 Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The Audit Committee is not bound by the results of the vote regarding ratification of the independent auditors. If our shareholders do not ratify the appointment, the Audit Committee will reconsider whether to retain KPMG LLP, but still may retain them. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of Omnicom and its shareholders.

The Board UNANIMOUSLY recommends that shareholders vote FOR ratification of the appointment of KPMG LLP as our independent auditors.

Approval of this item requires the favorable vote of the holders of a majority of the shares voting on the item. Abstentions will have no effect on the outcome of this item. Broker non-votes are not expected for proposal 3 as NYSE rules allow brokers, banks or other nominees to exercise discretionary voting authority on this “routine” proposal.

Fees Paid to Independent Auditors

The following table shows information about fees billed by KPMG LLP and affiliates for professional services rendered for the last two fiscal years:

	2023	Approved by Audit Committee	2022	Approved by Audit Committee
Audit Fees(1)	$ 20,110,802	100%	$ 20,012,501	100%
Audit-Related Fees(2)	$ 543,420	100%	$ 421,059	100%
Tax Fees(3)	$ 653,079	100%	$ 385,775	100%
All Other Fees(4)	—		—
Total Fees	$ 21,307,301		$ 20,819,335

(1)        Audit Fees consist of fees for professional services for the audit and interim reviews of our consolidated financial statements and for the audit of our internal control over financial reporting. Audit fees also include audit services that are normally provided by independent auditors in connection with statutory audit and regulatory filings, as well as consents rendered in connection with registration statement filings and comfort letters rendered in connection with debt offerings. The amounts noted above include reimbursement for direct out-of-pocket travel and other sundry expenses.

(2)       Audit-Related Fees consist of fees for assurance and audit-related services performed for the Company or its subsidiaries but not directly related to the audits. Audit-Related fees include due diligence services and attestation or agreed upon procedures related to certain statutory requirements or local reporting requirements.

(3)       Tax Fees consist primarily of fees for routine international tax compliance and advisory services, including the review and preparation of statutory tax returns, related compliance services, and routine tax advice.

(4)       All Other Fees consist of fees for permitted services other than those that meet the criteria above. There were no such services performed in 2023 or 2022.

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ITEM 3 — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

In deciding to reappoint KPMG LLP to be our independent auditors for 2024, the Audit Committee considered KPMG LLP’s provision of services to assure that it was compatible with maintaining KPMG LLP’s independence. The Audit Committee determined that these fees were compatible with the independence of KPMG LLP as our independent auditors.

The Audit Committee has adopted a policy that requires it to pre-approve each audit and permissible non-audit service rendered by KPMG LLP except for items exempt from pre-approval requirements by applicable law. On a quarterly basis, the Audit Committee reviews and generally pre-approves specific types of services and the range of fees that may be provided by KPMG LLP without first obtaining specific pre-approval from the Audit Committee. The policy requires the specific pre-approval of all other permitted services, and all other permitted services were pre-approved in 2023.

Audit Committee Report

The Audit Committee’s primary purpose is to assist the Board in carrying out its oversight responsibilities relating to Omnicom’s financial reporting. Management is responsible for the preparation, presentation and integrity of Omnicom’s financial statements, accounting and financial reporting principles and the establishment and effectiveness of internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for performing an independent audit of the financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles in the United States and auditing the operating effectiveness of internal control over financial reporting. The independent auditors have free access to the Audit Committee to discuss any matters they deem appropriate.

In performing its oversight role, the Audit Committee has reviewed and discussed with management Omnicom’s audited 2023 financial statements as of December 31, 2023. The Audit Committee has also discussed with KPMG LLP the matters required to be discussed under all relevant professional and regulatory standards, which included discussion of the quality of Omnicom’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee has received and reviewed the written disclosures and the letter from KPMG LLP required under all relevant professional and regulatory standards, and has discussed with KPMG LLP its independence.

Based on the review and discussions referred to in this Report, the Audit Committee recommended to the Board that the audited financial statements of Omnicom for the year ended December 31, 2023 be included in its 2023 10-K.

Members of the Audit Committee
Mary C. Choksi, Chair
Mark D. Gerstein
Deborah J. Kissire
Gracia C. Martore
Valerie M. Williams

78 2024 Proxy Statement

STOCK OWNERSHIP INFORMATION

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of the close of business on March 1, 2024 (except as otherwise noted), with respect to the beneficial ownership of our common stock by:

■    each person known by Omnicom to own beneficially more than 5% of our outstanding common stock;

■    each current director or nominee;

■    each NEO; and

■    all directors and executive officers as a group.

The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Unless otherwise indicated, the address for each individual listed below is c/o Omnicom Group Inc., 280 Park Avenue, New York, New York 10017.

Name	Number of Shares Owned(1)	Options Exercisable within 60 Days	Total Beneficial Ownership	Percent of Shares Outstanding(2)
The Vanguard Group(3)	23,239,184	—	23,239,184	11.7%
BlackRock, Inc.(4)	18,140,257	—	18,140,257	9.2%
State Street Corporation(5)	11,945,709	—	11,945,709	6.0%
Philip J. Angelastro(6)	543,951	—	543,951	*
Mary C. Choksi	38,633	—	38,633	*
Leonard S. Coleman, Jr.	42,094	—	42,094	*
Mark D. Gerstein	6,848	—	6,848	*
Ronnie S. Hawkins	15,205	—	15,205	*
Louis F. Januzzi(7)	14,905	—	14,905	*
Deborah J. Kissire	19,957	—	19,957	*
Gracia C. Martore	20,792	—	20,792	*
Jonathan B. Nelson(8)	119,350	—	119,350	*
Patricia Salas Pineda	4,846	—	4,846	*
Linda Johnson Rice	10,336	—	10,336	*
Cassandra Santos	505	—	505	*
Daryl D. Simm(9)	225,893	—	225,893	*
Valerie M. Williams	18,716	—	18,716	*
John D. Wren(10)	1,501,343	—	1,501,343	*
All directors and executive officers as a group (17 persons)	2,630,522	—	2,630,522	1.3%

*     less than 1%.

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STOCK OWNERSHIP INFORMATION

(1)       This column lists voting securities, and securities the payout of which has been deferred at the election of the holder, including restricted stock held by executive officers. Except to the extent noted below, each director or executive officer has sole voting and investment power with respect to the shares reported. The amounts in the column include:

■    shares held pursuant to the outside director equity plan, the payout of which has been deferred at the election of the holder, namely, Ms. Choksi — 38,633 shares, Mr. Coleman — 25,794 shares, Mr. Gerstein — 6,848 shares, Mr. Hawkins — 7,912 shares, Ms. Kissire — 19,957 shares, Ms. Martore — 18,194 shares, Ms. Pineda — 4,588 shares, Ms. Rice — 9,829 shares, Ms. Santos — 505 shares and Ms. Williams — 18,716 shares;

■    shares previously held under restricted stock awards, the payout of which has been deferred at the election of the holder, namely, Mr. Wren — 135,990 shares; and

■    shares credited under the Omnicom Group Retirement Savings Plan, namely, Mr. Angelastro — 1,652 shares and Mr. Wren — 34,184 shares.

(2)       The number of shares of common stock outstanding on March 1, 2024 was 198,001,614. The percent of common stock is based on such number of shares and is rounded off to the nearest one-tenth of a percent.

(3)       Stock ownership is as of December 31, 2023 and is based solely on a Schedule 13G/A filed with the SEC on February 13, 2024, by The Vanguard Group (“Vanguard”). In the filing, Vanguard reported having shared voting power over 247,491 shares, sole dispositive power over 22,366,460 shares and shared dispositive power over 872,724 shares. Vanguard has certified in its Schedule 13G/A that our stock was acquired and is held in the ordinary course of business, and was not acquired and is not held for the purpose of changing or influencing control of Omnicom. The address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(4)       Stock ownership is as of December 31, 2023 and is based solely on a Schedule 13G/A filed with the SEC on January 24, 2024, by BlackRock, Inc. (“BlackRock”). In the filing, BlackRock reported having sole voting power over 16,387,315 shares and sole dispositive power over 18,140,257 shares. BlackRock has certified in its Schedule 13G/A that our stock was acquired and is held in the ordinary course of business, and was not acquired and is not held for the purpose of changing or influencing control of Omnicom. The address of BlackRock is 50 Hudson Yards, New York, NY 10001.

(5)       Stock ownership is as of December 31, 2023 and is based solely on a Schedule 13G/A filed with the SEC on January 29, 2024, by State Street Corporation (“State Street”). In the filing, State Street reported having shared voting power over 8,561,715 shares and shared dispositive power over 11,939,109 shares. State Street has certified in its Schedule 13G/A that our stock was acquired and is held in the ordinary course of business, and was not acquired and is not held for the purpose of changing or influencing control of Omnicom. The address of State Street is Sate Street Financial Center, One Congress Street, Suite 1, Boston, MA 02114.

(6)       Includes 165,505 PRSUs granted to Mr. Angelastro pursuant to our equity plans.

(7)       Includes 11,743 RSUs granted to Mr. Januzzi pursuant to our equity plans.

(8)       Includes 92,146 RSUs granted to Mr. Nelson pursuant to our equity plans.

(9)       Includes 116,099 PRSUs and 49,867 RSUs granted to Mr. Simm pursuant to our equity plans.

(10)     Includes 281,432 PRSUs granted to Mr. Wren pursuant to our equity plans and 192,460 shares that are held in a joint account shared by Mr. Wren and his wife.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than 10% of our outstanding common stock, to file reports of ownership and changes in ownership with the SEC and to provide us with copies of all such reports. To our knowledge, based solely on a review of applicable reports filed with the SEC and written representations that no other reports were required, all Section 16(a) filing requirements were complied with during the year ended December 31, 2023, except for two late Forms 4 filed on July 20, 2023, relating to grants of restricted stock units to Rochelle Tarlowe and Andrew Castellaneta, respectively, and one late Form 4 filed on August 21, 2023 relating to a sale of shares by Linda Johnson Rice.

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STOCK OWNERSHIP INFORMATION

Equity Compensation Plans

Our principal equity plan for employees is the 2021 Plan, which was approved by shareholders at our 2021 Annual Meeting of Shareholders and replaced all of our prior equity incentive plans. The Compensation Committee’s independent compensation consultant, FW Cook, provided analysis and input on the 2021 Plan. As a result of the adoption of the 2021 Plan, no new awards may be made under any of Omnicom’s prior equity plans (“Prior Plans”). Outstanding equity awards under Prior Plans, however, were not affected by the adoption of our 2021 Plan.

The purpose of the 2021 Plan is to promote the success and enhance the value of Omnicom by continuing to link the personal interest of participants to those of Omnicom shareholders and by providing participants with an incentive for outstanding performance to generate superior returns to Omnicom shareholders. The 2021 Plan provides for the grant of stock options (both incentive stock options and nonqualified stock options), restricted stock, stock appreciation rights, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, and restricted stock units.

Persons eligible to participate in the 2021 Plan include all employees and consultants of Omnicom and its subsidiaries, members of our Board or, as applicable, members of the board of directors of a subsidiary, as determined by the committee administering the 2021 Plan (the “IAP Committee”). The IAP Committee is appointed by our Board, and currently is comprised of the members of our Compensation Committee. With respect to awards to independent directors, Omnicom’s Board administers the 2021 Plan.

All of our current equity compensation plans have been approved by shareholders. The following table provides information about our current equity compensation plans as of December 31, 2023.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($/shr)	Number of securities remaining available for future issuance under equity compensation plans (#)
Equity compensation plans approved by security holders: 2021 Incentive Award Plan and previously adopted equity incentive plans (other than our ESPP)	4,564,575	$71.81	8,604,042(1)
Equity compensation plans approved by security holders: ESPP Shares	—	—	8,296,140(2)
Equity compensation plans not approved by security holders	—	—	—
Total	4,564,575	$71.81	16,900,182

(1)    The maximum number of shares that may be issued under our 2021 Plan is 14,700,000, less one share for each share subject to an award granted under a Prior Plan after December 31, 2020. This number is subject to upward adjustment since awards granted under Prior Plans that are forfeited or expire after December 31, 2020, may be used again under the 2021 Plan. Furthermore, shares tendered for payment of or withheld after December 31, 2020 in satisfaction of the tax withholding amounts due upon vesting or settlement of any award that is not an option or stock appreciation right that is granted under the 2021 Plan or a Prior Plan may be used under the 2021 Plan. The figure above includes 8,604,042 shares that may be issued under our 2021 Plan. Our 2021 Plan provides that we may no longer grant any awards under our Prior Plans. As of December 31, 2023, there were 4,564,575 stock options outstanding under our equity compensation plans (other than our Employee Stock Purchase Plan (the “ESPP”)) with a weighted-average exercise price of $71.81 and a weighted-average term of 8.03 years and 3,365,333 shares of restricted stock or RSUs outstanding under our equity compensation plans (other than our ESPP).

(2)    The ESPP is a tax-qualified plan in which all eligible full-time and part-time domestic employees may participate.

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INFORMATION ABOUT VOTING AND THE MEETING

Record Date Shares Outstanding

Holders of shares of our common stock, par value $0.15 per share, as of the close of business on March 18, 2024, will be entitled to vote their shares at the 2024 Annual Meeting. On that date, there were 197,199,876 shares of our common stock outstanding, each of which is entitled to one vote for each matter to be voted on at the 2024 Annual Meeting.

Quorum; Required Vote; Effect of Abstentions and Broker Non-Votes

More than 50% of the shares entitled to vote will constitute a quorum for the transaction of business at the 2024 Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum exists. Broker non-votes are proxies returned by brokers, banks or other nominees who do not vote on one or more “non-routine” proposals (as determined by NYSE rules) because they did not receive instructions from the beneficial owner and were not permitted to exercise discretionary voting authority on such “non-routine” proposals. If a quorum is not present, the shareholders who are present or represented may adjourn the meeting until a quorum exists. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice need be given. We will, however, publish a press release if the meeting is adjourned to another date. An adjournment will have no effect on business that may have already been conducted at the meeting.

In order to obtain approval of the election of any nominee as a director when the number of nominees equals the number of directors to be elected, assuming a quorum exists, a director nominee must receive a majority of the votes cast with respect to such nominee, meaning the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee. Abstentions and broker non-votes will not be considered as votes cast and will have no effect on the election of directors. In order to approve the advisory resolution to approve the Company’s executive compensation, and the ratification of the appointment of KPMG LLP as our independent auditors, assuming a quorum exists, the affirmative vote of the holders of a majority of the shares represented at the meeting and actually voting on the proposal is required. Abstentions and broker non-votes will not be considered as voting on Proposals 2 and 3, and thus, will have no effect on the outcome of those proposals.

Voting Prior to the Meeting

Whether or not you plan to attend the 2024 Annual Meeting, we encourage you to vote your shares as soon as possible to ensure that your shares will be represented at the 2024 Annual Meeting. Prior to the meeting, you can vote your shares by proxy card, through the Internet or by telephone. Votes submitted through the Internet or by telephone must be received by 11:59 p.m. Eastern Daylight Time on Monday, May 6, 2024. We have adopted the Internet and telephone voting procedures to authenticate shareholders’ identities, to allow shareholders to provide their voting instructions and to confirm that their instructions have been recorded properly. By submitting your proxy through the Internet, by telephone or by using the proxy card, you will authorize two of our officers or their designees to represent you and vote your shares at the meeting in accordance with your instructions; or, if no instructions are given, your shares will be voted as described below in the section entitled “Default Voting.”

If you are the beneficial owner of shares held in “street name” by a broker, bank or other nominee, the broker, bank or other nominee, as the record holder of the shares, is required to vote those shares according to your instructions. Your broker, bank or other nominee should have sent you a voting instruction card for you to use in directing it on how to vote your shares.

82 2024 Proxy Statement

INFORMATION ABOUT VOTING AND THE MEETING

Under existing rules, if your broker, bank or other nominee holds your shares in its name and you have not given voting instructions, your broker, bank or other nominee nonetheless has the discretion to authorize the designated proxies to act, except on the “non-routine” matters. As such, they could vote in respect of the ratification of the appointment of KPMG LLP as our independent auditors, but not on the election of directors or the advisory resolution to approve executive compensation.

Fidelity Management Trust Company, as trustee under our retirement savings plan, and Computershare Trust Company, Inc., as administrator of our ESPP, will vote common stock held in the plans as indicated by participants in whose accounts the shares are held, whether or not vested, on their proxies. Please note that your shares held in either plan will be voted as you instruct if your proxy card, telephone or Internet voting instructions are received on or before 11:59 p.m. Eastern Daylight Time on Thursday, May 2, 2024. In accordance with the terms of the retirement savings plan, Fidelity Management Trust Company will vote all shares for which it does not receive voting instructions by the deadline provided above in the same proportion on each issue as it votes the shares for which it does receive instructions. In accordance with the terms of the ESPP, Computershare Trust Company, Inc. will not vote shares for which it does not receive voting instructions by the deadline provided above.

Voting at the Meeting

You may also vote your shares by attending the 2024 Annual Meeting. To attend in person, you must bring a valid photo identification, such as a driver’s license or passport, for verification against our record date shareholder list. If you are the beneficial owner of shares held in “street name” by a broker, bank or other nominee and you plan to attend the 2024 Annual Meeting, you should bring a brokerage statement showing your ownership of the shares as of the record date or a letter from the broker, bank or other nominee confirming such ownership, and a valid photo identification. If you wish to vote your shares that are held by a broker, bank or other nominee in person at the meeting, you must obtain a proxy from your broker, bank or other nominee and bring such proxy to the meeting.

“Default” Voting

If you submit a proxy, whether through the Internet, by telephone or by using the proxy card, but do not indicate any voting instructions, your shares will be voted “for” the election of all nominees for director, “for” the advisory resolution to approve the Company’s executive compensation, and “for” the ratification of the appointment of KPMG LLP. If any other business properly comes before shareholders for a vote at the meeting, your shares will be voted according to the discretion of the holders of the proxy. They may also vote your shares to adjourn the meeting and will be authorized to vote your shares at any adjournments or postponements of the meeting.

Right to Revoke

If you submit your proxy, you may change your voting instructions at any time prior to the vote at the 2024 Annual Meeting. For shares held directly in your name, you may change your vote by granting a new proxy, through the Internet, by telephone or in writing, which bears a later date (thereby automatically revoking the earlier proxy) or by attending the 2024 Annual Meeting and voting. For shares beneficially owned by you, but held in “street name” by a broker, bank or other nominee, please refer to the information forwarded to you by your broker, bank or other nominee for instructions on revoking or changing your proxy.

Tabulation of Votes

Equiniti Trust Company will act as inspectors at the 2024 Annual Meeting. They will determine the presence of a quorum and will tabulate and certify the votes.

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ADDITIONAL INFORMATION
____________________

Expense of Solicitation

We are making and will bear all costs of this proxy solicitation. Proxies may be solicited by mail, in person, by telephone or by facsimile or electronic transmission by our officers, directors, and regular employees. We may reimburse brokerage firms, banks, custodians, nominees and fiduciaries for their expenses to forward proxy materials to beneficial owners. We have retained D.F. King & Co., Inc., 48 Wall Street, New York, NY 10005 to assist in the solicitation of proxies. For these services, we will pay D.F. King & Co. a fee of approximately $9,500 and reimburse it for certain out-of-pocket disbursements and expenses.

Incorporation by Reference

To the extent that this Proxy Statement is incorporated by reference into any other filing by Omnicom under the Securities Act of 1933 or the Exchange Act, the sections of this Proxy Statement entitled “Compensation Committee Report” and “Audit Committee Report” (to the extent permitted by the rules of the SEC) will not be deemed incorporated, unless specifically provided otherwise in such filing. Separately, while we may reference certain documents or information on our website, including, but not limited, to various ESG reporting or disclosures, in this Proxy Statement, such information is expressly not incorporated by reference into this Proxy Statement.

Availability of Certain Documents

In accordance with the rules promulgated by the SEC, we have elected to provide access to our proxy materials on the Internet. This Proxy Statement and our 2023 Annual Report to Shareholders are available, beginning March 28, 2024, on our website at http://investor.omnicomgroup.com. You may also access our Proxy Statement and our 2023 Annual Report to Shareholders at https://materials.proxyvote.com/681919. You also may obtain a copy of this document, our 2023 Annual Report to Shareholders, our Corporate Governance Guidelines, our Code of Business Conduct, our Code of Ethics for Senior Financial Officers and the charters for our Audit, Compensation, Governance and Finance Committees, without charge, by writing to: Omnicom Group Inc., 280 Park Avenue, New York, New York 10017, Attn: Corporate Secretary. All of these documents also are available after being approved by the Board through our website at http://www.omnicomgroup.com. Please note that the information contained on our website is not incorporated by reference in, or considered to be part of, this Proxy Statement.

Delivery of Documents to Shareholders Sharing an Address

If you are the beneficial owner of shares of our common stock held in “street name” by a broker, bank or other nominee, your broker, bank or other nominee may only deliver one copy of this Proxy Statement and our 2023 Annual Report to Shareholders to multiple shareholders who share an address unless that broker, bank or other nominee has received contrary instructions from one or more of the shareholders at a shared address. We will deliver promptly, upon written or oral request, a separate copy of this Proxy Statement and our 2023 Annual Report to Shareholders to a shareholder at a shared address to which a single copy of the documents was delivered. A shareholder who wishes to receive a separate copy of the Proxy Statement and Annual Report to Shareholders, now or in the future, should submit this request by writing to: Omnicom Group Inc., 280 Park Avenue, New York, New York 10017, Attn: Corporate Secretary or by calling our Corporate Secretary at (212) 415-3600. Beneficial owners sharing an address who are receiving multiple copies of Proxy Statements and Annual Reports to Shareholders and who wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.

84 2024 Proxy Statement

ADDITIONAL INFORMATION

Forward-Looking Statements

This Proxy Statement contains forward-looking statements, including statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, from time to time, the Company or its representatives have made, or may make, forward-looking statements, orally or in writing. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial position, or otherwise, based on current beliefs of the Company’s management as well as assumptions made by, and information currently available to, the Company’s management. Forward-looking statements may be accompanied by words such as “aim,” “anticipate,” “believe,” “plan,” “could,” “should,” “would,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “will,” “possible,” “potential,” “predict,” “project” or similar words, phrases or expressions. These forward-looking statements are subject to various risks and uncertainties, many of which are outside the Company’s control. Therefore, you should not place undue reliance on such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include: adverse economic conditions, including those caused by geopolitical events, international hostilities, acts of terrorism, public health crises, high and sustained inflation in countries that comprise our major markets, high interest rates, and labor and supply chain issues affecting the distribution of our clients’ products; international, national or local economic conditions that could adversely affect the Company or its clients; losses on media purchases and production costs incurred on behalf of clients; reductions in client spending, a slowdown in client payments and deterioration or a disruption in the credit markets; the ability to attract new clients and retain existing clients in the manner anticipated; changes in client advertising, marketing and corporate communications requirements; failure to manage potential conflicts of interest between or among clients; unanticipated changes related to competitive factors in the advertising, marketing and corporate communications industries; unanticipated changes to, or the ability to hire and retain key personnel; currency exchange rate fluctuations; reliance on information technology systems and risks related to cybersecurity incidents; effective management of the risks, challenges and efficiencies presented by utilizing AI technologies and related partnerships in our business; changes in legislation or governmental regulations affecting the Company or its clients; risks associated with assumptions the Company makes in connection with its acquisitions, critical accounting estimates and legal proceedings; the Company’s international operations, which are subject to the risks of currency repatriation restrictions, social or political conditions and an evolving regulatory environment in high-growth markets and developing countries; and risks related to our environmental, social and governance goals and initiatives, including impacts from regulators and other stakeholders, the impact of factors outside of our control on such goals and initiatives, as well as the risk factors discussed in our filings with the SEC, including our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. The foregoing list of factors is not exhaustive.

Certain statements contained in this Proxy Statement, particularly pertaining to our ESG performance, goals, and initiatives, are subject to additional risks and uncertainties, including regarding gathering and verification of information and related methodological considerations; our ability to implement various initiatives under expected timeframes, cost, and complexity; our dependence on third parties to provide certain information and to comply with applicable laws and policies; and other unforeseen events or conditions. These factors, as well as others, may cause results to differ materially and adversely from those expressed in any of our forward-looking statements.

Additionally, we may provide information herein or in other locations, such as our corporate website or documents accessible thereby, that is not necessarily “material” under the federal securities laws for SEC reporting purposes, but that is responsive to various matters, including certain ESG standards and frameworks (including standards for the measurement of underlying data), and the interests of various stakeholders. Much of this information is subject to assumptions, estimates or third-party information that is still evolving and subject to change. For example, our disclosures may change due to revisions in framework requirements, availability or quality of information, changes in our business or applicable government policies, or other factors, some of which may be beyond our control.

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ADDITIONAL INFORMATION

Shareholder Proposals and Director Nominations for the 2025 Annual Meeting

Any shareholder who wishes to present a proposal for inclusion in next year’s proxy statement and form of proxy under Rule 14a-8 under the Exchange Act must deliver the proposal to our principal executive offices no later than the close of business on November 28, 2024. Proposals should be addressed to: Omnicom Group Inc., 280 Park Avenue, New York, New York 10017, Attn: Corporate Secretary.

For proposals or director nominations submitted outside the process of Rule 14a-8, our By-laws require that written notice of the proposal or nomination be provided to our Corporate Secretary no less than 60 days prior to the date set for the 2025 Annual Meeting of Shareholders. In order for a nomination for director or proposal to be considered, the notice must include, as to each nominee (if applicable) and the submitting shareholder, the information as to such nominee and shareholder that would be required to be included in a proxy statement under the proxy rules of the SEC if such shareholder were to solicit proxies from all shareholders of Omnicom for the election of such nominee as a director or approval of such proposal and such solicitation were one to which Rules 14a-3 to 14a-12 under the Exchange Act apply, and any other information required by our By-laws.

In addition, our By-laws provide a proxy access right permitting certain of our shareholders who have beneficially owned 3% or more of our outstanding common stock continuously for at least three years to submit nominations via the Company’s proxy materials for up to 20% of the directors then serving, but not less than two. Notice of proxy access director nominations for the 2025 Annual Meeting of Shareholders must be delivered to our principal executive offices no earlier than October 29, 2024 and no later than the close of business on November 28, 2024. Proposals should be addressed to: Omnicom Group Inc., 280 Park Avenue, New York, New York 10017, Attn: Corporate Secretary. In addition, the notice must set forth the information required by our By-laws with respect to each proxy access director nomination that a shareholder intends to present at the 2025 Annual Meeting of Shareholders.

In addition to satisfying the requirements under our By-laws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 8, 2025.

A copy of the applicable By-law provisions may be obtained, without charge, upon written request addressed to: Omnicom Group Inc., 280 Park Avenue, New York, New York 10017, Attn: Corporate Secretary. As the rules of the SEC and our By-laws make clear, submitting a proposal or nomination does not guarantee its inclusion.

In connection with our solicitation of proxies for our 2025 Annual Meeting of Shareholders, we intend to file a proxy statement and WHITE proxy card with the SEC. Shareholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed with the SEC without charge from the SEC’s website at: www.sec.gov.

Louis F. Januzzi
Secretary

New York, New York
March 28, 2024

86 2024 Proxy Statement

ANNEX A

Non-GAAP Financial Information

We present financial measures determined in accordance with generally accepted accounting principles in the United States (“GAAP”) and adjustments to the GAAP presentation (“non-GAAP”), which we believe are useful measures to evaluate the performance of our businesses. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP. Non-GAAP financial measures reported by us may not be comparable to similarly titled amounts reported by other companies.

We use EBITA and EBITA Margin as additional operating performance measures that exclude the non-cash amortization expense of intangible assets, which primarily consists of amortization of intangible assets arising from acquisitions. We define EBITA as earnings before interest, taxes and amortization of intangible assets, and EBITA Margin as EBITA divided by revenue, both of which are non-GAAP financial measures. We believe that EBITA and EBITA Margin are useful measures for investors to evaluate the performance of our businesses.

The following table reconciles EBITA to the most directly comparable GAAP financial measure, Net Income – Omnicom Group Inc., for the periods presented (in millions):

Reconciliation of EBITA to Reported Net Income and Calculation of EBITA Margin

	Year Ended December 31,
	2023	2022
Reported Net Income – Omnicom Group Inc.	$ 1,391.4	$ 1,316.5
Net Income Attributed To Noncontrolling Interests	81.8	87.3
Net Income	1,473.2	1,403.8
Income From Equity Method Investments	5.2	5.2
Income Tax Expense	524.9	546.8
Income Before Income Taxes and Income From Equity Method Investments	1,992.9	1,945.4
Interest Expense	218.5	208.6
Interest Income	106.7	70.7
Operating Income	2,104.7	2,083.3
Operating Margin	14.3%	14.6%
Add back: Amortization of intangible assets	80.3	80.3
EBITA	2,185.0	2,163.6
Revenue	14,692.2	14,289.1
EBITA	$ 2,185.0	$ 2,163.6
EBITA Margin	14.9%	15.1%

Calculation of Adjusted EBITA Margin

Year Ended December 31, 2023
EBITA	$ 2,185.0
Add back: Real estate and other repositioning costs	191.5
Less: Gain on disposition of subsidiary	(78.8)
Add back: Acquisition transaction costs	14.5
Adjusted EBITA	$ 2,312.2
Revenue	$ 14,692.2
Adjusted EBITA Margin	15.7%

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ANNEX A

We use Adjusted Net income – Omnicom Group Inc. and Adjusted Diluted EPS as additional operating performance measures that exclude extraordinary, unusual or infrequently occurring events reported in Omnicom’s public filings. Management believes excluding the real estate and other repositioning costs and acquisition transaction costs, partially offset by a gain on the disposition of subsidiaries in 2023 and excluding the charge arising from the effects of the war in Ukraine in 2022, provides investors with a better picture of the performance of the business during the periods presented.

The following table reconciles Adjusted Net Income – Omnicom Group Inc. to the most directly comparable GAAP financial measure, Net Income – Omnicom Group Inc., for the periods presented.

Reconciliation of Adjusted Net Income – Omnicom Group Inc. to Reported Net Income – Omnicom Group Inc. and calculation of Adjusted Diluted EPS Growth

	Year Ended December 31,
	2023	2022
Reported Net Income – Omnicom Group Inc.	$ 1,391.4	$ 1,316.5
Adjustments:
Add back: After-tax real estate and other repositioning costs	145.5	—
Less: After-tax gain on disposition of subsidiary	(55.9)	—
Add back: After-tax acquisition transaction costs	13.0	—
Add back: After-tax net charges arising from the effects of the war in Ukraine	—	118.2
Adjusted Net Income – Omnicom Group Inc.	$ 1,494.0	$ 1,434.7
Diluted weighted average shares	201.4	207.0
Adjusted Diluted EPS	$ 7.41	$ 6.93
Adjusted Diluted EPS Growth	6.9%

We define free cash flow (a non-GAAP liquidity measure) as net income plus depreciation, amortization, share-based compensation expense and plus/(less) other items to reconcile to net cash provided by operating activities. We believe free cash flow is a useful measure of liquidity to evaluate our ability to generate excess cash from our operations.

Our method of calculating free cash flow may differ from methods used by other companies and, accordingly, may not be comparable to such other companies’ measures. See the reconciliation of free cash flow to net cash provided by operating activities, the most directly comparable GAAP measure, below.

Reconciliation of Free Cash Flow to Net Cash Provided by Operating Activities

	Year Ended December 31,
	2023	2022
Net Cash Provided By Operating Activities	$1,421.9	$ 926.5
Changes in Operating Capital	(462.9)	(844.0)
Free Cash Flow	$1,884.8	$1,770.5

We define after tax reported operating income (a non-GAAP financial measure) as reported operating income less income taxes calculated using the effective tax rate for the applicable period. We believe after tax reported operating income is a useful measure of after tax operating performance as it excludes the after tax effects of financing and investing activities on results of operations.

88 2024 Proxy Statement

ANNEX A

Our method of calculating after tax reported operating income may differ from methods used by other companies and, accordingly, may not be comparable to such other companies’ measures. See the reconciliation of after tax reported operating income to reported operating income, the most directly comparable GAAP measure, below.

Reconciliation of After Tax Reported Operating Income to Reported Operating Income

	Year Ended December 31,
	2023	2022
Reported Operating Income	$2,104.7	$2,083.3
Effective Tax Rate for the Applicable Period	26.3%	28.1%
Income Taxes on Reported Operating Income	553.5	585.4
After Tax Reported Operating Income	$1,551.2	$1,497.9

We use Adjusted Operating income and Adjusted Operating Margin as additional operating performance measures that exclude extraordinary, unusual or infrequently occurring events reported in Omnicom’s public filings. Management believes excluding the real estate and other repositioning costs and acquisition transaction costs, partially offset by a gain on the disposition of subsidiaries in 2023 provides investors with a better picture of the performance of the business during the periods presented.

The following table reconciles Adjusted Operating Income to the most directly comparable GAAP financial measure, Operating Income, for the period presented (in millions):

Reconciliation of Adjusted Operating Income to Reported Operating Income and Calculation of Adjusted Operating Margin

Year Ended December 31, 2023
Reported Operating income	$ 2,104.7
Add back: Real estate and other repositioning costs	191.5
Less: Gain on disposition of subsidiary	(78.8)
Add back: Acquisition transaction costs	14.5
Adjusted Operating Income	$ 2,231.9
Revenue	$ 14,692.2
Adjusted Operating Margin	15.2%

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This proxy statement is printed in the USA in a facility that strives toward carbon neutrality, using environmentally sensitive vegetable inks on Forest Stewardship Council certified paper.

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945 Address Change? Mark box, sign, and indicate changes below: TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD. TO VOTE BY MAIL, SIMPLY INDICATE VOTING DIRECTIONS ON THE ITEMS BELOW, SIGN, DATE, AND RETURN THIS PROXY CARD. The Board of Directors UNANIMOUSLY Recommends a Vote FOR all Nominees in Item 1. 1. Election of directors: FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN 01 John D. Wren 02 Mary C. Choksi 03 Leonard S. Coleman, Jr. 07 Gracia C. Martore 08 Patricia Salas Pineda 09 Linda Johnson Rice Please fold here – Do not separate Mark D. Gerstein 10 Cassandra Santos 05 Ronnie S. Hawkins 11 Valerie M. Williams 04 Deborah J. Kissire The Board of Directors UNANIMOUSLY Recommends a Vote FOR Items 2 and 3. 2. Advisory resolution to approve executive compensation. For Against Abstain 3. Ratification of the appointment of KPMG LLP as the Company’s independent auditors for the 2024 fiscal year. For Against Abstain THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ALL NOMINEES IN ITEM 1, FOR ITEM 2, AND FOR ITEM 3. Date Signature(s) in Box Please sign exactly as your name(s) appears on the Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

ANNUAL MEETING OF SHAREHOLDERS Tuesday, May 7, 2024 10:00 a.m. Eastern Daylight Time Flywheel Digital 1801 Porter Street, Suite 300 Baltimore, MD 21230 For your reference, the Proxy Statement to solicit proxies for our 2024 Annual Meeting of Shareholders and our 2023 Annual Report to Shareholders are available, beginning March 28, 2024, at: https://materials.proxyvote.com/681919 Omnicom Group Inc. 280 Park Avenue New York, NY 10017 This proxy is solicited by the Board of Directors for use at the Annual Meeting on Tuesday, May 7, 2024. The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side. If no choice is specified, the proxy will be voted “FOR” all nominees in Item 1, “FOR” Item 2, and “FOR” Item 3, and in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting. By signing the proxy, you revoke all prior proxies and appoint Philip J. Angelastro and Louis F. Januzzi, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters that may come before the Annual Meeting and postponements or adjournments. If the undersigned is a participant in our employee retirement savings plan and/or our employee stock purchase plan and has Omnicom stock allocated to his or her account(s), then the undersigned directs the trustee or the administrator of the relevant plan likewise to appoint the above-named individuals as proxies to vote and act with respect to all shares of such stock so allocated in the manner specified on the reverse of this card and in their discretion on all matters as may properly come before the meeting. If you are such a participant and your voting instructions are not received by 11:59 p.m. Eastern Daylight Time, on Thursday, May 2, 2024, the trustee of the employee retirement saving plan will vote your plan shares in the same proportion on each issue as it votes all other shares in the plan for which it has received timely voting instructions, and the administrator of the employee stock purchase plan will not vote your shares. Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. : ( * INTERNET PHONE MAIL www.proxypush.com/omc 1-866-883-3382 Mark, sign and date your proxy Use the Internet to vote your proxy Use a touch-tone telephone to card and return it in the until 11:59 p.m. Eastern Daylight Time vote your proxy until 11:59 p.m. Eastern postage-paid envelope provided. on Monday, May 6, 2024 or, for Daylight Time on Monday, May 6, 2024 or, shares held in Omnicom employee for shares held in Omnicom employee plans, 11:59 p.m. Eastern Daylight plans, 11:59 p.m. Eastern Daylight Time Time on Thursday, May 2, 2024. on Thursday, May 2, 2024. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your Proxy Card.